Filed Pursuant to Rule 424(b)(2)
Registration No. 333-209782

CALCULATION OF REGISTRATION FEE

Title of each Class of Securities to be Registered	Aggregate Offering Price	Amount of Registration Fee (1)
Depositary Shares (each representing a 1/100th interest in a share of Fixed-to-Floating Rate Non-Cumulative Perpetual Preferred Stock, Series S)	$525,000,000	$60,847.50

(1)	The filing fee of $60,847.50 is calculated in accordance with Rule 457(o) and 457(r) of the Securities Act of 1933, as amended.

PROSPECTUS SUPPLEMENT

(To Prospectus dated February 26, 2016)

THE PNC FINANCIAL SERVICES GROUP, INC.

525,000 Depositary Shares Each Representing a 1/100th

Interest in a Share of Fixed-to-Floating Rate Non-Cumulative Perpetual Preferred Stock, Series S

We are offering 525,000 depositary shares each representing a 1/100th ownership interest in a share of Fixed-to-Floating Non-Cumulative Perpetual Preferred Stock, Series S, $1.00 par value, with a liquidation preference of $100,000 per share (equivalent to $1,000 per depositary share) (the “Preferred Stock”). As a holder of depositary shares, you will be entitled to all proportional rights and preferences of the Preferred Stock (including dividend, voting, redemption and liquidation rights). You must exercise such rights through the depositary.

For a discussion of certain risks that you should consider in connection with an investment in the depositary shares, see “Risk Factors ” in our Annual Report on Form 10-K for the year ended December 31, 2015 and all subsequent filings under Section  13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), as well as the additional risk factors contained in this prospectus supplement beginning on page S-14.

We will pay dividends on the Preferred Stock, when, as, and if declared by our board of directors or a duly authorized committee of the board. Dividends will accrue and be payable from the date of issuance to, but excluding, November 1, 2026 at a rate of 5.00% per annum, payable semi-annually, in arrears, on May 1 and November 1 of each year, beginning on May 1, 2017 and ending on November 1, 2026. From and including November 1, 2026, we will pay dividends when, as, and if declared by our board or such committee at a floating rate equal to three-month LIBOR plus a spread of 3.30% per annum, payable quarterly, in arrears, on February 1, May 1, August 1 and November 1 of each year, beginning on February 1, 2027. Upon payment of any dividends on the Preferred Stock, holders of depositary shares will receive a proportionate payment.

Dividends on the Preferred Stock will not be cumulative. If our board of directors or a duly authorized committee of the board does not declare a dividend on the Preferred Stock in respect of a dividend period, then no dividend shall be deemed to have accrued for such dividend period, be payable on the applicable dividend payment date, or be cumulative, and we will have no obligation to pay any dividend for that dividend period, whether or not our board of directors or a duly authorized committee of our board declares a dividend on the Preferred Stock for any future dividend period.

We may redeem the Preferred Stock at our option, (i) in whole or in part, from time to time, on any dividend payment date on or after November 1, 2026 at a redemption price equal to $100,000 per share (equivalent to $1,000 per depositary share), plus any declared and unpaid dividends, or (ii) in whole but not in part, at any time within 90 days following a Regulatory Capital Treatment Event (as defined herein), at a redemption price equal to $100,000 per share (equivalent to $1,000 per depositary share), plus any declared and unpaid dividends and any accrued and unpaid dividends (whether or not declared) to the redemption date. If we redeem the Preferred Stock, the depositary will redeem a proportionate number of depositary shares.

The Preferred Stock will not have any voting rights, except as set forth under “Description of Preferred Stock—Voting Rights” on page S-24.

Neither the Preferred Stock nor the depositary shares are deposits or other obligations of a bank or are insured by the Federal Deposit Insurance Corporation or any other government agency.

Neither the Securities and Exchange Commission (“SEC”) nor any state securities commission has approved or disapproved of the depositary shares or Preferred Stock or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

	Per Depositary Share	Total
Public Offering Price(1)	$1,000	$525,000,000
Underwriting Discounts and Commissions	$10	$5,250,000
Proceeds (before expenses)	$990	$519,750,000

(1)	Plus accrued dividends, if any, from the date of original issuance, which is expected to be November 1, 2016.

The underwriters expect to deliver the depositary shares to purchasers in book-entry form through the facilities of The Depository Trust Company and its direct participants, including Euroclear Bank S.A./N.V., as operator of the Euroclear System (“Euroclear”), and Clearstream Banking, société anonyme (“Clearstream”), on or about November 1, 2016.

Because our affiliate, PNC Capital Markets LLC, is participating in the offer and sale of the depositary shares, the offering is being conducted in compliance with Financial Industry Regulatory Authority (“FINRA”) Rule 5121.

Joint Book-Running Managers

J.P. Morgan	Citigroup	Morgan Stanley	PNC Capital Markets LLC

October 27, 2016

S-i

About This Prospectus Supplement

You should read both this prospectus supplement and the accompanying prospectus, together with additional information described under the heading “Where You Can Find More Information” in the accompanying prospectus and in “Incorporation of Certain Documents by Reference” in this prospectus supplement.

Unless otherwise mentioned or unless the context requires otherwise, all references in this prospectus supplement to “PNC,” “we,” “us,” “our” or similar references mean The PNC Financial Services Group, Inc. and its successors. References to The PNC Financial Services Group, Inc. and its subsidiaries, on a consolidated basis, are specifically made where applicable.

If the information set forth in this prospectus supplement differs in any way from the information set forth in the accompanying prospectus, you should rely on the information set forth in this prospectus supplement.

Currency amounts in this prospectus supplement and the accompanying prospectus are stated in U.S. dollars.

You should rely only on the information contained in or incorporated by reference into this prospectus supplement and the accompanying prospectus. This prospectus supplement may be used only for the purpose for which it has been prepared. No one is authorized to give information other than that contained in this prospectus supplement and the accompanying prospectus and in the documents incorporated by reference herein and therein. We have not, and the underwriters have not, authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it.

We are offering to sell the depositary shares and the Preferred Stock only in places where sales are permitted. We are not, and the underwriters are not, making an offer to sell the depositary shares or the Preferred Stock in any jurisdiction where the offer or sale is not permitted. You should not assume that the information appearing in this prospectus supplement or any document incorporated by reference herein or in the accompanying prospectus is accurate as of any date other than the date of the applicable document. Our business, financial condition, results of operations and prospects may have changed since that date. Neither this prospectus supplement nor the accompanying prospectus constitutes an offer, or an invitation on our behalf or on behalf of the underwriters, to subscribe for and purchase any of the depositary shares or the Preferred Stock and may not be used for or in connection with an offer or solicitation by anyone, in any jurisdiction in which such an offer or solicitation is not authorized or to any person to whom it is unlawful to make such an offer or solicitation.

Cautionary Statement Regarding Forward-Looking Information

We make statements in this prospectus supplement and the accompanying prospectus, and we may from time to time make other statements, regarding our outlook for earnings, revenues, expenses, capital and liquidity levels and ratios, asset levels, asset quality, financial position, and other matters regarding or affecting PNC and its future business and operations that are forward-looking statements within the meaning of the Private Securities Litigation Reform Act. Forward-looking statements are typically identified by words such as “believe,” “plan,” “expect,” “anticipate,” “see,” “look,” “intend,” “outlook,” “project,” “forecast,” “estimate,” “goal,” “will,” “should” and other similar words and expressions. Forward-looking statements are subject to numerous assumptions, risks and uncertainties, which change over time. Forward-looking statements speak only as of the date made. We do not assume any duty and do not undertake to update forward-looking statements. Actual results or future events could differ, possibly materially, from those anticipated in forward-looking statements, as well as from historical performance.

Our forward-looking statements are subject to the following principal risks and uncertainties.

•	Our businesses, financial results and balance sheet values are affected by business and economic conditions, including the following:

•	Changes in interest rates and valuations in debt, equity and other financial markets.

•	Disruptions in the U.S. and global financial markets.

•

The impact on financial markets and the economy of any changes in the credit ratings of U.S. Treasury obligations and other U.S. government-backed debt, as well as issues surrounding the level of U.S. and European government debt and concerns regarding the creditworthiness of certain sovereign governments, supranationals and financial institutions in Europe.

•

Actions by the Board of Governors of the Federal Reserve System (including any successor bank regulatory authority that may become our appropriate federal banking agency, the “Federal Reserve”), U.S. Treasury and other government agencies, including those that impact money supply and market interest rates.

•	Changes in customers’, suppliers’ and other counterparties’ performance and creditworthiness.

•	Slowing or reversal of the current U.S. economic expansion.

•

Continued effects of recessionary conditions and uneven spread of positive impacts of recovery on the economy and our counterparties, including adverse impacts on levels of unemployment, loan utilization rates, delinquencies, defaults and counterparty ability to meet credit and other obligations.

•	Commodity price volatility.

•	Changes in customer preferences and behavior, whether due to changing business and economic conditions, legislative and regulatory initiatives, or other factors.

•

Our forward-looking financial statements are subject to the risk that economic and financial market conditions will be substantially different than those we are currently expecting. These statements are based on our current view that the U.S. economy will grow moderately in the latter half of 2016, boosted by stable oil/energy prices, improving housing activity and moderate job gains, and that lower short-term interest rates and bond yields will hold fairly steady before gradually rising late this year. Specifically, our business outlook reflects our expectation of a 25 basis point increase in short-term interest rates by the Federal Reserve in December 2016. These forward-looking statements also do not, unless otherwise indicated, take into account the impact of potential legal and regulatory contingencies.

•

PNC’s ability to take certain capital actions, including paying dividends and any plans to increase common stock dividends, repurchase common stock under current or future programs, or issue or redeem preferred stock or other regulatory capital instruments, is subject to the review of such proposed actions by the Federal Reserve as part of PNC’s comprehensive capital plan for the applicable period in connection with the Federal Reserve’s Comprehensive Capital Analysis and Review (“CCAR”) process and to the acceptance of such capital plan and non-objection to such capital actions by the Federal Reserve.

•

PNC’s regulatory capital ratios in the future will depend on, among other things, the company’s financial performance, the scope and terms of final capital regulations then in effect (particularly those implementing the international regulatory capital framework developed by the Basel Committee on Banking Supervision (“Basel Committee”), the international body responsible for developing global regulatory standards for banking organizations for consideration and adoption by national jurisdictions), and management actions affecting the composition of PNC’s balance sheet. In addition, PNC’s ability to determine, evaluate and forecast regulatory capital ratios, and to take actions (such as capital distributions) based on actual or forecasted capital ratios, will be dependent at least in part on the development, validation and regulatory approval of related models.

•

Legal and regulatory developments could have an impact on our ability to operate our businesses, financial condition, results of operations, competitive position, reputation, or pursuit of attractive acquisition opportunities. Reputational impacts could affect matters such as business generation and retention, liquidity, funding, and ability to attract and retain management. These developments could include:

•

Changes resulting from legislative and regulatory reforms, including major reform of the regulatory oversight structure of the financial services industry and changes to laws and regulations involving tax, pension, bankruptcy, consumer protection, and other industry aspects, and changes in accounting policies and principles. We will be impacted by extensive reforms provided for in the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”) and otherwise growing out of the recent financial crisis, the precise nature, extent and timing of which, and their impact on us, remains uncertain.

•	Changes to regulations governing bank capital and liquidity standards, including due to the Dodd-Frank Act and to initiatives of the Basel Committee.

•

Unfavorable resolution of legal proceedings or other claims and regulatory and other governmental investigations or other inquiries. In addition to matters relating to PNC’s current and historical business and activities, such matters may include proceedings, claims, investigations, or inquiries relating to pre-acquisition business and activities of acquired companies, such as National City Corporation. These matters may result in monetary judgments or settlements or other remedies, including fines, penalties, restitution or alterations in our business practices, and in additional expenses and collateral costs, and may cause reputational harm to PNC.

•	Results of the regulatory examination and supervision process, including our failure to satisfy requirements of agreements with governmental agencies.

•	Impact on business and operating results of any costs associated with obtaining rights in intellectual property claimed by others and of adequacy of our intellectual property protection in general.

•

Business and operating results are affected by our ability to identify and effectively manage risks inherent in our businesses, including, where appropriate, through effective use of third-party insurance, derivatives, and capital management techniques, and to meet evolving regulatory capital and liquidity standards. In particular, our results currently depend on our ability to manage elevated levels of impaired assets.

•

Business and operating results also include impacts relating to our equity interest in BlackRock, Inc. (“BlackRock”) and rely to a significant extent on information provided to us by BlackRock. Risks and uncertainties that could affect BlackRock are discussed in more detail by BlackRock in its SEC filings.

•

We grow our business in part by acquiring, from time to time, other financial services companies, financial services assets and related deposits and other liabilities. Acquisition risks and uncertainties include those presented by the nature of the business acquired, including in some cases those associated with our entry into new businesses or new geographic or other markets and risks resulting from our inexperience in those new areas, as well as risks and uncertainties related to the acquisition transactions themselves, regulatory issues, and the integration of the acquired businesses into PNC after closing.

•

Competition can have an impact on customer acquisition, growth and retention and on credit spreads and product pricing, which can affect market share, deposits and revenues. Industry restructuring in the current environment could also impact our business and financial performance through changes in counterparty creditworthiness and performance and in the competitive and regulatory landscape. Our ability to anticipate and respond to technological changes can also impact our ability to respond to customer needs and meet competitive demands.

•

Business and operating results can also be affected by widespread natural and other disasters, pandemics, dislocations, terrorist activities, cyberattacks or international hostilities through impacts on the economy and financial markets generally or on us or our counterparties specifically.

We provide greater detail regarding these as well as other factors in our Annual Report on Form 10-K for the year ended December 31, 2015, Quarterly Report on Form 10-Q for the quarter ended March 31, 2016 and Quarterly Report on Form 10-Q for the quarter ended June 30, 2016 filed with the SEC and available as described under “—Incorporation of Certain Documents by Reference,” including in the Risk Factors and Risk Management sections and the Legal Proceedings and Commitments and Guarantees Notes of the Notes To Consolidated Financial Statements in those reports. Our forward-looking statements may also be subject to other risks and uncertainties, including those discussed elsewhere in this prospectus supplement and the accompanying prospectus or in our other filings with the SEC.

Incorporation of Certain Documents by Reference

The SEC allows us to incorporate information in this document by reference to other documents filed separately with the SEC. This means that PNC can disclose important information to you by referring you to those other documents. The information incorporated by reference is considered to be a part of this document, except for any information that is superseded by information that is included directly in this document. You may read and copy this information at the Public Reference Room of the SEC at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the SEC’s Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an internet website that contains reports, proxy statements and other information about issuers, like us, who file electronically with the SEC. The address of the website is www.sec.gov. The reports and other information filed by PNC with the SEC are also available at our Internet website, www.pnc.com. We have included the web addresses of the SEC and PNC as inactive textual references only. Except as specifically incorporated by reference into this document, information on those websites is not part of this prospectus supplement or the accompanying prospectus.

This document incorporates by reference the documents listed below that we previously filed with the SEC. They contain important information about PNC and its financial condition.

Filing	Period or date filed
Annual Report on Form 10-K	Year ended December 31, 2015
Quarterly Reports on Form 10-Q	Quarters ended March 31, 2016 and June 30, 2016
Current Reports on Form 8-K	Filed with the SEC on January 7, 2016; February 18, 2016; March 2, 2016; April 29, 2016 and August 16, 2016

In addition, PNC also incorporates by reference additional documents that we file with the SEC under Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, between the date of this document and the date of the termination of the offer being made pursuant to this prospectus supplement. These documents include periodic reports, such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as proxy statements. Notwithstanding the foregoing, PNC is not incorporating any document or information that it furnished rather than filed with the SEC.

Any statement contained in a document incorporated by reference, or deemed to be incorporated by reference, in this prospectus supplement or the accompanying prospectus shall be deemed to be modified or superseded for purposes of this prospectus supplement or the accompanying prospectus to the extent that a statement contained in this prospectus supplement or the accompanying prospectus or in any other subsequently filed document which also is incorporated by reference in this prospectus supplement or the accompanying prospectus modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement or the accompanying prospectus.

Statements contained in this prospectus supplement or the accompanying prospectus as to the contents of any contract or other document referred to in this prospectus supplement or the accompanying prospectus do not purport to be complete, and where reference is made to the particular provisions of such contract or other document, such provisions are qualified in all respects by reference to all of the provisions of such contract or other document. We will provide without charge to each person to whom a copy of this prospectus supplement and the accompanying prospectus has been delivered, on the written or oral request of such person, a copy of any or all of the documents which have been or may be incorporated in this prospectus supplement or the accompanying prospectus by reference (other than exhibits to such documents unless such exhibits are specifically incorporated by reference in any such documents) and a copy of any or all other contracts or documents which are referred to in this prospectus supplement or the accompanying prospectus. You may request a copy of these filings at the address and telephone number set forth below.

In reviewing any agreements incorporated by reference, please remember they are included to provide you with information regarding the terms of such agreements and are not intended to provide any other factual or disclosure information about PNC. The agreements may contain representations and warranties by PNC or other parties, which should not in all instances be treated as categorical statements of fact, but rather as a way of allocating the risk to one of the parties if those statements prove to be inaccurate. The representations and warranties were made only as of the date of the relevant agreement or such other date or dates as may be specified in such agreement and are subject to more recent developments. Accordingly, these representations and warranties alone may not describe the actual state of affairs as of the date they were made or at any other time.

Documents incorporated by reference are available from PNC without charge, excluding any exhibits to those documents unless the exhibit is specifically incorporated by reference as an exhibit into this prospectus supplement or the accompanying prospectus. You can obtain documents incorporated by reference in this prospectus supplement or the accompanying prospectus by requesting them in writing or by telephone at the following address:

The PNC Financial Services Group, Inc.

The Tower at PNC Plaza

300 Fifth Avenue

Pittsburgh, Pennsylvania 15222-2401

Attention: Shareholder Services

Telephone: (800) 982-7652

www.computershare.com/contactus

Summary

The following information about this offering summarizes, and should be read in conjunction with, the information contained in this prospectus supplement and in the accompanying prospectus, and the documents incorporated herein and therein by reference. This summary is not complete and does not contain all of the information that you should consider before investing in the depositary shares. You should pay special attention to the “Risk Factors” section of this prospectus supplement to determine whether an investment in the depositary shares is appropriate for you.

About The PNC Financial Services Group, Inc.

PNC is one of the largest diversified financial services companies in the United States and is headquartered in Pittsburgh, Pennsylvania. PNC has businesses engaged in retail banking, corporate and institutional banking, asset management, and residential mortgage banking, providing many of its products and services nationally, as well as other products and services in PNC’s primary geographic markets located in Pennsylvania, Ohio, New Jersey, Michigan, Illinois, Maryland, Indiana, Florida, North Carolina, Kentucky, Washington, D.C., Delaware, Virginia, Alabama, Georgia, Missouri, Wisconsin and South Carolina. PNC also provides certain products and services internationally. As of September 30, 2016, PNC had total consolidated assets of approximately $369.3 billion, total consolidated deposits of approximately $259.9 billion and total consolidated shareholders’ equity of approximately $45.7 billion.

PNC was incorporated under the laws of the Commonwealth of Pennsylvania in 1983 with the consolidation of Pittsburgh National Corporation and Provident National Corporation. Since 1983, we have diversified our geographical presence, business mix and product capabilities through internal growth, strategic bank and non-bank acquisitions and equity investments, and the formation of various non-banking subsidiaries.

PNC common stock is listed on the New York Stock Exchange under the symbol “PNC.”

PNC is a holding company and services its obligations primarily with dividends and advances that it receives from subsidiaries. PNC’s subsidiaries that operate in the banking and securities businesses can pay dividends only if they are in compliance with the applicable regulatory requirements imposed on them by federal and state bank regulatory authorities and securities regulators. PNC’s subsidiaries may be party to credit or other agreements that also may restrict their ability to pay dividends. PNC currently believes that none of these regulatory or contractual restrictions on the ability of its subsidiaries to pay dividends will affect PNC’s ability to service its own debt or pay dividends on its preferred stock. PNC must also maintain the required capital levels of a bank holding company before it may pay dividends on its stock.

Under the regulations of the Federal Reserve, a bank holding company is expected to act as a source of financial strength for its subsidiary banks. As a result of this regulatory policy, the Federal Reserve might require PNC to commit resources to its subsidiary banks, even when doing so is not otherwise in the interests of PNC or its shareholders or creditors.

PNC’s principal executive offices are located at The Tower at PNC Plaza, 300 Fifth Avenue, Pittsburgh, Pennsylvania 15222- 2401, and its telephone number is 412-762-2000.

Recent Developments

Third Quarter Earnings

On October 14, 2016, PNC reported its unaudited preliminary financial results for the third quarter of 2016. PNC reported net income of $1.0 billion for the third quarter of 2016, compared with net income of $989 million for the second quarter of 2016 and net income of $1.1 billion for the third quarter of 2015.

The tables below present highlights of our unaudited preliminary consolidated financial results.

FINANCIAL RESULTS

Dollars in millions

	Three months ended			Nine months ended
	September 30, 2016	June 30, 2016	September 30, 2015	September 30, 2016	September 30, 2015
Revenue
Net interest income	$2,095	$2,068	$2,062	$6,261	$6,186
Noninterest income	1,734	1,726	1,713	5,027	5,186

Total revenue	3,829	3,794	3,775	11,288	11,372
Provision for credit losses	87	127	81	366	181
Noninterest expense	2,394	2,360	2,352	7,035	7,067

Income before income taxes and noncontrolling interests	$1,348	$1,307	$1,342	$3,887	$4,124
Net income	$1,006	$989	$1,073	$2,938	$3,121
Less:
Net income (loss) attributable to noncontrolling interests	18	23	18	60	23
Preferred stock dividends and discount accretion and redemptions(a)	64	43	64	172	182

Net income attributable to common shareholders	$924	$923	$991	$2,706	$2,916

(a)	Dividends are payable quarterly other than Series O and Series R preferred stock, which are payable semiannually in different quarters.

BALANCE SHEET DATA

Dollars in millions, except per share data

	September 30, 2016	June 30, 2016	September 30, 2015
Assets(a)	$369,348	$361,335	$362,125
Loans(a)(b)	210,446	209,056	204,983
Allowance for loan and lease losses(a)	2,619	2,685	3,237
Interest-earning deposits with banks(a)	27,058	26,750	34,224
Investment securities	78,514	71,801	68,066
Loans held for sale(b)	2,053	2,296	2,060
Goodwill	9,103	9,103	9,103
Mortgage servicing rights	1,293	1,222	1,467
Equity investments(a)(c)	10,605	10,469	10,497
Other assets(a)(b)	24,730	25,316	27,285

Noninterest-bearing deposits	82,159	77,866	78,239
Interest-bearing deposits	177,736	171,912	166,740
Total deposits	259,895	249,778	244,979
Borrowed funds(a)(b)	51,541	54,571	56,663
Shareholders’ equity	45,707	45,558	44,948
Common shareholders’ equity	42,251	42,103	41,498
Accumulated other comprehensive income	646	736	615

Book value per common share	$86.57	$85.33	$81.42
Period end common shares outstanding (millions)	488	493	510
Loans to deposits	81%	84%	84%

(a)	Amounts include consolidated variable interest entities. Our Quarterly Report on Form 10-Q for the quarter ended June 30, 2016 included, and our Quarterly Report on Form 10-Q for the quarter ended September 30, 2016 will include, additional information regarding these Consolidated Balance Sheet line items.

(b)	Amounts include assets and liabilities for which we have elected the fair value option. Our Quarterly Report on Form 10-Q for the quarter ended June 30, 2016 included, and our Quarterly Report on Form 10-Q for the quarter ended September 30, 2016 will include, additional information regarding these Consolidated Balance Sheet line items.

(c)	Amounts include our equity interest in BlackRock.

The preliminary financial data referred to above as of and for the period ended September 30, 2016 has been prepared by, and is the responsibility of, PNC’s management. PricewaterhouseCoopers LLP has not audited, reviewed, compiled or performed any procedures with respect to such preliminary financial data. Accordingly, PricewaterhouseCoopers LLP does not express an opinion or any other form of assurance with respect thereto.

The Offering

The following description contains basic information about the depositary shares, the Preferred Stock and this offering. This description is not complete and does not contain all of the information that you should consider before investing in the depositary shares. For a more complete understanding of the depositary shares and the Preferred Stock, you should read “Description of Preferred Stock” and “Description of Depositary Shares” in this prospectus supplement as well as “Description of Preferred Stock” and “Description of Depositary Shares” in the accompanying prospectus. To the extent the following information is inconsistent with the information in the accompanying prospectus, you should rely on the following information.

Issuer	The PNC Financial Services Group, Inc.

Securities Offered	525,000 depositary shares each representing a 1/100th ownership interest in a share of Fixed-to-Floating Rate Non-Cumulative Perpetual Preferred Stock, Series S, $1.00 par value, with a liquidation preference of $100,000 per share (equivalent to $1,000 per depositary share) of PNC (the “Preferred Stock”). Each holder of a depositary share will be entitled, through the depositary, in proportion to the applicable fraction of a share of Preferred Stock represented by such depositary share, to all the rights and preferences of the Preferred Stock represented thereby (including dividend, voting, redemption and liquidation rights).

We reserve the right to re-open this series of Preferred Stock and issue additional shares of the Preferred Stock and depositary shares representing the Preferred Stock either through public or private sales at any time and from time to time. The additional shares of Preferred Stock, and the depositary shares representing such Preferred Stock, would form a single series with the shares of Preferred Stock and the depositary shares offered by this prospectus supplement.

Dividends	We will pay dividends on the Preferred Stock, when, as, and if declared by our board of directors or a duly authorized committee of the board. Dividends will accrue and be payable from the date of issuance to, but excluding, November 1, 2026 at a rate of 5.00% per annum, payable semi-annually, in arrears. From and including November 1, 2026, we will pay dividends based on the liquidation preference of the Preferred Stock, when, as, and if declared by our board or such committee at a floating rate equal to three-month LIBOR plus a spread of 3.30% per annum, payable quarterly, in arrears, (each such rate, a “dividend rate”). See also “Dividend Payment Dates” on page S-11. Upon payment of any dividends on the Preferred Stock, holders of depositary shares will receive a related proportionate payment.

Dividends on the Preferred Stock will not be cumulative. If our board of directors or a duly authorized committee of the board does not declare a dividend on the Preferred Stock in respect of a dividend period, then no dividend shall be deemed to have accrued for such dividend period, be payable on the applicable dividend payment date, or be cumulative, and we will have no obligation to pay any dividend for that dividend period, whether or not our board of directors or a duly authorized committee of our board declares a dividend on the Preferred Stock for any future dividend period.

Notwithstanding any other provision hereof, dividends on the Preferred Stock shall not be declared, paid or set aside for payment to the extent such act would cause PNC to fail to comply with the laws and regulations applicable thereto, including applicable regulatory capital rules.

Additionally, PNC shall not pay any dividends on the Preferred Stock if, based on PNC’s most recent quarterly consolidated financial statements, PNC’s common equity Tier 1 capital ratio is below the then-applicable regulatory minimum under the regulatory risk-based capital rules promulgated by the Federal Reserve.

During any dividend period while the Preferred Stock is outstanding, unless, in each case, the full dividends for the preceding dividend period on all outstanding shares of Preferred Stock have been declared and paid or declared and a sum sufficient for the payment thereof has been set aside:

•	no dividend will be declared or paid or set aside for payment and no distribution will be declared or made or set aside for payment on any junior stock, other than:

•	a dividend payable solely in junior stock, or

•	any dividend in connection with the implementation of a shareholders’ rights plan, or the redemption or repurchase of any rights under any such plan;

•

no shares of junior stock shall be repurchased, redeemed or otherwise acquired for consideration by us, directly or indirectly (nor shall any monies be paid to or made available for a sinking fund for the redemption of any such securities by us) other than:

•	as a result of a reclassification of junior stock for or into other junior stock;

•	the exchange or conversion of one share of junior stock for or into another share of junior stock;

•	through the use of the proceeds of a substantially contemporaneous sale of other shares of junior stock;

•

purchases, redemptions or other acquisitions of shares of junior stock in connection with any employment contract, benefit plan or other similar arrangement with or for the benefit of employees, officers, directors or consultants;

•

purchases of shares of junior stock pursuant to a contractually binding requirement to buy junior stock existing prior to the preceding dividend period, including under a contractually binding stock repurchase plan, or

•	the purchase of fractional interests in shares of junior stock pursuant to the conversion or exchange provisions of such stock or the security being converted or exchanged; and

•

no shares of parity stock shall be repurchased, redeemed or otherwise acquired for consideration by us otherwise than pursuant to pro rata offers to purchase all, or a pro rata portion, of the Preferred Stock and such parity stock except by conversion into or exchange for junior stock.

When dividends are not paid in full upon the shares of Preferred Stock and any parity stock, all dividends declared upon shares of Preferred Stock and any parity stock will be declared on a proportional basis so that the amount of dividends declared per share will bear to each other the same ratio that accrued dividends for the then-current dividend period per share on the Preferred Stock, and accrued dividends, including any accumulations, on any parity stock, bear to each other.

Dividend Payment Dates	Dividends on the Preferred Stock will be payable when, as, and if declared by our board of directors or a duly authorized committee of our board, in arrears, semi-annually on May 1 and November 1 of each year, beginning on May 1, 2017 and ending on November 1, 2026, and, thereafter, quarterly on February 1, May 1, August 1, and November 1 of each year beginning on February 1, 2027 (each a “dividend payment date”). If any date on which dividends would otherwise be payable is not a business day, then the dividend payment date will be the next business day without any adjustment to the amount of dividends paid.

Redemption	The Preferred Stock is perpetual and has no maturity date. We may redeem the Preferred Stock at our option, (i) in whole or in part, from time to time, on any dividend payment date on or after November 1, 2026 at a redemption price equal to $100,000 per share (equivalent to $1,000 per depositary share), plus any declared and unpaid dividends, without accumulation of any undeclared dividends, or (ii) in whole but not in part, at any time within 90 days following a Regulatory Capital Treatment Event (as defined herein), at a redemption price equal to $100,000 per share (equivalent to $1,000 per depositary share), plus any declared and unpaid dividends and any accrued (meaning the pro rata dividend from the prior scheduled dividend payment date, whether or not paid, up to the redemption date) and unpaid dividends (whether or not declared) to the redemption date. If we redeem the Preferred Stock, the depositary will redeem a proportionate number of depositary shares. Neither the holders of Preferred Stock nor holders of depositary shares will have the right to require the redemption or repurchase of the Preferred Stock.

Any redemption of the Preferred Stock is subject to our receipt of any required prior approval by the Federal Reserve and to the satisfaction of any conditions set forth in the regulations of the Federal Reserve applicable to redemption of the Preferred Stock.

Liquidation Rights	In the event we liquidate, dissolve or wind-up our business and affairs, either voluntarily or involuntarily, holders of the Preferred Stock are entitled to receive a liquidating distribution of $100,000 per share (equivalent to $1,000 per depositary share), plus any declared and unpaid dividends, without accumulation of any undeclared dividends before we make any distribution of assets to the holders of our common stock or any other class or series of shares of junior stock. Distributions will be made only to the extent of PNC’s assets that are available after satisfaction of all liabilities to creditors and depositors and subject to the rights of holders of any securities ranking senior to the Preferred Stock and pro rata as to the Preferred Stock and any other shares of our stock ranking equally as to such distribution.

Voting Rights	None, except with respect to authorizing or increasing the authorized amount of senior stock, certain changes in the terms of the Preferred Stock and in the case of certain dividend non-payments. See “Description of Preferred Stock—Voting Rights” below. Holders of depositary shares must act through the depositary to exercise any voting rights, as described under “Description of Depositary Shares—Voting the Preferred Stock” below.

Ranking	Shares of the Preferred Stock will rank senior to our common stock, equally with our $1.80 Cumulative Convertible Preferred Stock, Series B (“Series B Preferred Stock”), Fixed-to-Floating Rate Non-Cumulative Perpetual Preferred Stock, Series O (“Series O Preferred Stock”), Fixed-to-Floating Rate Non-Cumulative Perpetual Preferred Stock, Series P (“Series P Preferred Stock”), 5.375% Non-Cumulative Perpetual Preferred Stock, Series Q (“Series Q Preferred Stock”); Fixed-to-Floating Rate Non-Cumulative Perpetual Preferred Stock, Series R (“Series R Preferred Stock”); 7.00% Non-Cumulative Preferred Stock, Series H (when issued) (“Series H Preferred Stock”), and Fixed-To-Floating Rate Non-Cumulative Perpetual Preferred Stock, Series I (when issued) (“Series I Preferred Stock”); and at least equally with each other series of our preferred stock we may issue (except for any senior series that may be issued with the requisite consent of the holders of the Preferred Stock and all other parity stock), with respect to the payment of dividends and distributions upon liquidation, dissolution or winding up. See “Description of Preferred Stock—Other Preferred Stock.” We will generally be able to pay dividends and distributions upon liquidation, dissolution or winding up only out of lawfully available assets for such payment after satisfaction of all claims for indebtedness and other non-equity claims. In addition, the Preferred Stock may be fully subordinate to interests held by the U.S. government in the event of a receivership, insolvency, liquidation or similar proceeding, including a proceeding under the “orderly liquidation authority” provisions of the Dodd Frank Act.

No Maturity	The Preferred Stock does not have any maturity date, and we are not required to redeem the Preferred Stock. Accordingly, the Preferred Stock will remain outstanding indefinitely, unless and until we decide to redeem it and receive prior approval of the Federal Reserve to do so.

Preemptive and Conversion Rights	None.

Tax Consequences	For discussion of the tax consequences relating to the Preferred Stock and the depositary shares, see “Certain U.S. Federal Income Tax Considerations” in this prospectus supplement.

Use of Proceeds	We estimate that the net proceeds of this offering will be approximately $519,600,000 after deducting underwriting commissions and offering expenses. We expect to use the net proceeds from the sale of our depositary shares for general corporate purposes, which may include: advances to our subsidiaries to finance their activities, repayment of outstanding indebtedness, and repurchases and redemptions of issued and outstanding securities of PNC and its subsidiaries. The precise amounts and timing of our use of the net proceeds will depend upon our and our subsidiaries’ funding requirements and the availability of other funds. Pending our use of the net proceeds from this offering as described above, we will use the net proceeds to reduce our short-term indebtedness or for temporary investments.

Risk Factors	Please refer to “Risk Factors” and other information included or incorporated by reference in this prospectus supplement and the accompanying prospectus for a discussion of factors you should consider carefully before deciding to invest in the depositary shares.

Depositary, Transfer Agent & Registrar	Computershare Trust Company, N.A.

Calculation Agent	PNC Bank, National Association.

Conflicts of Interest	Our affiliate, PNC Capital Markets LLC, is a member of the Financial Industry Regulatory Authority (“FINRA”) and is participating in the distribution of the depositary shares. The distribution arrangements for this offering comply with the requirements of FINRA Rule 5121 regarding a FINRA member firm’s participation in the distribution of securities of an affiliate. In accordance with Rule 5121, PNC Capital Markets LLC may not make sales in this offering to any discretionary account without the prior approval of the customer. Our affiliates, including PNC Capital Markets LLC and other affiliates may use this prospectus supplement and the accompanying prospectus in connection with offers and sales of the depositary shares in the secondary market. These affiliates may act as principal or agent in those transactions. Secondary market sales will be made at prices related to market prices at the time of sale.

Risk Factors

Your investment in the depositary shares involves risks. This prospectus supplement does not describe all of those risks. Before purchasing any of the depositary shares, you should carefully consider the following risk factors, which are specific to the depositary shares being offered, as well as the risks and other information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus, including the discussion under “Item 1A—Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2015, as such discussion may be amended or updated in other reports filed by us with the SEC.

You are making an investment decision about both the depositary shares and the Preferred Stock.

As described in this prospectus supplement, we are issuing depositary shares representing fractional interests in shares of Preferred Stock. The depositary will rely solely on the payments it receives on the Preferred Stock to fund all payments on the depositary shares. You should carefully review the information in this prospectus supplement and the accompanying prospectus regarding both of these securities.

Our ability to pay dividends on the Preferred Stock may be limited by the results of operations of our subsidiaries and federal regulatory considerations.

We are a regulated bank holding company and conduct substantially all of our operations through our banking subsidiary and other subsidiaries. As a result, our ability to make dividend payments on the Preferred Stock will depend primarily upon the receipt of dividends and other distributions from our subsidiaries. Various legal and regulatory limitations restrict the extent to which our subsidiaries may extend credit, pay dividends or other funds or otherwise engage in transactions with us or some of our other subsidiaries. The principal source of our liquidity at the parent company level is dividends from PNC Bank, N.A. The amount available for dividend payments by PNC Bank, N.A. to the parent company without prior regulatory approval was approximately $1.51 billion at September 30, 2016.

Additionally, our right to participate in any distribution of assets from any subsidiary, upon the subsidiary’s liquidation or otherwise, is subject to the prior claims of creditors of that subsidiary, except to the extent that we are recognized as a creditor of that subsidiary. As a result, the Preferred Stock will be effectively subordinated to all existing and future liabilities of our subsidiaries.

Under the regulations of the Federal Reserve, a bank holding company is expected to act as a source of financial strength for its subsidiary banks. As a result of this regulatory policy, the Federal Reserve might require PNC to commit resources to its subsidiary banks, even when doing so is not otherwise in the interests of PNC or its shareholders or creditors.

Our ability to make dividend payments may also be restricted by federal regulations applicable to us as a bank holding company and to our banking subsidiary. The Dodd-Frank Act requires the federal banking agencies to establish more stringent risk-based capital guidelines and leverage limits applicable to banks and bank holding companies, and especially those institutions with consolidated assets equal to or greater than $50 billion, such as PNC. In July 2013, the federal banking agencies approved final rules implementing in the United States the Basel Committee’s revised regulatory capital guidelines, including the reforms known as Basel III. The Federal Reserve’s rules set forth the criteria for qualifying additional Tier 1 capital instruments, such as the Preferred Stock, consistent with Basel III, including the requirement that any dividends on such instruments be paid out of the banking organization’s net income, retained earnings and surplus, if any, related to additional Tier 1 capital instruments, and introduces a new capital conservation buffer requirement above the minimum risk-based capital ratio requirements that banking organizations must meet in order to avoid limitations on capital distributions (including dividends and repurchases of any Tier 1 capital instrument, including common and qualifying preferred stock) and certain discretionary incentive compensation payments. In addition, under its CCAR process, the Federal Reserve requires large bank holding companies, including PNC, to submit annual capital plans and to obtain regulatory approval before making capital distributions, such as the payment of dividends. The Federal Reserve may object to a capital plan if the plan does not show that the covered bank holding company will maintain minimum capital ratios on a pro forma basis under expected and stressed conditions throughout the nine-quarter planning horizon covered by the capital plan.

The Preferred Stock is equity and is subordinate to our existing and future indebtedness.

The shares of Preferred Stock are equity interests in PNC and do not constitute indebtedness. This means that the depositary shares, which represent proportional fractional interests in the shares of Preferred Stock, will rank junior to all indebtedness and other non-equity claims on PNC with respect to assets available to satisfy claims on PNC, including in a liquidation of PNC. Our existing and future indebtedness may restrict payment of dividends on the Preferred Stock. In addition, the Preferred Stock may be fully subordinate to interests held by the U.S. government in the event of a receivership, insolvency, liquidation or similar proceeding, including a proceeding under the “orderly liquidation authority” provisions of the Dodd Frank Act.

Additionally, unlike indebtedness, where principal and interest customarily are payable on specified due dates, in the case of preferred stock like the Preferred Stock, (1) dividends are payable only if declared by our board of directors or a duly authorized committee of the board, (2) dividends do not cumulate if they are not declared and (3) as a corporation, we are subject to restrictions on payments of dividends and redemption price out of lawfully available funds. Further, the Preferred Stock places no restrictions on our business or operations or on our ability to incur indebtedness or engage in any transactions, subject only to the limited voting rights referred to below under “Description of Preferred Stock—Voting Rights.”

Dividends on the Preferred Stock are discretionary and non-cumulative.

Dividends on the Preferred Stock are discretionary and will not be cumulative. If our board of directors or a duly authorized committee of the board does not declare a dividend on the Preferred Stock in respect of a dividend period, then no dividend shall be deemed to have accrued for such dividend period, be payable on the applicable dividend payment date or be cumulative, and we will have no obligation to pay any dividend for that dividend period, whether or not our board of directors or a duly authorized committee of our board declares a dividend on the Preferred Stock for any future dividend period.

Investors should not expect PNC to redeem the Preferred Stock on the date it becomes redeemable or on any particular date after it becomes redeemable.

The Preferred Stock is a perpetual equity security. This means that the Preferred Stock has no maturity or mandatory redemption date and is not redeemable at the option of investors, including the holders of the depositary shares offered by this prospectus supplement. The Preferred Stock may be redeemed by us at our option, (i) in whole or in part, from time to time, on any dividend payment date on or after November 1, 2026, or (ii) in whole but not in part, at any time within 90 days following a Regulatory Capital Treatment Event. Our right to redeem the Preferred Stock is subject to an important limitation. Under Federal Reserve regulations, any redemption of the Preferred Stock is subject to prior approval by the Federal Reserve. We cannot assure you that the Federal Reserve will approve any redemption of the Preferred Stock that we may propose.

We may be able to redeem the Preferred Stock before November 1, 2026.

In addition to our ability to redeem the Preferred Stock on any dividend payment date on or after November 1, 2026, we may redeem the Preferred Stock at any time after it is issued upon the occurrence of certain events involving the treatment of the Preferred Stock as Tier 1 capital if we determine in good faith that a “Regulatory Capital Treatment Event,” has occurred. This redemption would be subject to the prior approval of the Federal Reserve. See “Description of Preferred Stock—Redemption—Redemption Following a Regulatory Capital Treatment Event.”

The Preferred Stock may be redeemed by us, and you may not be able to reinvest the redemption price you receive in a similar security.

If we redeem the Preferred Stock either (i) due to the occurrence of a Regulatory Capital Treatment Event, or (ii) at our choice on any dividend payment date on or after November 1, 2026, you may not be able to reinvest the redemption price you receive in a similar security.

If we are deferring payments on our outstanding junior subordinated debt securities, if we are in default under the indentures governing those securities, or if full dividends are not paid on certain issues of our REIT preferred securities, we will be prohibited from making distributions on or redeeming the Preferred Stock.

The terms of our outstanding junior subordinated debt securities and certain issues of our REIT preferred securities prohibit us from declaring or paying any dividends or distributions on the Preferred Stock, or redeeming, purchasing, acquiring or making a liquidation payment with respect to the Preferred Stock, if we are aware of any event that would be an event of default under the indenture governing those junior subordinated debt securities, at any time when we have deferred interest thereunder or at any time full dividends have not been paid on our REIT preferred securities or parity stock.

Additionally, when dividends are not paid in full upon the shares of the Preferred Stock and any parity stock, all dividends declared upon shares of the Preferred Stock and any parity stock will be declared on a proportional basis so that the amount of dividends declared per share will bear to each other the same ratio that accrued dividends for the then-current dividend period per share on the Preferred Stock, and accrued dividends, including any accumulations, on any parity stock, bear to each other. Therefore, if we are not paying full dividends on any outstanding parity stock, we will not be able to pay full dividends on the Preferred Stock.

We will be prohibited from paying dividends if our common equity Tier 1 capital ratio falls below a certain level.

The terms of the Preferred Stock prohibit us from paying any dividends on the Preferred Stock if, based on PNC’s most recent quarterly consolidated financial statements, PNC’s common equity Tier 1 capital ratio is below the then-applicable regulatory minimum under the regulatory risk-based capital rules promulgated by the Federal Reserve.

Holders of the Preferred Stock and the depositary shares will have limited voting rights.

Holders of the Preferred Stock have no voting rights with respect to matters that generally require the approval of voting shareholders. Holders of the Preferred Stock will have limited voting rights in the event of non-payments of dividends under certain circumstances and with respect to certain fundamental changes in the terms of the Preferred Stock, certain other matters or as otherwise required by law, as described under “Description of Preferred Stock—Voting Rights.” Holders of depositary shares would instruct the depositary how to vote the shares of Preferred Stock in such circumstances based, in the case of each holder of depositary shares, on the proportional rights in the Preferred Stock represented by such holder’s depositary shares.

General market conditions and unpredictable factors could adversely affect market prices for the depositary shares.

There can be no assurance about the market prices for the depositary shares. Several factors, many of which are beyond our control, will influence the market prices of the depositary shares. Factors that might influence the market prices of the depositary shares include:

•	whether we declare or fail to declare dividends on the Preferred Stock from time to time;

•	our creditworthiness;

•	interest rates;

•	developments in the credit, mortgage and housing markets, the markets for securities relating to mortgages or housing and developments with respect to financial institutions generally;

•	the market for similar securities; and

•	economic, financial, geopolitical, regulatory or judicial events that affect us or the financial markets generally.

Accordingly, the depositary shares that an investor purchases, whether in this offering or in the secondary market, may trade at a discount to their purchase price.

We cannot assure you that a liquid trading market for the depositary shares will develop.

The depositary shares are a new issue of securities with no established trading market. The underwriters have advised us that they intend to make a market in the depositary shares. However, they are not obligated to do so and may discontinue any market making in the depositary shares at any time in their sole discretion. Therefore, we cannot assure you that a liquid trading market for the depositary shares will develop, that you will be able to sell your depositary shares at a particular time or that the price you receive when you sell will be favorable.

A downgrade, suspension or withdrawal of any rating assigned by a rating agency to us or our securities, including the depositary shares and the Preferred Stock, could cause the liquidity or trading price of the depositary shares to decline significantly.

Real or anticipated changes in the credit ratings assigned to the depositary shares, the Preferred Stock or our credit ratings generally could affect the trading price of the depositary shares. Credit ratings are not a recommendation to buy, sell or hold any security, and may be revised or withdrawn at any time by the issuing organization in its sole discretion. In addition, credit rating agencies continually review their ratings for the companies that they follow, including us. The credit rating agencies also evaluate the financial services industry as a whole and may change their credit rating for us and our securities, including the Preferred Stock and depositary shares, based on their overall view of our industry. A future downgrade, withdrawal, or the announcement of a possible downgrade or withdrawal in the ratings assigned to the depositary shares, the Preferred Stock, us or our other securities, or any perceived decrease in our creditworthiness could cause the trading price of the depositary shares to decline significantly.

Holders of Preferred Stock may be unable to use the dividends received deduction.

Distributions paid to corporate U.S. holders of the depositary shares out of dividends on the Preferred Stock may be eligible for the dividends received deduction if we have current or accumulated earnings and profits, as determined for U.S. federal income tax purposes. Although we presently have accumulated earnings and profits, we may not have sufficient current or accumulated earnings and profits during future fiscal years for the distributions on the Preferred Stock to qualify, in whole or in part, as dividends for U.S. federal income tax purposes. See “Certain U.S. Federal Income Tax Considerations.” If any distributions on the Preferred Stock with respect to any fiscal year are not eligible for the dividends received deduction because of insufficient current or accumulated earnings and profits, the market value of the Preferred Stock may decline.

Consolidated Ratio of Earnings to Fixed Charges and Earnings to Fixed Charges and Preferred Stock Dividends

The table below sets forth PNC’s consolidated ratios of earnings to fixed charges and earnings to fixed charges and preferred stock dividends for the periods presented.

	Six Months Ended June 30, 2016	Year Ended December 31,
		2015	2014	2013	2012	2011
Ratio of earnings to fixed charges*
Excluding interest on deposits	5.84x	7.38x	8.04x	8.95x	5.31x	5.03x
Including interest on deposits	4.40	5.23	5.88	6.24	3.96	3.37

Ratio of earnings to fixed charges and preferred stock dividends*
Excluding interest on deposits	4.40x	5.18x	5.41x	5.78x	4.02x	4.61x
Including interest on deposits	3.57	4.08	4.40	4.58	3.25	3.20

*	“Earnings” is computed as pretax income from continuing operations before adjustment for noncontrolling interests in consolidated subsidiaries or income or loss from equity investees, plus distributed income of equity investees, plus fixed charges excluding interest on deposits, minus noncontrolling interests in pretax income of subsidiaries that have not incurred fixed charges, minus interest capitalized, minus interest on deposits.

“Fixed charges” is computed as interest on borrowed funds, plus the interest component of rentals, plus amortization of notes and debentures, plus interest capitalized, plus interest on deposits.

Use of Proceeds

We estimate that the net proceeds of this offering will be approximately $519,600,000 based on the public offering price of $1,000 per depositary share, after deducting underwriting commissions and expenses. We expect to use the net proceeds from the sale of our depositary shares for general corporate purposes, which may include: advances to our subsidiaries to finance their activities, repayment of outstanding indebtedness, and repurchases and redemptions of issued and outstanding securities of PNC and its subsidiaries. The precise amounts and timing of our use of the net proceeds will depend upon our and our subsidiaries’ funding requirements and the availability of other funds. Pending our use of the net proceeds from this offering as described above, we will use the net proceeds to reduce our short-term indebtedness or for temporary investments.

In addition, if we redeem prior to March 29, 2017 the REIT securities issued by PNC Preferred Funding Trust II, we would be required to comply with the terms of a replacement capital covenant entered into in connection with the issuance of the REIT securities. Under the replacement capital covenant, among other requirements, any such redemption must be made from the proceeds of the issuance of certain qualified securities. If necessary, the issuance of the Preferred Stock would qualify as the issuance of replacement capital for such purposes.

Description of Preferred Stock

General

The Preferred Stock is a single series of our authorized preferred stock. We are offering 525,000 depositary shares, representing 5,250 shares of the Preferred Stock in the aggregate by this prospectus supplement and the accompanying prospectus. Shares of the Preferred Stock, upon issuance against full payment of the purchase price for the depositary shares, will be fully paid and nonassessable. The depositary will be the sole holder of shares of the Preferred Stock. The holders of depositary shares will be required to exercise their proportional rights in the Preferred Stock through the depositary, as described in “Description of Depositary Shares” in this prospectus supplement.

Shares of the Preferred Stock will rank senior to our common stock, equally with our Series B Preferred Stock, Series O Preferred Stock, Series P Preferred Stock, Series Q Preferred Stock, Series R Preferred Stock, Series H Preferred Stock (when issued), and Series I Preferred Stock (when issued), and at least equally with each other series of our preferred stock we may issue (except for any senior stock that may be issued with the requisite consent of the holders of the Preferred Stock and all other parity stock), with respect to the payment of dividends and distributions of assets upon liquidation, dissolution or winding up. See “—Other Preferred Stock” below. In addition, we will generally be able to pay dividends and distributions upon liquidation, dissolution or winding up only out of lawfully available assets for such payment (after satisfaction of all claims for indebtedness and other non-equity claims).

The Preferred Stock will not be convertible into, or exchangeable for, shares of any other class or series of stock or other securities of PNC. The Preferred Stock has no stated maturity and will not be subject to any sinking fund or other obligation of PNC to redeem or repurchase the Preferred Stock.

We reserve the right to re-open this series and issue additional shares of the Preferred Stock either through public or private sales at any time and from time to time. The additional shares would form a single series with the shares of Preferred Stock offered by this prospectus supplement.

Dividends

Dividends on the Preferred Stock will not be cumulative. If our board of directors or a duly authorized committee of the board does not declare a dividend on the Preferred Stock in respect of a dividend period, then no dividend shall be deemed to have accrued for such dividend period, be payable on the applicable dividend payment date, or be cumulative, and we will have no obligation to pay any dividend for that dividend period, whether or not our board of directors or a duly authorized committee of our board declares a dividend on the Preferred Stock for any future dividend period. Holders of Preferred Stock will be entitled to receive, when, as, and if declared by our board of directors or a duly authorized committee of the board, out of assets legally available for the payment of dividends under Pennsylvania law, non-cumulative cash dividends based on the liquidation preference of the Preferred Stock at a rate equal to (1) 5.00% per annum for each semi-annual dividend period from the issue date of the depositary shares to, but excluding, November 1, 2026, (the “Fixed Rate Period”) and (2) three-month LIBOR plus a spread of 3.30% per annum, for each quarterly dividend period from November 1, 2026 through the redemption date of the Preferred Stock, if any (the “Floating Rate Period”). In the event that we issue additional shares of Preferred Stock after the original issue date, dividends on such shares will accrue from the original issue date of such additional shares.

If declared by our board of directors or a duly authorized committee of our board, during the Fixed Rate Period, we will pay dividends on the Preferred Stock semi-annually, in arrears, on May 1 and November 1 of each year, beginning on May 1, 2017 and ending on November 1, 2026, and during the Floating Rate Period, we will pay dividends on the Preferred Stock quarterly, in arrears, on February 1, May 1, August 1 and November 1 of each year, beginning on February 1, 2027, each such date referred to as a dividend payment date. If any date on which dividends would otherwise be payable is not a business day, then the dividend payment date will be the next business day without any adjustment to the amount of dividends paid. A business day means any weekday that is not a legal holiday in New York, New York and is not a day on which banking institutions in New York, New York, or Pittsburgh, Pennsylvania are closed.

Dividends will be payable to holders of record of Preferred Stock as they appear on our stock register on the applicable record date, which shall be the 15th calendar day before the applicable dividend payment date, or such other record date, not exceeding 30 days before the applicable payment date, as shall be fixed by our board of directors or a duly authorized committee of our board. The corresponding record dates for the depositary shares will be the same as the record dates for the Preferred Stock.

A dividend period is the period from and including a dividend payment date to but excluding the next dividend payment date, except that the initial dividend period will commence on and include the original issue date of the Preferred Stock. Dividends payable on the Preferred Stock for the Fixed Rate Period will be computed on the basis of a 360-day year consisting of twelve 30-day months. Dividends payable on the Preferred Stock for the Floating Rate Period will be computed based on the actual number of days in a dividend period and a 360-day year. Dollar amounts resulting from that calculation will be rounded to the nearest cent, with one-half cent being rounded upward. Dividends on the Preferred Stock will cease to accrue on the redemption date, if any, as described below under “—Redemption,” unless we default in the payment of the redemption price of the shares of the Preferred Stock called for redemption.

The dividend rate for each dividend period in the Floating Rate Period will be determined by the calculation agent using three-month LIBOR as in effect on the second London banking day prior to the beginning of the dividend period, which date is the “dividend determination date” for the dividend period. The calculation agent then will add three-month LIBOR as determined on the dividend determination date and the applicable spread. Absent manifest error, the calculation agent’s determination of the dividend rate for a dividend period for the Preferred Stock will be binding and conclusive on you, the transfer agent, and us. A “London banking day” is any day on which dealings in deposits in U.S. dollars are transacted in the London interbank market.

The term “three-month LIBOR” means the London interbank offered rate for deposits in U.S. dollars having an index maturity of three months in amounts of at least $1,000,000, as that rate appears on Reuters screen page “LIBOR01” at approximately 11:00 a.m., London time, on the relevant dividend determination date. If no offered rate appears on Reuters screen page “LIBOR01” on the relevant dividend determination date at approximately 11:00 a.m., London time, then the calculation agent, after consultation with us, will select four major banks in the London interbank market and will request each of their principal London offices to provide a quotation of the rate at which three-month deposits in U.S. dollars in amounts of at least $1,000,000 are offered by it to prime banks in the London interbank market, on that date and at that time, that is representative of single transactions at that time. If at least two quotations are provided, three-month LIBOR will be the arithmetic average (rounded upward if necessary to the nearest .00001 of 1%) of the quotations provided. Otherwise, the calculation agent will select three major banks in New York City and will request each of them to provide a quotation of the rate offered by it at approximately 11:00 a.m., New York City time, on the dividend determination date for loans in U.S. dollars to leading European banks having an index maturity of three months for the applicable dividend period in an amount of at least $1,000,000 that is representative of single transactions at that time. If three quotations are provided, three-month LIBOR will be the arithmetic average (rounded upward if necessary to the nearest .00001 of 1%) of the quotations provided. Otherwise, three-month LIBOR for the next dividend period will be equal to three-month LIBOR in effect for the then-current dividend period.

Notwithstanding any other provision hereof, dividends on the Preferred Stock shall not be declared, paid or set aside for payment to the extent such act would cause PNC to fail to comply with the laws and regulations applicable thereto, including applicable regulatory capital rules.

Additionally, PNC shall not pay any dividends on the Preferred Stock if, based on PNC’s most recent quarterly consolidated financial statements, PNC’s common equity Tier 1 capital ratio is below the then-applicable regulatory minimum under the regulatory risk-based capital rules promulgated by the Federal Reserve.

So long as any share of Preferred Stock remains outstanding, (1) no dividend shall be declared or paid or set aside for payment and no distribution shall be declared or made or set aside for payment on any junior stock (other than (i) a dividend payable solely in junior stock or (ii) any dividend in connection with the implementation of a shareholders’ rights plan, or the redemption or repurchase of any rights under any such plan), (2) no shares of junior stock shall be repurchased, redeemed or otherwise acquired for consideration by us, directly or indirectly (other than (i) as a result of a reclassification of junior stock for or into other junior stock, (ii) the exchange or conversion of one share of junior stock for or into another share of junior stock, (iii) through the use of the proceeds of a substantially contemporaneous sale of other shares of junior stock, (iv) purchases, redemptions or other acquisitions of shares of junior stock in connection with any employment contract, benefit plan or other similar arrangement with or for the benefit of employees, officers, directors or consultants, (v) purchases of shares of junior stock pursuant to a contractually binding requirement to buy junior stock existing prior to the preceding dividend period, including under a contractually binding stock repurchase plan or (vi) the purchase of fractional interests in shares of junior stock pursuant to the conversion or exchange provisions of such stock or the security being converted or exchanged) nor shall any monies be paid to or made available for a sinking fund for the redemption of any such securities by us and (3) no shares of parity stock shall be repurchased, redeemed or otherwise acquired for consideration by us otherwise than pursuant to pro rata offers to purchase all, or a pro rata portion, of the Preferred Stock and such parity stock except by conversion into or exchange for junior stock, during a dividend period, unless, in each case, the full dividends for the preceding dividend period on all outstanding shares of the Preferred Stock have been declared and paid or declared and a sum sufficient for the payment thereof has been set aside.

When dividends are not paid in full upon the shares of the Preferred Stock and any parity stock, all dividends declared upon shares of the Preferred Stock and any parity stock will be declared on a proportional basis so that the amount of dividends declared per share will bear to each other the same ratio that accrued dividends for the then-current dividend period per share on the Preferred Stock, and accrued dividends, including any accumulations, on any parity stock, bear to each other.

As used in this prospectus supplement, “junior stock” means our common stock and any other class or series of stock of PNC hereafter authorized over which the Preferred Stock has preference or priority in the payment of dividends or in the distribution of assets on any liquidation, dissolution or winding up of PNC.

As used in this prospectus supplement, “parity stock” means any other class or series of stock of PNC that ranks on a parity with the Preferred Stock in the payment of dividends and in the distribution of assets on any liquidation, dissolution or winding up of PNC. Parity stock includes Series B Preferred Stock, Series O Preferred Stock, Series P Preferred Stock, Series Q Preferred Stock and Series R Preferred Stock, and would include Series H Preferred Stock and Series I Preferred Stock, if issued.

As used in this prospectus supplement, “senior stock” means any other class or series of stock of PNC ranking senior to the Preferred Stock with respect to payment of dividends or the distribution of assets upon liquidation, dissolution or winding up of PNC.

Subject to the considerations described above, and not otherwise, dividends (payable in cash, stock or otherwise), as may be determined by our board of directors or a duly authorized committee of the board, may be declared and paid on our common stock and any other stock ranking equally with or junior to the Preferred Stock from time to time out of any assets legally available for such payment, and the holders of Preferred Stock shall not be entitled to participate in any such dividend.

Redemption

Optional Redemption. The Preferred Stock is not subject to any mandatory redemption, sinking fund or other similar provisions. We may redeem the Preferred Stock at our option, in whole or in part, from time to time, on any dividend payment date on or after November 1, 2026, at a redemption price equal to $100,000 per share (equivalent to $1,000 per depositary share), plus any declared and unpaid dividends, without accumulation of any undeclared dividends. Neither the holders of Preferred Stock nor holders of depositary shares will have the right to require the redemption or repurchase of the Preferred Stock.

Redemption Following a Regulatory Capital Treatment Event. We may redeem shares of the Preferred Stock at any time within 90 days following a Regulatory Capital Treatment Event, in whole but not part, at a redemption price equal to $100,000 per share (equivalent to $1,000 per depositary share), plus any declared and unpaid dividends and any accrued (meaning the pro rata dividend from the prior scheduled dividend payment date, whether or not paid, up to the redemption date) and unpaid dividends (whether or not declared) on the shares of Preferred Stock called for redemption up to the redemption date. A “Regulatory Capital Treatment Event” means the good faith determination by PNC that, as a result of (i) any amendment to, or change in, the laws or regulations of the United States or any political subdivision of or in the United States that is enacted or becomes effective after the initial issuance of any share of Preferred Stock; (ii) any proposed change in those laws or regulations that is announced after the initial issuance of any share of Preferred Stock; or (iii) any official administrative decision or judicial decision or administrative action or other official pronouncement interpreting or applying those laws or regulations that is announced after the initial issuance of any share of Preferred Stock, there is more than an insubstantial risk that PNC will not be entitled to treat the full liquidation value of the shares of Preferred Stock then outstanding as “capital” (or its equivalent) for purposes of the Federal Reserve’s regulatory capital rules under Regulation Q (or, as and if applicable Tier 1, the regulations of any successor agency), as then in effect and applicable, for as long as any share of Preferred Stock is outstanding. Redemption of the Preferred Stock is subject to our receipt of any required prior approvals from the Federal Reserve and to the satisfaction of any conditions set forth in the Federal Reserve’s regulations applicable to the redemption of the Preferred Stock.

Redemption Procedures. If shares of the Preferred Stock are to be redeemed, the notice of redemption shall be given by first class mail to the holders of record of the Preferred Stock to be redeemed, mailed not less than 30 days nor more than 60 days prior to the date fixed for redemption thereof (provided that, if the depositary shares representing the Preferred Stock are held in book-entry form through The Depository Trust Company (“DTC”) we may give such notice in any manner permitted by DTC). Each notice of redemption will include a statement setting forth:

•	the redemption date;

•

the number of shares of the Preferred Stock to be redeemed and, if less than all the shares held by the holder are to be redeemed, the number of shares of Preferred Stock to be redeemed from the holder;

•	the redemption price;

•	the place or places where the certificates evidencing shares of Preferred Stock are to be surrendered for payment of the redemption price; and

•	that dividends on the shares to be redeemed will cease to accrue on the redemption date.

If notice of redemption of any shares of Preferred Stock has been duly given and if the funds necessary for such redemption have been set aside by us for the benefit of the holders of any shares of Preferred Stock so called for redemption, then, on and after the redemption date, dividends will cease to accrue on such shares of Preferred Stock, such shares of Preferred Stock shall no longer be deemed outstanding and all rights of the holders of such shares will terminate, except the right to receive the redemption price plus any declared and unpaid dividends, and in the case of a Regulatory Capital Treatment Event plus accrued and unpaid dividends (whether or not declared). See “Description of Depositary Shares” below for information about redemption of the depositary shares relating to the Preferred Stock.

In case of any redemption of only part of the shares of the Preferred Stock at the time outstanding, the shares to be redeemed shall be selected either pro rata or by lot. Subject to the provisions hereof, our board of directors shall have full power and authority to prescribe the terms and conditions upon which shares of Preferred Stock shall be redeemed from time to time.

Under the Federal Reserve’s current risk-based capital guidelines applicable to bank holding companies, any redemption of the Preferred Stock is subject to prior approval by the Federal Reserve. See “Risk Factors—Investors should not expect PNC to redeem the Preferred Stock on the date it becomes redeemable or on any particular date after it becomes redeemable” in this prospectus supplement. Any redemption of the Preferred Stock is subject to our receipt of any required prior approval by the Federal Reserve and to the satisfaction of any conditions set forth in the capital guidelines or regulations of the Federal Reserve applicable to redemption of the Preferred Stock.

Liquidation Rights

In the event we liquidate, dissolve or wind-up our business and affairs, either voluntarily or involuntarily, holders of the Preferred Stock are entitled to receive a liquidating distribution of $100,000 per share (equivalent to $1,000 per depositary share), plus any declared and unpaid dividends, without accumulation of any undeclared dividends, after satisfaction of liabilities of creditors and depositors and subject to the rights of holders of any securities ranking senior to the Preferred Stock before we make any distribution of assets to the holders of our common stock or any other class or series of shares ranking junior to the Preferred Stock. Holders of the Preferred Stock will not be entitled to any other amounts from us after they have received their full liquidating distribution. In addition, the Preferred Stock may be fully subordinate to interests held by the U.S. government in the event of a receivership, insolvency, liquidation or similar proceeding, including a proceeding under the “orderly liquidation authority” provisions of the Dodd Frank Act.

In any such distribution, if the assets of PNC are not sufficient to pay the liquidation preferences plus declared and unpaid dividends in full to all holders of the Preferred Stock and all holders of parity stock as to such distribution with the Preferred Stock, the amounts paid to the holders of Preferred Stock and any parity stock will be paid pro rata in accordance with the respective aggregate liquidating distribution owed to those holders. If the liquidation preference plus declared and unpaid dividends has been paid in full to all holders of Preferred Stock and any parity stock, the holders of our junior stock shall be entitled to receive all remaining assets of PNC according to their respective rights and preferences.

For purposes of this section, the merger or consolidation of PNC with any other entity, including a merger or consolidation in which the holders of Preferred Stock receive cash, securities or property for their shares, or the sale, lease or exchange of all or substantially all of the assets of PNC for cash, securities or other property, shall not constitute a liquidation, dissolution or winding up of PNC.

Because we are a holding company, our rights and the rights of our creditors and our shareholders, including the holders of the Preferred Stock, to participate in the assets of any of our subsidiaries upon that subsidiary’s liquidation or recapitalization may be subject to the prior claims of that subsidiary’s creditors, except to the extent that we are a creditor with recognized claims against the subsidiary.

Voting Rights

Except as provided below, the holders of the Preferred Stock will have no voting rights.

Right to Elect Two Directors upon Nonpayment. If we fail to pay, or declare and set apart for payment, dividends on outstanding shares of the Preferred Stock or any other series of preferred stock for six quarterly dividend periods, or their equivalent, whether or not consecutive, the number of directors of PNC shall be increased by two at our first annual meeting of the shareholders held thereafter, and at such meeting and at each subsequent annual meeting until cumulative dividends payable for all past dividend periods and continuous noncumulative dividends for at least one year on all outstanding shares of preferred stock entitled thereto shall have been paid, or declared and set apart for payment, in full, the holders of shares of the Preferred Stock shall have the right, voting as a class with holders of any other equally ranked series of preferred stock that have similar voting rights, to elect such two additional members of the board of directors to hold office for a term of one year. Upon such payment, or such declaration and setting apart for payment, in full, the terms of the two additional directors so elected shall forthwith terminate, and the number of directors of PNC shall be reduced by two, and such voting right of the holders of shares of preferred stock shall cease, subject to increase in the number of directors as described above and to revesting of such voting right in the event of each and every additional failure in the payment of dividends for six quarterly dividend periods, or their equivalent, whether or not consecutive, as described above.

If the holders of the Preferred Stock become entitled to vote for the election of directors, the Preferred Stock may be considered a class of voting securities under regulations adopted by the Federal Reserve and its interpretations thereunder. As a result, certain holders of the Preferred Stock may become subject to regulations under the Bank Holding Company Act. For further discussion of the regulations of the Federal Reserve, see “Description of Preferred Stock—Terms of Preferred Stock—Voting” of the accompanying prospectus.

Other Voting Rights. So long as any shares of the Preferred Stock remain outstanding the affirmative vote or consent of the holders of at least two-thirds of all outstanding shares of the Preferred Stock, voting separately as a class, shall be required to:

•

authorize or increase the authorized amount of, or issue shares of any class or series of senior stock, or issue any obligation or security convertible into or evidencing the right to purchase any such shares;

•	amend the provisions of PNC’s Amended and Restated Articles of Incorporation so as to adversely affect the powers, preferences, privileges or rights of the Preferred Stock, taken as a whole;

•

provided, however, that any increase in the amount of the authorized or issued Preferred Stock or authorized common stock or preferred stock or the creation and issuance, or an increase in the authorized or issued amount, of other series of preferred stock ranking equally with or junior to the Preferred Stock with respect to the payment of dividends (whether such dividends are cumulative or non-cumulative) or the distribution of assets upon liquidation, dissolution or winding up of PNC will not be deemed to adversely affect the powers, preferences, privileges or rights of the Preferred Stock; or

•

consolidate with or merge into any other corporation unless the shares of Preferred Stock outstanding at the time of such consolidation or merger or sale are converted into or exchanged for preference securities having such rights, privileges and voting powers, taken as a whole, as are not materially less favorable to the holders thereof than the rights, preferences, privileges and voting powers of the Preferred Stock, taken as a whole.

The foregoing voting provisions will not apply if, at or prior to the time when the act with respect to which such vote would otherwise be required shall be effected, all outstanding shares of Preferred Stock shall have been redeemed or called for redemption upon proper notice and sufficient funds shall have been set aside by us for the benefit of the holders of the Preferred Stock to effect such redemption.

Voting Rights Under Pennsylvania Law. The Pennsylvania Business Corporation Law attaches mandatory voting rights to the Preferred Stock in connection with certain amendments to our Amended and Restated Articles of Incorporation, under which the affirmative vote of a majority of the votes cast by the holders of the Preferred Stock would be required if the amendment would:

•	authorize the board of directors to fix and determine the relative rights and preferences, as between series, of any preferred or special class;

•	make any changes in the preferences, limitations or special rights (other than preemptive rights or the rights to vote cumulatively) of the shares of a class or series adverse to the class or series;

•	authorize a new class or series of shares having a preference as to dividends or assets which is senior to the shares of a class or series;

•	increase the number of authorized shares of any class or series having a preference as to dividends or assets which is senior in any respect to the shares of a class or series; or

•	make the outstanding shares of a class or series redeemable by a method that is not pro rata or by lot.

Holders of outstanding shares of Preferred Stock are also entitled under Pennsylvania law to vote as a class on a plan of merger that effects any change in our Amended and Restated Articles of Incorporation if the holders would have been entitled to a class vote under the statutory provision relating to the adoption of articles amendments discussed above.

Preemptive and Conversion Rights

The holders of the Preferred Stock do not have any preemptive or conversion rights.

Other Preferred Stock

Our authorized capital stock includes 20,000,000 shares of preferred stock, par value $1.00 per share, as reflected in our Amended and Restated Articles of Incorporation. Our board of directors is authorized without further shareholder action to cause the issuance of additional shares of preferred stock. Any additional preferred stock may be issued in one or more series, each with preferences, limitations, designations, conversion or exchange rights, voting rights, dividend rights, redemption provisions, voluntary and involuntary liquidation rights and other rights as our board of directors may determine at the time of issuance.

As of the date of this prospectus supplement we have five outstanding series of preferred stock, with the following amounts outstanding as of September 30, 2016:

•	615 shares of $1.80 Cumulative Convertible Preferred Stock, Series B, with a per share liquidation preference of $40;

•	10,000 shares of Fixed-to-Floating Rate Non-Cumulative Perpetual Preferred Stock, Series O, with a per share liquidation preference of $100,000;

•	15,000 shares of Fixed-to-Floating Rate Non-Cumulative Perpetual Preferred Stock, Series P, with a per share liquidation preference of $100,000;

•	4,800 shares of 5.375% Non-Cumulative Perpetual Preferred Stock, Series Q, with a per share liquidation preference of $100,000; and

•	5,000 shares of Fixed-to-Floating Non-Cumulative Perpetual Preferred Stock, Series R, with a per share liquidation preference of $100,000.

As of the date of this prospectus supplement, the following series of preferred stock were authorized for issuance upon the occurrence of certain events:

•

7,500 shares of 7% Non-Cumulative Preferred Stock, Series H, with a per share liquidation preference of $100,000 (may be issued in connection with certain events related to our REIT preferred securities); and

•

5,000 shares of Fixed-to-Floating Rate Non-Cumulative Perpetual Preferred Stock, Series I, with a per share liquidation preference of $100,000 (may be issued in connection with certain events related to our REIT preferred securities).

As of the date of this prospectus supplement the following previously authorized and issued preferred stock has been redeemed and is no longer outstanding:

•	$1.80 Cumulative Convertible Preferred Stock, Series A

•	$1.60 Cumulative Convertible Preferred Stock, Series C

•	$1.80 Cumulative Convertible Preferred Stock, Series D

•	$2.60 Cumulative Nonvoting Preferred Stock, Series E

•	Fixed/Adjustable Rate Noncumulative Preferred Stock, Series F

•	Fixed-to-Floating Rate Non-Cumulative Perpetual Preferred Stock, Series K

•	9.875% Fixed-to-Floating Rate Non-Cumulative Preferred Stock, Series L

•	Non-Cumulative Perpetual Preferred Stock, Series M

Please see the accompanying prospectus for additional information regarding these series of preferred stock. As discussed above, all of the above series of preferred stock are parity stock ranking equally with the Preferred Stock in the payment of dividends and the liquidation of PNC.

Additionally, 75,792 shares of Series N Preferred Stock issued under the TARP Capital Purchase Program have been redeemed. The Junior Participating Preferred Stock, Series G authorized in connection with our rights plan, which expired on February 28, 2007, was never issued and is not outstanding. In addition, the 3,750 shares of Fixed-to-Floating Rate Non-Cumulative Perpetual Preferred Stock, Series J, which were authorized for issuance in connection with certain events related to our REIT preferred securities, are no longer issuable as the securities for which they were exchangeable were redeemed on March 15, 2013.

Depositary, Transfer Agent and Registrar

Computershare Trust Company, N.A. will be the depositary, transfer agent and registrar for the Preferred Stock.

Calculation Agent

PNC Bank, National Association will be the calculation agent for the Preferred Stock.

Description of Depositary Shares

We are issuing depositary shares representing proportional fractional interests in shares of the Preferred Stock. Each depositary share represents a 1/100th interest in a share of the Preferred Stock, and will be evidenced by depositary receipts. We will deposit the underlying shares of the Preferred Stock with a depositary pursuant to a deposit agreement among us, Computershare Trust Company N.A., acting as depositary, and the holders from time to time of the depositary receipts evidencing the depositary shares. Subject to the terms of the deposit agreement, each holder of a depositary share will be entitled, through the depositary, in proportion to the applicable fraction of a share of Preferred Stock represented by such depositary share, to all the rights and preferences of the Preferred Stock represented thereby (including dividend, voting, redemption and liquidation rights).

In this prospectus supplement, references to “holders” of depositary shares mean those who own depositary shares registered in their own names, on the books that we or the depositary maintain for this purpose, and not indirect holders who own beneficial interests in depositary shares registered in street name or issued in book-entry form through DTC. Please review the special considerations that apply to indirect holders described in the “Book-Entry Issuance” section of this prospectus supplement.

Immediately following the issuance of the Preferred Stock, we will deposit the Preferred Stock with the depositary, which will then issue the depositary shares to the underwriters. Copies of the forms of deposit agreement and the depositary receipt may be obtained from us upon request and in the manner described in the “Incorporation of Certain Documents by Reference” section of this prospectus supplement.

If we re-open the series and issue additional shares of Preferred Stock, we would issue additional depositary shares representing such Preferred Stock. The additional depositary shares would form a single series with the depositary shares offered hereby.

Dividends and Other Distributions

Each dividend payable on a depositary share will be in an amount equal to 1/100th of the dividend declared and payable on the related share of the Preferred Stock.

The depositary will distribute any cash dividends or other cash distributions received in respect of the deposited Preferred Stock to the record holders of depositary shares relating to the underlying Preferred Stock in proportion to the number of depositary shares held by the holders. If PNC makes a distribution other than in cash, the depositary will distribute any property received by it to the record holders of depositary shares entitled to those distributions, unless it determines that the distribution cannot be made proportionally among those holders or that it is not feasible to make a distribution. In that event, the depositary may, with our approval, sell the property and distribute the net proceeds from the sale to the holders of the depositary shares in proportion to the number of depositary shares they hold.

Record dates for the payment of dividends and other matters relating to the depositary shares will be the same as the corresponding record dates for the Preferred Stock.

The amounts distributed to holders of depositary shares will be reduced by any amounts required to be withheld by the depositary or by us on account of taxes or other governmental charges. The depositary may refuse to make any payment or distribution, or any transfer, exchange, or withdrawal of any depositary shares or the shares of the Preferred Stock until such taxes or other governmental charges are paid.

Redemption of Depositary Shares

If we redeem the Preferred Stock represented by the depositary shares, the depositary shares will be redeemed from the proceeds received by the depositary resulting from the redemption of the Preferred Stock held by the depositary. The redemption price per depositary share will be equal to 1/100th of the redemption price per share payable with respect to the Preferred Stock (or $1,000 per depositary share), plus (i) any declared and unpaid dividends, without accumulation of any undeclared dividends, or (ii) in the case of a Regulatory Capital Treatment Event, plus any declared and unpaid dividends and any accrued (meaning the pro rata dividend from the prior scheduled dividend payment date, whether or not paid, up to the redemption date) and unpaid dividends (whether or not declared).

Whenever we redeem shares of Preferred Stock held by the depositary, the depositary will redeem, as of the same redemption date, the number of depositary shares representing the shares of Preferred Stock so redeemed. If fewer than all of the outstanding depositary shares are redeemed, the depositary will select the depositary shares to be redeemed pro rata or by lot. The depositary will mail notice of redemption to record holders of the depositary receipts not less than 30 and not more than 60 days prior to the date fixed for redemption of the Preferred Stock and the related depositary shares.

Voting the Preferred Stock

Because each depositary share represents a 1/100th interest in a share of the Preferred Stock, holders of depositary receipts will be entitled to 1/100th of a vote per depositary share under those limited circumstances in which holders of the Preferred Stock are entitled to a vote.

When the depositary receives notice of any meeting at which the holders of the Preferred Stock are entitled to vote, the depositary will mail the information contained in the notice to the record holders of the depositary shares relating to the Preferred Stock. Each record holder of the depositary shares on the record date, which will be the same date as the record date for the Preferred Stock, may instruct the depositary to vote the amount of the Preferred Stock represented by the holder’s depositary shares. To the extent possible, the depositary will vote the amount of the Preferred Stock represented by depositary shares in accordance with the instructions it receives. We will agree to take all reasonable actions that the depositary determines are necessary to enable the depositary to vote as instructed. If the depositary does not receive specific instructions from the holders of any depositary shares representing the Preferred Stock, it will not vote the amount of the Preferred Stock represented by such depositary shares.

Depositary, Transfer Agent and Registrar

Computershare Trust Company, N.A. will be the depositary, transfer agent and registrar for the depositary shares.

Form of Preferred Stock and Depositary Shares

The depositary shares shall be issued in book-entry form through DTC, as described in “Book-Entry Issuance” in this prospectus supplement. The Preferred Stock will be issued in registered form to the depositary.

Book-Entry Issuance

We will issue the depositary shares under a book-entry system in the form of one or more global depositary receipts. We will register the global depositary receipts in the name of CEDE & Co., as a nominee for The Depository Trust Company, New York, New York (“DTC”), or such other name as may be requested by an authorized representative of DTC and deposit the global depositary receipts with the depositary.

Following the issuance of the depositary shares in book-entry only form, DTC will credit the accounts of its participants with the depositary shares upon our instructions. In order to own a beneficial interest in a depositary receipt, you must be an organization that participates in DTC or have an account with an organization that participates in DTC, including Euroclear and Clearstream. Clearstream and Euroclear will hold interests on behalf of their participants through customers’ securities accounts in Clearstream and Euroclear’s names on the books of their U.S. depositaries, which in turn will hold such interests in customers’ securities accounts in U.S. depositaries names on the books of DTC.

As long as DTC or its nominee is the registered owner of the global depositary receipts, DTC or its nominee, as the case may be, will be considered the sole owner and holder of the global depositary receipts and all depositary shares represented by these depositary receipts for all purposes under the instruments governing the rights and obligations of holders of depositary shares. Except in the limited circumstances referred to above, owners of beneficial interests in global depositary receipts:

•	will not be entitled to have such global depositary receipts or the depositary shares represented by these receipts registered in their names;

•	will not receive or be entitled to receive physical delivery of depositary receipts in exchange for beneficial interests in the global depositary receipts; and

•

will not be considered to be owners or holders of the global depositary receipts or the depositary shares represented by these receipts for any purpose under the instruments governing the rights and obligations of holders of depositary shares.

Accordingly, each person owning a beneficial interest in the depositary receipts must rely on the procedures of DTC and, if that person is not a participant, on the procedures of the participant through which that person owns its beneficial interest, in order to exercise any rights of a holder of depositary shares.

As long as the depositary shares are represented by the global depositary receipts, we will pay dividends on the Preferred Stock represented by the depositary shares to or as directed by DTC as the registered holder of the global depositary receipts. Payments to DTC will be in immediately available funds by wire transfer. DTC will credit the relevant accounts of their participants on the applicable date. Neither we nor PNC Bank or our agent will be responsible for making any payments to participants or customers of participants or for maintaining any records relating to the holdings of participants and their customers, and you will have to rely on the procedures of DTC and its participants.

If we discontinue the book-entry only form system of registration, we will replace the global depositary receipt with depositary receipts.

DTC is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934. DTC holds and provides asset servicing for over 3.5 million issues of U.S. and non-U.S. equity issues, corporate and municipal debt issues, and money market instruments (from over 100 countries) that DTC’s participants deposit with DTC. DTC also facilitates the post-trade settlement among direct participants of sales and other securities transactions in deposited securities, through electronic computerized book-entry transfers and pledges between direct participants’ accounts. This eliminates the need for physical movement of securities certificates. Direct participants include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations. DTC is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation (“DTCC”). DTCC is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies. DTCC is owned by the users of its regulated subsidiaries. Access to the DTC system is also available to others such as both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, and clearing corporations that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly. The DTC Rules applicable to its participants are on file with the Securities and Exchange Commission. More information about DTC can be found at http://www.dtcc.com.

Clearstream is incorporated under the laws of Luxembourg as a professional depositary. Clearstream holds securities for its participants and facilitates the clearance and settlement of securities transactions between its participants through electronic book-entry transfers between their accounts. Clearstream provides its participants with, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic securities markets in several countries through established depository and custodial relationships. As a professional depositary, Clearstream is subject to regulation by the Luxembourg Commission for the Supervision of the Financial Sector, also known as the Commission de Surveillance du Secteur Financier. Clearstream participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and other organizations. Clearstream’s participants in the U.S. are limited to securities brokers and dealers and banks. Indirect access to Clearstream is also available to other institutions such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with Clearstream participants. Distributions with respect to interests in global securities held through Clearstream will be credited to cash accounts of its customers in accordance with its rules and procedures, to the extent received by the U.S. depositary for Clearstream.

Euroclear was created in 1968 to hold securities for its participants and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Euroclear provides various other services, including securities lending and borrowing, and interfaces with domestic markets in several countries. Euroclear is operated by Euroclear Bank S.A./N.V. (the “Euroclear operator”) under contract with Euroclear plc, a U.K. corporation. Euroclear participants include banks, including central banks, securities brokers and dealers and other professional financial intermediaries. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly.

Settlement

As long as the depositary shares are represented by a global depositary receipt registered in the name of DTC, or its nominee, the depositary shares will trade in the DTC Same-Day Funds Settlement System. DTC requires secondary market trading activity in the depositary shares to settle in immediately available funds. This requirement may affect trading activity in the depositary shares. Secondary market trading between Clearstream customers and/or Euroclear participants will occur in the ordinary way in accordance with the applicable rules and operating procedures of Clearstream and Euroclear and will be settled using the applicable procedures in immediately available funds.

Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream customers or Euroclear participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by the U.S. depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines. The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the U.S. depositary to take action to effect final settlement on its behalf by delivering or receiving depositary shares in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Clearstream customers and Euroclear participants may not deliver instructions directly to their respective U.S. depositaries.

Notices

So long as the global depositary receipts are held on behalf of DTC or any other clearing system, notices to holders of depositary shares represented by a beneficial interest in the global depositary receipts may be given by delivery of the relevant notice to DTC or the alternative clearing system, as the case may be.

Certain U.S. Federal Income Tax Considerations

The following is a summary of certain U.S. federal income tax consequences relevant to the purchase, ownership and disposition of the depositary shares. The summary is limited to taxpayers who will hold the depositary shares as “capital assets” and who purchase the depositary shares in the initial offering at the initial offering price.

The following summary is based upon current provisions of the Internal Revenue Code of 1986, as amended (the “Code”), Treasury regulations and judicial or administrative authority, all of which are subject to change, possibly with retroactive effect.

State, local and foreign tax consequences are not summarized, nor are estate or gift tax consequences or tax consequences to special classes of investors including, but not limited to, tax-exempt organizations, insurance companies, banks or other financial institutions, partnerships or other entities classified as partnerships for U.S. federal income tax purposes, dealers in securities, regulated investment companies, real estate investment trusts, persons whose functional currency is not the U.S. dollar, U.S. expatriates, persons liable for the alternative minimum tax, traders in securities that elect to use a mark-to-market method of accounting for their securities holdings, and persons that will hold the depositary shares as a position in a hedging transaction, “straddle,” “conversion transaction” or other risk reduction transaction. Tax consequences may vary depending upon the particular status of an investor.

Beneficial owners of depositary shares will be treated as owners of the underlying Preferred Stock for U.S. federal income tax purposes.

If a partnership (or other entity treated as a partnership for U.S. federal income tax purposes) holds the depositary shares, the tax treatment of a partner will generally depend upon the status of the partner and the activities of the partnership. A partner and the partnership holding the depositary shares should consult his, her or its tax advisors regarding the tax considerations of acquiring, holding and disposing of the depositary shares.

THIS SUMMARY IS FOR GENERAL INFORMATION ONLY AND IS NOT INTENDED TO CONSTITUTE A COMPLETE DESCRIPTION OF ALL THE U.S. FEDERAL INCOME TAX CONSEQUENCES FOR HOLDERS RELATING TO THE OWNERSHIP AND DISPOSITION OF THE DEPOSITARY SHARES. PROSPECTIVE HOLDERS OF THE DEPOSITARY SHARES SHOULD CONSULT WITH THEIR OWN TAX ADVISORS REGARDING THE TAX CONSEQUENCES TO THEM (INCLUDING THE APPLICATION AND EFFECT OF ANY STATE, LOCAL, FOREIGN INCOME AND OTHER TAX LAWS) OF THE OWNERSHIP AND DISPOSITION OF THE DEPOSITARY SHARES.

U.S. Holders

The discussion in this section is addressed to a U.S. holder, which for this purpose means a beneficial owner of depositary shares that is, for U.S. federal income tax purposes:

•	an individual citizen or resident of the United States,

•

a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States or of any state thereof or the District of Columbia,

•	an estate the income of which is subject to U.S. federal income taxation regardless of its source, or

•

a trust if (a) a court within the United States is able to exercise primary supervision over its administration and one or more U.S. persons have the authority to control all of its substantial decisions or (b) it has a valid election in effect under applicable Treasury regulations to be treated as a U.S. person.

Distributions. You will be taxed on distributions with respect to the depositary shares as dividend income to the extent paid out of our current or accumulated earnings and profits for U.S. federal income tax purposes. Dividend income generally will be taxable as ordinary income to U.S. holders but, subject to the satisfaction of certain requirements specified below, is expected to be treated as “qualified dividend income” that is generally subject to reduced rates of federal income taxation for noncorporate U.S. holders. If you are a noncorporate U.S. holder, the maximum rate at which you will be taxed on qualified dividend income paid to you will generally be 20%, provided that you hold your depositary shares of Preferred Stock for more than 60 days during the 121-day period beginning 60 days before the ex-dividend date (or, if the dividend is attributable to a period or periods aggregating over 366 days, provided that you hold your depositary shares of Preferred Stock for more than 90 days during the 181-day period beginning 90 days before the ex-dividend date) and meet other holding period requirements. If you are taxed as a U.S. corporation, except as described in the remainder of this subsection, dividends would be eligible for the dividends-received deduction, which is generally 70%.

You generally will not be taxed on any portion of a distribution not paid out of our current or accumulated earnings and profits if your tax basis in the depositary shares is greater than or equal to the amount of the distribution. However, you would be required to reduce your tax basis (but not below zero) in the depositary shares by the amount of the distribution, and would recognize capital gain to the extent that the distribution exceeds your tax basis in the depositary shares. Further, if you are a corporation, you would not be entitled to a dividends-received deduction on this portion of a distribution.

Corporate U.S. holders may not be entitled to take the dividends-received deduction in all circumstances and, even if they are so entitled, may be subject to special rules in respect of their ownership of the depositary shares. Prospective corporate U.S. investors in depositary shares should consider the effect of:

•

Section 246A of the Code, which reduces the dividends-received deduction allowed to a corporate U.S. shareholder that has incurred indebtedness that is “directly attributable” to an investment in portfolio stock such as depositary shares;

•

Section 246(c) of the Code, which, among other things, disallows the dividends-received deduction in respect of any dividend on a share of stock that is held for less than the minimum holding period (generally at least 46 days during the 91-day period beginning on the date which is 45 days before the date on which such share becomes ex-dividend with respect to such dividend); and

•

Section 1059 of the Code, which, under certain circumstances, reduces the basis of stock for purposes of calculating gain or loss in a subsequent disposition by the portion of any “extraordinary dividend” (as defined below) that is eligible for the dividends-received deduction.

If you are a corporate U.S. holder, you will be required to reduce your tax basis (but not below zero) in the depositary shares by the nontaxed portion of any “extraordinary dividend” if you have not held your stock for more than two years before the earliest of the date such dividend is declared, announced, or agreed. Generally, the nontaxed portion of an extraordinary dividend is the amount excluded from income by operation of the dividends-received deduction. An extraordinary dividend on the depositary shares generally would be a dividend that:

•	equals or exceeds 5% of the corporate U.S. holder’s adjusted tax basis in the depositary shares, treating all dividends having ex-dividend dates within an 85-day period as one dividend; or

•	exceeds 20% of the corporate U.S. holder’s adjusted tax basis in the depositary shares, treating all dividends having ex-dividend dates within a 365-day period as one dividend.

In determining whether a dividend paid on the depositary shares is an extraordinary dividend, a corporate U.S. holder may elect to substitute the fair market value of the stock for its tax basis for purposes of applying these tests if the fair market value as of the day before the ex-dividend date is established to the satisfaction of the Secretary of the Treasury. An extraordinary dividend also includes any amount treated as a dividend in the case of a redemption that is either non-pro rata as to all U.S. holders or in partial liquidation of the company, regardless of the U.S. holder’s holding period and regardless of the size of the dividend. Any part of the nontaxed portion of an extraordinary dividend that is not applied to reduce the corporate U.S. holder’s tax basis as a result of the limitation on reducing its basis below zero would be treated as capital gain and would be recognized in the taxable year in which the extraordinary dividend is received.

If you are a corporate U.S. holder, please consult your own tax advisor with respect to the possible application of the extraordinary dividend provisions of the federal income tax law to your ownership or disposition of the depositary shares in your particular circumstances.

Dispositions. A U.S. holder will generally recognize capital gain or loss on a sale or exchange of the depositary shares equal to the difference between the amount realized upon the sale or exchange and such U.S. holder’s adjusted tax basis in the shares sold or exchanged. Capital gain of a noncorporate U.S. holder is generally taxed at preferential rates where the U.S. holder has a holding period greater than one year. The deductibility of capital losses is subject to significant limitations.

If we redeem your depositary shares, it generally would be a taxable event. You would be treated as if you had sold your depositary shares if the redemption:

•	results in a complete termination of your stock interest in us;

•	is substantially disproportionate with respect to you; or

•	is not essentially equivalent to a dividend with respect to you.

In determining whether any of these tests has been met, shares of stock considered to be owned by you by reason of certain constructive ownership rules set forth in Section 318 of the Code, as well as shares actually owned, must be taken into account.

If we redeem your depositary shares in a redemption that meets one of the tests described above, you generally would recognize taxable gain or loss equal to the sum of the amount of cash and fair market value of property (other than stock of us or a successor to us) received by you less your tax basis in the depositary shares redeemed. This gain or loss would be long-term capital gain or capital loss if you have held the depositary shares for more than one year.

If a redemption does not meet any of the tests described above, you generally would be taxed on the cash and fair market value of the property (other than stock of us or a successor to us) you receive as a dividend to the extent paid out of our current and accumulated earnings and profits. Any amount in excess of our current or accumulated earnings and profits would first reduce your tax basis in the depositary shares and thereafter would be treated as capital gain. If a redemption of the depositary shares is treated as a distribution that is taxable as a dividend, you should consult with your own tax advisor regarding the allocation of your basis in the redeemed and remaining depositary shares.

Medicare Tax. A U.S. holder that is an individual or estate, or a trust that does not fall into a special class of trusts that is exempt from such tax, is subject to a 3.8% tax on the lesser of (1) the U.S. holder’s “net investment income” for the relevant taxable year and (2) the excess of the U.S. holder’s modified adjusted gross income for the taxable year over a certain threshold (which in the case of individuals will be between $125,000 and $250,000, depending on the individual’s circumstances). A U.S. holder’s net investment income will generally include its dividend income and its net gains from the disposition of the depositary shares, unless such dividend income or net gains are derived in the ordinary course of the conduct of a trade or business (other than a trade or business that consists of certain passive or trading activities). If you are a U.S. holder that is an individual, estate or trust, you are urged to consult your own tax advisors regarding the applicability of the Medicare tax to your income and gains in respect of your investment in the depositary shares.

Information Reporting and Backup Withholding on U.S. Holders. In general, if you are a non-corporate U.S. holder, dividend payments, or other taxable distributions, made on your depositary shares, as well as the payment of the proceeds from the sale or redemption of your depositary shares that are made within the United States, will be subject to information reporting requirements. Additionally, backup withholding will apply to such payments if you are a non-corporate U.S. holder and you:

•	fail to provide an accurate taxpayer identification number;

•	are notified by the U.S. Internal Revenue Service (the “IRS”) that you have failed to report all interest or dividends required to be shown on your federal income tax returns; or

•	in certain circumstances, fail to comply with applicable certification requirements.

If you sell your depositary shares outside the United States through a non-U.S. office of a non-U.S. broker, and the sales proceeds are paid to you outside the United States, then U.S. backup withholding and information reporting requirements generally will not apply to that payment. However, U.S. information reporting will apply to a payment of sales proceeds, even if that payment is made outside the United States, if you sell your depositary shares through a non-U.S. office of a broker that is:

•	a U.S. person;

•	a controlled foreign corporation for U.S. tax purposes;

•	a foreign person 50% or more of whose gross income is effectively connected with the conduct of a U.S. trade or business for a specified three-year period; or

•	a foreign partnership, if at any time during its tax year:

•	one or more of its partners are “U.S. persons,” as defined in U.S. Treasury regulations, who in the aggregate hold more than 50% of the income or capital interest in the partnership; or

•	such foreign partnership is engaged in the conduct of a U.S. trade or business.

Backup withholding will apply if the sale is subject to information reporting and the broker has actual knowledge that you are a U.S. person. Backup withholding is not an additional tax. You generally may obtain a refund of any amounts withheld under the U.S. backup withholding rules that exceed your income tax liability by filing a refund claim with the IRS and providing the required information in a timely manner.

Non-U.S. Holders

This section summarizes certain U.S. federal income tax consequences of the ownership and disposition of the depositary shares by a Non-U.S. holder. You are a Non-U.S. holder if you are, for U.S. federal income tax purposes:

•	a nonresident alien individual;

•	a foreign corporation; or

•	an estate or trust that in either case is not subject to U.S. federal income tax on a net income basis on income or gain from depositary shares.

Dividends. Except as described in this section and under “Withholdable Payments to Foreign Financial Entities and Other Foreign Entities” below, if you are a Non-U.S. holder of depositary shares, dividends paid to you are subject to withholding of U.S. federal income tax at a 30% rate or at a lower rate if you are eligible for the benefits of an income tax treaty that provides for a lower rate. Even if you are eligible for a lower treaty rate, we and other payors will generally be required to withhold at a 30% rate (rather than the lower treaty rate) on dividend payments to you, unless you have furnished to us or another payor:

•

a valid IRS Form W-8BEN, IRS Form W-8BEN-E, as applicable, or an acceptable substitute form upon which you certify, under penalties of perjury, your status as a person who is not a U.S. person and your entitlement to the lower treaty rate with respect to such payments; or

•

in the case of payments made outside the United States to an offshore account (generally, an account maintained by you at an office or branch of a bank or other financial institution at any location outside the United States), other documentary evidence establishing your entitlement to the lower treaty rate in accordance with U.S. Treasury regulations.

If you are eligible for a reduced rate of U.S. withholding tax under a tax treaty, you may obtain a refund of any amounts withheld in excess of that rate by filing a refund claim with the IRS.

If dividends paid to you are “effectively connected” with your conduct of a trade or business within the United States, and, if required by a tax treaty, the dividends are attributable to a permanent establishment or fixed base that you maintain in the United States, we and other payors generally are not required to withhold tax from the dividends, provided that you have furnished to us or another payor a valid IRS Form W-8ECI or an acceptable substitute form upon which you represent, under penalties of perjury, that:

•	you are not a U.S. person; and

•	the dividends are effectively connected with your conduct of a trade or business within the United States and are includible in your gross income.

“Effectively connected” dividends are taxed at rates applicable to U.S. holders. If you are a corporate Non-U.S. holder, “effectively connected” dividends that you receive may, under certain circumstances, be subject to an additional “branch profits tax” at a 30% rate or at a lower rate if you are eligible for the benefits of an income tax treaty that provides for a lower rate.

Dispositions. Except as described under “Withholdable Payments to Foreign Financial Entities and Other Foreign Entities,” if you are a Non-U.S. holder, you generally will not be subject to U.S. federal income tax on gain that you recognize on a disposition of depositary shares unless:

•

the gain is “effectively connected” with your conduct of a trade or business in the United States, and the gain is attributable to a permanent establishment or fixed base that you maintain in the United States, if that is required by an applicable income tax treaty as a condition for subjecting you to U.S. taxation on a net income basis;

•

you are an individual, you hold the depositary shares as a capital asset, you are present in the United States for 183 or more days in the taxable year of the sale and certain other conditions exist; or

•

we are or have been a U.S. real property holding corporation for U.S. federal income tax purposes and you held, directly or indirectly, at any time during the five-year period ending on the date of disposition, more than 5% of the relevant class of Preferred Stock underlying the depositary shares and you are not eligible for any treaty exemption.

If you are a corporate Non-U.S. holder, “effectively connected” gains that you recognize may also, under certain circumstances, be subject to an additional “branch profits tax” at a 30% rate or at a lower rate if you are eligible for the benefits of an income tax treaty that provides for a lower rate.

We have not been, are not and do not anticipate becoming a U.S. real property holding corporation for U.S. federal income tax purposes.

Information Reporting and Backup Withholding on Non-U.S. Holders. If you are a Non-U.S. holder, we and other payors are required to report payments of dividends on IRS Form 1042-S even if the payments are exempt from withholding. You are otherwise generally exempt from backup withholding and information reporting requirements with respect to dividend payments; and the payment of the proceeds from the sale of depositary shares effected at a U.S. office of a broker; as long as the income associated with such payments is otherwise exempt from U.S. federal income tax, and:

•	the payor or broker does not have actual knowledge or reason to know that you are a U.S. person and you have furnished to the payor or broker:

•	a valid IRS Form W-8BEN, IRS Form W-8BENE-E, or an acceptable substitute form upon which you certify, under penalties of perjury, that you are a non-U.S. person, or

•	other documentation upon which it may rely to treat the payments as made to a non-U.S. person in accordance with U.S. Treasury regulations, or

•	you otherwise establish an exemption.

Payment of the proceeds from the sale of depositary shares affected at a foreign office of a broker generally will not be subject to information reporting or backup withholding. However, a sale of depositary shares that is effected at a foreign office of a broker will be subject to information reporting and backup withholding if the proceeds are transferred to an account maintained by you in the United States; the payment of proceeds or the confirmation of the sale is mailed to you at a U.S. address; or the sale has some other specified connection with the United States as provided in U.S. Treasury regulations; in each case unless the broker does not have actual knowledge or reason to know that you are a U.S. person and the documentation requirements described above are met or you otherwise establish an exemption.

In addition, a sale of depositary shares will be subject to information reporting if it is effected at a foreign office of a broker that is a U.S. person; a controlled foreign corporation for U.S. tax purposes; a foreign person 50% or more of whose gross income is effectively connected with the conduct of a U.S. trade or business for a specified three-year period; or certain foreign partnerships; in each case unless the broker does not have actual knowledge or reason to know that you are a U.S. person and the documentation requirements described above are met or you otherwise establish an exemption. Backup withholding will apply if the sale is subject to information reporting and the broker has actual knowledge that you are a U.S. person.

Backup withholding is not an additional tax. You generally may obtain a refund of any amounts withheld under the backup withholding rules that exceed your income tax liability by filing a refund claim with the IRS and providing the required information in a timely manner.

Withholdable Payments to Foreign Financial Entities and Other Foreign Entities

Sections 1471 through 1474 of the Code, known as the Foreign Account Tax Compliance Act (“FATCA”), and the relevant administrative guidance thereunder, impose a withholding tax of 30% on U.S.-source dividends and will, beginning on January 1, 2019, impose such a withholding tax on the gross proceeds from the sale or disposition of assets which produce such types of income, which are received by a foreign financial institutions, or FFIs, and certain other non-U.S. entities unless certain certification, information reporting and other specified requirements are satisfied. These requirements include that (1) the FFI undertakes certain diligence and reporting obligations or (2) the foreign non-financial entity either certifies it does not have any substantial U.S. owners or furnishes identifying information regarding each substantial U.S. owner. Under current Treasury regulations, certain FFIs and non-financial foreign entities may be exempt from such withholding even if they do not comply with these requirements. An intergovernmental agreement between the United States and an applicable non-U.S. country may modify such requirements. Prospective investors should consult their own tax advisors regarding this legislation.

Underwriting (Conflicts of Interest)

We are offering the depositary shares described in this prospectus supplement through a number of underwriters. We have entered into an underwriting agreement with the underwriters named below. Subject to the terms and conditions of the underwriting agreement, we have agreed to sell to the underwriters, and each underwriter has severally agreed to purchase, at the public offering price less the underwriting discounts and commissions set forth on the cover page of this prospectus supplement, the number of depositary shares listed next to its name below:

Name	Number of Depositary Shares
J.P. Morgan Securities LLC	131,250
Citigroup Global Markets Inc.	131,250
Morgan Stanley & Co. LLC	131,250
PNC Capital Markets LLC	131,250

Total	525,000

The underwriters have advised us that they are committed to purchase all the depositary shares offered by us if they purchase any depositary shares. The underwriting agreement also provides that if an underwriter defaults, the purchase commitments of non-defaulting underwriters may also be increased or the offering may be terminated.

Depositary shares sold by the underwriters to the public will initially be offered at the initial public offering price set forth on the cover of this prospectus supplement. Any depositary shares sold by the underwriters to securities dealers may be sold at a discount from the initial public offering price not to exceed $6.00 per depositary share. Any such securities dealers may resell any depositary shares purchased from the underwriters to certain other brokers or dealers at a discount from the initial public offering price not to exceed $2.50 per depositary share. If all the depositary shares are not sold at the initial offering price, the underwriters may change the offering price and the other selling terms.

The underwriting fee is equal to the public offering price per depositary share less the amount paid by the underwriters to us per depositary share. The following table shows the underwriting discounts and commissions to be paid to the underwriters.

Per Depositary Share	$10
Total	$5,250,000

We estimate that our total expenses of this offering, including registration, filing fees, printing fees and legal and accounting expenses, but excluding underwriting discounts and commissions, will be approximately $150,000.

We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended.

The depositary shares are a new issue of securities, and there is currently no established trading market for the depositary shares. The underwriters have advised us that they intend to make a market in the depositary shares. However, they are not obligated to do so and may discontinue any market making in the depositary shares at any time in their sole discretion. Therefore, we cannot assure you that a liquid trading market for the depositary shares will develop, that you will be able to sell your depositary shares at a particular time or that the price you receive when you sell will be favorable.

Other than in the U.S., no action has been taken by us or the underwriters that would permit a public offering of the securities offered by this prospectus supplement in any jurisdiction where action for that purpose is required.

The securities offered by this prospectus supplement and the accompanying prospectus may not be offered or sold, directly or indirectly, nor may this prospectus supplement, the accompanying prospectus or any other offering material or advertisements in connection with the offer and sale of any such securities be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons who come to possess this prospectus supplement or the accompanying prospectus are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this prospectus supplement and the accompanying prospectus. This prospectus supplement and the accompanying prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities offered by this prospectus supplement and the accompanying prospectus in any jurisdiction in which such an offer or a solicitation is unlawful.

The underwriters will be permitted to engage in certain transactions that stabilize the price of the depositary shares. These transactions may consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of the depositary shares. If the underwriters create a short position in the depositary shares in connection with the offering, i.e., if they sell more depositary shares than are set forth on the cover page of the prospectus supplement, the underwriters may reduce that short position by purchasing the depositary shares in the open market. In general, purchases of a security for the purpose of stabilization or to reduce a short position could cause the price of the security to be higher than it might be in the absence of these purchases. “Naked” short sales are sales in excess of the underwriters’ overallotment option or, where no overallotment option exists, sales in excess of the number of depositary shares an underwriter has agreed to purchase from the issuer. Neither we nor the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the depositary shares. In addition, neither we nor the underwriters will make any representation that the underwriters will engage in these transactions or that these transactions, once commenced, will not be discontinued without notice.

Certain of the underwriters and their affiliates have in the past provided to us and our affiliates and may provide from time to time in the future certain commercial banking, financial advisory, investment banking and other services for us and such affiliates in the ordinary course of their business, for which they have received and may continue to receive customary fees and commissions. J.P. Morgan Securities LLC may remit to us its underwriting fees related to this offering, pursuant to the resolution of a dispute between the two parties. From time to time, certain of the underwriters and their affiliates may affect transactions for their own account or the account of customers, and hold on behalf of themselves or their customers, long or short positions in our debt or equity securities or loans, and may do so in the future.

In addition, in the ordinary course of their business activities, the underwriters and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (which may include bank loans and/or credit default swaps) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. Certain of the underwriters or their affiliates that have a lending relationship with us routinely hedge their credit exposure to us consistent with their customary risk management policies. Typically, such underwriters and their affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities including potentially the depositary shares offered hereby. Any such credit default swaps or short positions could adversely affect future trading prices of the depositary shares offered hereby. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Conflicts of Interest

Our subsidiary, PNC Capital Markets LLC, is a member of FINRA and is participating in the distribution of the depositary shares. The distribution arrangements for this offering comply with the requirements of FINRA Rule

5121 regarding a FINRA member’s firm participation in the distribution of securities of an affiliate. In accordance with Rule 5121, PNC Capital Markets LLC may not make sales in this offering to any discretionary account without the prior approval of the customer. Our affiliates, including PNC Capital Markets LLC and other affiliates, may use this prospectus supplement and the attached prospectus in connection with offers and sales of the depositary shares in the secondary market. These affiliates may act as principal or agent in those transactions. Secondary market sales will be made at prices related to prevailing market prices at the time of sale.

Notice to Prospective Investors in the European Economic Area

In relation to each Member State of the European Economic Area (each, a “Relevant Member State”), each underwriter has represented and agreed that, with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State it has not made and will not make an offer of securities which are the subject of the offering contemplated by this prospectus supplement to the public in that Relevant Member State other than:

(a)	to any legal entity which is a qualified investor as defined in the Prospectus Directive;

(b)	to fewer than 150 natural or legal persons (other than qualified investors as defined in the Prospectus Directive), subject to obtaining the prior consent of the relevant underwriter or underwriters nominated by PNC for any such offer; or

(c)	in any other circumstances falling within Article 3(2) of the Prospectus Directive, provided that no such offer of securities shall require us or any underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Directive or supplement a prospectus pursuant to Article 16 of the Prospectus Directive.

For the purposes of this provision, the expression an “offer of securities to the public” in relation to any securities in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the securities to be offered so as to enable an investor to decide to purchase or subscribe for the securities, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State, and the expression “Prospectus Directive” means Directive 2003/71/EC (as amended, including by Directive 2010/73/EU), and includes any relevant implementing measure in the Relevant Member State.

Notice to Prospective Investors in the United Kingdom

This prospectus supplement and the accompanying prospectus are only being distributed to, and is only directed at, persons in the United Kingdom that are qualified investors within the meaning of Article 2(1)(e) of the Prospectus Directive that are also (i) investment professionals falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (the “Order”) or (ii) high net worth entities, and other persons to whom it may lawfully be communicated, falling within Article 49(2)(a) to (d) of the Order (each such person being referred to as a “relevant person”). Any investment or investment activity to which this prospectus supplement relates is available only to relevant persons and will be engaged in only with relevant persons. Any person in the United Kingdom that is not a relevant person should not act or rely on this document or any of its contents.

Notice to Investors in Canada

The securities are not being offered and may not be sold to any purchaser in a province or territory of Canada other than the provinces of Alberta, British Columbia, Nova Scotia, New Brunswick, Ontario, Prince Edward Island, Quebec, Saskatchewan and the Yukon Territory.

The securities may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the securities must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 (or, in the case of securities issued or guaranteed by the government of a non-Canadian jurisdiction, section 3A.4) of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

Legal Matters

The validity of the shares of preferred stock we are offering will be passed upon for us by Christi Davis, Esq., Managing Chief Counsel and Corporate Secretary of PNC. Ms. Davis beneficially owns, or has rights to acquire, an aggregate of less than 1% of PNC’s common stock. Additionally, certain tax matters relating to the offering will be passed upon for us by McGuire Woods LLP, special counsel to PNC. The underwriters have been represented in connection with this offering by Cravath, Swaine & Moore LLP, New York, New York.

Experts

The consolidated financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this prospectus supplement and the accompanying prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2015, have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

THE PNC FINANCIAL SERVICES GROUP, INC.

Debt Securities

Common Stock

Preferred Stock

Depositary Shares

Purchase Contracts

Units

Warrants

We may offer and sell the securities listed above from time to time in one or more offerings. We may also issue common stock, preferred stock, depositary shares or debt securities upon the conversion, exchange or exercise of certain of the securities listed above. One or more selling security holders to be identified in the future may also offer and sell the securities listed above from time to time. This prospectus describes the general terms of these securities and the general manner in which these securities may be offered. When we decide to sell a particular series of securities, we will provide the specific terms of the securities to be offered in supplements to this prospectus. The prospectus supplements will also describe the specific manner in which these securities will be offered and may also supplement, update or amend information in this prospectus. You should read this prospectus and the applicable prospectus supplement carefully before you invest.

In addition, PNC Capital Markets LLC and other affiliates of ours may use this prospectus in reoffers and resales in market-making transactions in any of these securities after their initial sale.

The common stock of The PNC Financial Services Group, Inc. is listed on the New York Stock Exchange under the symbol “PNC.”

PNC’s principal executive offices are located at The Tower at PNC Plaza, 300 Fifth Avenue, Pittsburgh, PA 15222-2401, and its telephone number is 412-762-2000.

Investing in these securities involves certain risks. For a discussion of certain risks that you should consider in connection with an investment in our securities, see “Risk Factors” in PNC’s Annual Report on Form 10-K for the year ended December 31, 2015, and all subsequent filings under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934. See also the section called “Risk Factors” on page 3 of this prospectus.

These securities are not savings or deposit accounts or other obligations of any bank, and they are not insured by the Federal Deposit Insurance Corporation or any other insurer or governmental agency.

Neither the Securities and Exchange Commission, any state securities commission, nor any other regulatory body has approved or disapproved of these securities or determined whether this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is February 26, 2016.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, which we refer to as the SEC, using a “shelf” registration process. Under this shelf registration process, we may from time to time sell any combination of the securities described in this prospectus in one or more offerings.

This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update, or change information contained in this prospectus. Any free writing prospectus should also be read in connection with this prospectus and with any prospectus supplement referred to therein. For purposes of this prospectus, any reference to an applicable prospectus supplement may also refer to a free writing prospectus, unless the context otherwise requires. You should read both this prospectus and any prospectus supplement together with the additional information described below under the heading “Where You Can Find More Information.”

The registration statement that contains this prospectus, including the exhibits to the registration statement and the information incorporated by reference, contains additional information about the securities offered under this prospectus. That registration statement can be read at the SEC website or at the SEC office mentioned below under the heading “Where You Can Find More Information.”

Following the initial distribution of an offering of securities, PNC Capital Markets LLC and other affiliates of ours may offer and sell those securities in secondary market transactions. PNC Capital Markets LLC and other affiliates of ours may act as a principal or agent in these transactions. This prospectus and the applicable prospectus supplement will also be used in connection with these transactions.

No person is authorized to give any information or to make any representations other than those contained or incorporated by reference in this prospectus or the applicable prospectus supplement, and, if given or made, such information or representation must not be relied upon as having been authorized. This prospectus and the applicable prospectus supplement do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the securities described in the applicable prospectus supplement or an offer to sell or the solicitation of an offer to buy such securities in any circumstances in which such offer or solicitation is unlawful.

Neither the delivery of this prospectus or the applicable prospectus supplement, nor any sale made hereunder and thereunder, shall, under any circumstances, create any implication that there has been no change in our affairs since the date of this prospectus or that the information contained or incorporated by reference in this prospectus or the applicable prospectus supplement is correct as of any time subsequent to the date of such information.

In this prospectus, we use “PNC” and “we” or “us” to refer to The PNC Financial Services Group, Inc. References to The PNC Financial Services Group, Inc. and its subsidiaries, on a consolidated basis, are specifically made where applicable.

WHERE YOU CAN FIND MORE INFORMATION

PNC files annual, quarterly and current reports, proxy statements and other information with the SEC. These filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov. You may also read and copy any document we file with the SEC at its Public Reference Room, located at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of its public reference room. The reports and other information filed by PNC with the SEC are also available at our Internet website, www.pnc.com. We have included the web addresses of the SEC and PNC as inactive textual references only. Except as specifically incorporated by reference into this document, information on those websites is not part of this document.

The SEC allows us to “incorporate by reference” information into this prospectus. This means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered part of this prospectus, and because we incorporate by reference future filings with the SEC later information that we file will automatically update and supersede this information.

This prospectus incorporates by reference the documents listed below that PNC previously filed with the SEC and any future filings that PNC makes with the SEC under Section 13(a), 13(c), 14, and 15(d) of the Securities Exchange Act of 1934 (in each case other than those documents or portions of those documents not deemed to have been filed in accordance with SEC rules) between the date of this prospectus and the termination of the offering of the securities to be issued under the registration statement, or if later until the date on which any of our affiliates cease offering and selling these securities:

Company SEC Filings	Period or Date Filed
Annual Report on Form 10-K	Year ended December 31, 2015

Current Reports on Form 8-K	January 7, 2016 and February 18, 2016

Description of Common Stock on Form 8-A (including any amendment or report filed with the SEC for the purpose of updating this description)	September 24, 1987

Documents incorporated by reference are available from PNC without charge, excluding any exhibits to those documents unless the exhibit is specifically incorporated by reference as an exhibit in this document. You can obtain documents incorporated by reference in this document by requesting them in writing or by telephone at the following addresses or telephone number:

The PNC Financial Services Group, Inc.

The Tower at PNC Plaza

300 Fifth Avenue

Pittsburgh, Pennsylvania 15222-2401

Attention: Shareholder Services

Telephone: (800) 982-7652

Online contact form: www.computershare.com/contactus

RISK FACTORS

We are subject to a number of risks potentially impacting our business, financial condition, results of operations and cash flows. For a detailed description of the potential risks, see Part I, Item 1A of PNC’s Annual Report on Form 10-K for the year ended December 31, 2015, which report is incorporated by reference in this prospectus. You should also review the risk factors that will be set forth in other documents that we file with the SEC after the date of this prospectus. See “Where You Can Find More Information.” Additional risk factors may also be set forth in any applicable prospectus supplement.

FORWARD-LOOKING STATEMENTS

We make statements in this prospectus, and we may from time to time make other statements, regarding our outlook for earnings, revenues, expenses, capital and liquidity levels and ratios, asset levels, asset quality, financial position, and other matters regarding or affecting PNC and its future business and operations that are forward-looking statements within the meaning of the Private Securities Litigation Reform Act. Forward-looking statements are typically identified by words such as “believe,” “plan,” “expect,” “anticipate,” “see,” “look,” “intend,” “outlook,” “project,” “forecast,” “estimate,” “goal,” “will,” “should” and other similar words and expressions. Forward-looking statements are subject to numerous assumptions, risks and uncertainties, which change over time. Forward-looking statements speak only as of the date made. We do not assume any duty and do not undertake to update forward-looking statements. Actual results or future events could differ, possibly materially, from those anticipated in forward-looking statements, as well as from historical performance.

We provide greater detail regarding these as well as other factors in our 2015 Form 10-K filed with the SEC and available on the SEC’s website at www.sec.gov, including in the Risk Factors and Risk Management sections and the Legal Proceedings and Commitments and Guarantees Notes of the Notes to Consolidated Financial Statements in that report, and in our subsequent SEC filings. Our forward-looking statements may also be subject to other risks and uncertainties, including those discussed elsewhere in this prospectus and any accompanying prospectus supplement or in our other filings with the SEC.

Our forward-looking statements are subject to the following principal risks and uncertainties.

•	Our businesses, financial results and balance sheet values are affected by business and economic conditions, including the following:

•	Changes in interest rates and valuations in debt, equity and other financial markets.

•	Disruptions in the U.S. and global financial markets.

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The impact on financial markets and the economy of any changes in the credit ratings of U.S. Treasury obligations and other U.S. government-backed debt, as well as issues surrounding the levels of U.S. and European government debt and concerns regarding the creditworthiness of certain sovereign governments, supranationals and financial institutions in Europe.

•	Actions by the Federal Reserve, U.S. Treasury and other government agencies, including those that impact money supply and market interest rates.

•	Changes in customers’, suppliers’ and other counterparties’ performance and creditworthiness.

•	Slowing or reversal of the current U.S. economic expansion.

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Continued residual effects of recessionary conditions and uneven spread of positive impacts of recovery on the economy and our counterparties, including adverse impacts on levels of unemployment, loan utilization rates, delinquencies, defaults and counterparty ability to meet credit and other obligations.

•	Commodity price volatility.

•	Changes in customer preferences and behavior, whether due to changing business and economic conditions, legislative and regulatory initiatives, or other factors.

•

Our forward-looking financial statements are subject to the risk that economic and financial market conditions will be substantially different than we are currently expecting. These statements are based on our current view that the U.S. economy will grow moderately again in 2016, boosted by lower oil/energy prices, improving housing activity and solid job gains, and that short-term interest rates and bond yields will rise very gradually during 2016. These forward-looking statements also do not, unless otherwise indicated, take into account the impact of potential legal and regulatory contingencies.

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PNC’s ability to take certain capital actions, including paying dividends and any plans to increase common stock dividends, repurchase common stock under current or future programs, or issue or redeem preferred stock or other regulatory capital instruments, is subject to the review of such proposed actions by the Federal Reserve as part of PNC’s comprehensive capital plan for the applicable period in connection with the regulators’ Comprehensive Capital Analysis and Review (CCAR) process and to the acceptance of such capital plan and non-objection to such capital actions by the Federal Reserve.

•

PNC’s regulatory capital ratios in the future will depend on, among other things, the company’s financial performance, the scope and terms of final capital regulations then in effect (particularly those implementing the Basel Capital Accords), and management actions affecting the composition of PNC’s balance sheet. In addition, PNC’s ability to determine, evaluate and forecast regulatory capital ratios, and to take actions (such as capital distributions) based on actual or forecasted capital ratios, will be dependent at least in part on the development, validation and regulatory approval of related models.

•

Legal and regulatory developments could have an impact on our ability to operate our businesses, financial condition, results of operations, competitive position, reputation, or pursuit of attractive acquisition opportunities. Reputational impacts could affect matters such as business generation and retention, liquidity, funding, and ability to attract and retain management. These developments could include:

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Changes resulting from legislative and regulatory reforms, including major reform of the regulatory oversight structure of the financial services industry and changes to laws and regulations involving tax, pension, bankruptcy, consumer protection, and other industry aspects, and changes in accounting policies and principles. We will be impacted by extensive reforms provided for in the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”) and otherwise growing out of the most recent financial crisis, the precise nature, extent and timing of which, and their impact on us, remains uncertain.

•	Changes to regulations governing bank capital and liquidity standards, including due to the Dodd-Frank Act and to Basel-related initiatives.

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Unfavorable resolution of legal proceedings or other claims and regulatory and other governmental investigations or other inquiries. In addition to matters relating to PNC’s current and historical business and activities, such matters may include proceedings, claims, investigations, or inquiries relating to pre-acquisition business and activities of acquired companies, such as National City Corporation. These matters may result in monetary judgments or settlements or other remedies, including fines, penalties, restitution or alterations in our business practices, and in additional expenses and collateral costs, and may cause reputational harm to PNC.

•	Results of the regulatory examination and supervision process, including our failure to satisfy requirements of agreements with governmental agencies.

•	Impact on business and operating results of any costs associated with obtaining rights in intellectual property claimed by others and of adequacy of our intellectual property protection in general.

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Business and operating results are affected by our ability to identify and effectively manage risks inherent in our businesses, including, where appropriate, through effective use of third-party insurance, derivatives, and capital management techniques, and to meet evolving regulatory capital and liquidity standards. In particular, our results currently depend on our ability to manage elevated levels of impaired assets.

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Business and operating results also include impacts relating to our equity interest in BlackRock, Inc. and rely to a significant extent on information provided to us by BlackRock. Risks and uncertainties that could affect BlackRock are discussed in more detail by BlackRock in its SEC filings.

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We grow our business in part by acquiring from time to time other financial services companies, financial services assets and related deposits and other liabilities. Acquisition risks and uncertainties include those presented by the nature of the business acquired, including in some cases those associated with our entry into new businesses or new geographic or other markets and risks resulting from our inexperience in those new areas, as well as risks and uncertainties related to the acquisition transactions themselves, regulatory issues, and the integration of the acquired businesses into PNC after closing.

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Competition can have an impact on customer acquisition, growth and retention and on credit spreads and product pricing, which can affect market share, deposits and revenues. Industry restructuring in the current environment could also impact our business and financial performance through changes in counterparty creditworthiness and performance and in the competitive and regulatory landscape. Our ability to anticipate and respond to technological changes can also impact our ability to respond to customer needs and meet competitive demands.

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Business and operating results can also be affected by widespread natural and other disasters, pandemics, dislocations, terrorist activities, cyberattacks or international hostilities through impacts on the economy and financial markets generally or on us or our counterparties specifically.

THE PNC FINANCIAL SERVICES GROUP, INC.

PNC is one of the largest diversified financial services companies in the United States and is headquartered in Pittsburgh, Pennsylvania. PNC has businesses engaged in retail banking, corporate and institutional banking, asset management and residential mortgage banking, providing many of its products and services nationally, as well as other products and services in PNC’s primary geographic markets located in Pennsylvania, Ohio, New Jersey, Michigan, Illinois, Maryland, Indiana, Florida, North Carolina, Kentucky, Washington, D.C., Delaware, Virginia, Alabama, Georgia, Missouri, Wisconsin and South Carolina. PNC also provides certain products and services internationally.

PNC was incorporated under the laws of the Commonwealth of Pennsylvania in 1983 with the consolidation of Pittsburgh National Corporation and Provident National Corporation. Since 1983, we have diversified our geographical presence, business mix and product capabilities through internal growth, strategic bank and non-bank acquisitions and equity investments, and the formation of various non-banking subsidiaries.

PNC common stock is listed on the New York Stock Exchange under the symbol “PNC.”

PNC’s principal executive offices are located at The Tower at PNC Plaza, 300 Fifth Avenue, Pittsburgh, Pennsylvania 15222-2401 and our telephone number is (412) 762-2000.

CONSOLIDATED RATIO OF EARNINGS TO FIXED CHARGES AND CONSOLIDATED RATIO OF EARNINGS TO COMBINED FIXED CHARGES AND PREFERRED STOCK DIVIDENDS

The table below sets forth PNC’s consolidated ratios of earnings to fixed charges and earnings to fixed charges and preferred stock dividends for the periods presented.

	Year Ended December 31
	2015		2014		2013		2012		2011
Ratio of Earnings to Fixed Charges*
Excluding interest on deposits	7.38	x	8.04	x	8.95	x	5.31	x	5.03	x
Including interest on deposits	5.23		5.88		6.24		3.96		3.37
Ratio of Earnings to Fixed Charges and Preferred Stock Dividends*
Excluding interest on deposits	5.18	x	5.41	x	5.78	x	4.02	x	4.61	x
Including interest on deposits	4.08		4.40		4.58		3.25		3.20

*	“Earnings” is computed as pretax income from continuing operations before adjustment for noncontrolling interests in consolidated subsidiaries or income or loss from equity investees, plus distributed income of equity investees, plus fixed charges excluding interest on deposits, minus noncontrolling interests in pretax income of subsidiaries that have not incurred fixed charges, minus interest capitalized, minus interest on deposits.

“Fixed charges” is computed as interest on borrowed funds, plus the interest component of rentals, plus amortization of notes and debentures, plus interest capitalized, plus interest on deposits.

USE OF PROCEEDS

We intend to use the net proceeds from the sale of the securities for general corporate purposes unless otherwise indicated in the applicable prospectus supplement. General corporate purposes may include, without limitation, working capital, capital expenditures, investments in or loans to our subsidiaries, refinancing of outstanding indebtedness, share repurchases (including, but not limited to, repurchases of our common stock), dividends, funding potential future acquisitions and satisfaction of other obligations. We may temporarily invest the net proceeds or use them to repay short-term debt until they are used for their stated purpose.

DESCRIPTION OF DEBT SECURITIES

This section describes the general terms and provisions of the debt securities that PNC may offer. The debt securities may be either senior debt securities or subordinated debt securities.

The senior debt securities will be issued under an indenture between PNC and The Bank of New York Mellon, as trustee, dated as of September 6, 2012, as may be amended or supplemented, which we refer to as the senior indenture. The subordinated debt securities will be issued under an indenture between PNC and The Bank of New York Mellon, as trustee, dated as of December 19, 2012, as supplemented by a First Supplemental Indenture, dated April 28, 2014, as may be further amended or supplemented, which we refer to as the subordinated indenture. Together, the senior indenture and the subordinated indenture are referred to as the indentures.

We have summarized selected provisions of the indentures below. The summary is not complete and does not describe every aspect of each indenture. The indentures have been filed as exhibits to the registration statement of which this prospectus is a part and have been qualified under the Trust Indenture Act of 1939, as amended, which we refer to as the Trust Indenture Act. You should read the more detailed provisions of the applicable indenture, including the defined terms, for provisions that may be important to you. You should also consider applicable provisions of the Trust Indenture Act. The particular terms of any debt securities we offer will be described in the related prospectus supplement, along with any applicable modifications of or additions to the general terms of the debt securities described below and in the indentures. For a description of the terms of any series of debt securities, you should also review both the prospectus supplement relating to that series and the description of the debt securities set forth in this prospectus before making an investment decision. Capitalized terms used in the summary have the meanings specified in the applicable indenture.

PNC is a holding company that conducts substantially all its operations through subsidiaries. Claims of the holders of our debt securities to participate in the assets of any PNC subsidiary upon its liquidation or recapitalization will generally have a junior position to claims of creditors of the subsidiary (including, in the case of any bank subsidiary, its depositors), except to the extent that PNC may itself be a creditor with recognized claims against the subsidiary. In addition, as a holding company, PNC is dependent on dividends or other distributions from its subsidiaries to fund payments related to its debt securities. There are certain regulatory and other limitations on the payment of dividends and on loans and other transfers of funds to PNC by its bank subsidiaries. For further information concerning restrictions on loans, dividends or advances from bank subsidiaries to the parent company, see the following sections in our 2015 Form 10-K: Supervision and Regulation section in Item 1, Item 1A Risk Factors, the Capital portion of the Consolidated Balance Sheet Review section and the Liquidity Risk Management portion of the Risk Management section in Item 7 and Note 16 Equity and Note 19 Regulatory Matters in the Notes To Consolidated Financial Statements in Item 8 of PNC’s 2015 Form 10-K.

General

The debt securities will be direct unsecured obligations of PNC. The indentures do not limit the amount of debt securities that PNC may issue from time to time in one or more series. We also may, from time to time, incur additional indebtedness that is effectively senior to the senior debt securities and/or the subordinated debt securities. Neither the indentures nor the debt securities will limit or otherwise restrict the amount of other indebtedness which may be incurred or other securities that may be issued by us or our subsidiaries, including indebtedness that may rank effectively senior to the senior debt securities and/or the subordinated debt securities.

PNC will specify in the prospectus supplement relating to a particular series of debt securities being offered the terms relating to the offering. The terms may include:

•	the title and type of the debt securities,

•	the aggregate principal amount of the debt securities,

•	the date or dates on which the principal of and premium, if any, on the debt securities will be payable,

•	the interest rate on the debt securities or the method by which the interest rate may be determined,

•	the date from which interest will accrue and the record and interest payment dates for the debt securities,

•	any optional redemption provisions that would permit us or the holders of debt securities to redeem the debt securities before their final maturity,

•	any sinking fund provisions that would obligate us to redeem the debt securities before their final maturity,

•	the denominations in which the debt securities shall be issued, if issued in denominations other than $1,000 and any integral multiple thereof,

•	the portion of the principal amount of the debt securities that will be payable upon an acceleration of the maturity of the debt securities,

•	any Events of Default or Default which will apply to the debt securities that differ from those contained in the indentures,

•	provisions for subordination of the debt securities if different than those contained in the subordinated indenture,

•	the currency or currencies in which the debt securities will be denominated, payable, redeemable or repurchaseable,

•

whether the debt securities are convertible and the terms and conditions applicable to conversion, including the conversion price or rate at which shares of PNC common stock will be delivered, the circumstances in which such price or rate will be adjusted, the conversion period, and other conversion terms and provisions,

•	whether the debt securities of such series will be defeasible, and

•	any other terms of such debt securities.

The indentures provide that we will issue debt securities in fully registered form. The principal of, and premium, if any, and interest on fully registered securities will be payable at the place of payment designated for such securities and stated in the prospectus supplement. PNC also has the right to make interest payments by check mailed to the holder at the holder’s registered address. The principal of, and premium, if any, and interest on any debt securities in other forms will be payable in the manner and at the place or places as may be designated by PNC and specified in the prospectus supplement.

You may exchange or transfer debt securities at the corporate trust office of the trustee for such series of debt securities or at any other office or agency maintained by us for those purposes. We will not require payment of a service charge for any transfer or exchange of the debt securities, but PNC may require payment of a sum sufficient to cover any applicable tax or other governmental charge.

We may issue debt securities with “original issue discount.” Original issue discount debt securities bear no interest or bear interest at below-market rates and will be sold below their stated principal amount. The applicable prospectus supplement will describe any special federal income tax consequences and other special considerations applicable to any securities issued with original issue discount.

Ranking of Debt Securities

Senior Debt Securities

The senior debt securities will rank equally with all unsecured senior indebtedness of PNC. There is no limitation on PNC creating, incurring or issuing additional senior indebtedness.

Subordinated Debt Securities

The subordinated debt securities will be subordinated in right of payment to all senior indebtedness of PNC and other specified company obligations.

“Senior indebtedness of PNC” means the principal of, and premium, if any, and interest on (i) all “indebtedness for money borrowed” of PNC whether outstanding on the date of execution of the subordinated indenture or thereafter created, assumed or incurred, except for the subordinated debt securities, specified previously issued subordinated indebtedness, trade creditor indebtedness and indebtedness that expressly states that it is subordinate in right of payment to indebtedness for borrowed money of PNC and (ii) any deferrals, renewals or extensions of any such indebtedness.

The term “indebtedness for money borrowed” means:

•

any obligation of, or any obligation of another person guaranteed by, PNC for the repayment of money borrowed or purchased, whether or not evidenced by bonds, debentures, notes or other written instruments,

•	any off-balance sheet guarantee obligation,

•	any obligation under a direct credit substitute,

•	any capitalized lease obligation, and

•	any deferred obligation for payment of the purchase price of any property or assets.

Unless otherwise provided for in the terms of the debt securities of any series, the subordinated debt securities will also be subordinated in right of payment to all “other company obligations” and will be subject to an obligation of PNC to pay any “excess proceeds” (as defined in the subordinated indenture) to creditors in respect of any unpaid “other company obligations.”

“Other company obligations” means obligations of PNC associated with derivative products such as interest rate and currency exchange contracts, foreign exchange contracts, commodity contracts, or any similar arrangements, unless the instrument by which PNC incurred, assumed or guaranteed the obligation expressly provides that it is subordinate or junior in right of payment to any other indebtedness or obligations of PNC.

Unless otherwise provided for in the terms of the debt securities of any series, upon the liquidation, dissolution, winding up, or reorganization of PNC, PNC must pay to the holders of all senior indebtedness of

PNC the full amounts of principal of, and premium and interest on, that senior indebtedness before any payment is made on the subordinated debt securities. If, after PNC has made those payments on the senior indebtedness (i) there are amounts available for payment on the subordinated debt securities (as defined in the subordinated indenture, “excess proceeds”), and (ii) at such time, any creditors in respect of “other company obligations” have not received their full payments, then PNC will first use such excess proceeds to pay in full all such “other company obligations” before PNC makes any payment in respect of the subordinated debt securities. In addition, PNC may not make any payment on the subordinated debt securities in the event PNC has defaulted in the payment of the principal of, or premium, if any, or interest on any senior indebtedness of PNC, after giving effect to any applicable grace period, or any event of default with respect to any senior indebtedness of PNC that would give rise to a right of acceleration has occurred and is continuing, or would occur as a result of such payment on the subordinated debt securities.

The subordinated debt securities will rank equally with all other unsecured subordinated indebtedness of PNC issued under the subordinated indenture. In the event of insolvency of PNC, it is possible that the definition of indebtedness that is senior to the subordinated indebtedness issued under prior indentures could be construed differently because the definition of senior indebtedness in the current subordinated indenture does not read identically to such definition in prior subordinated indentures. If this was to occur, it is possible certain holders of the subordinated indebtedness issued under prior subordinated indentures may have rights that are senior to the subordinated debt securities issued under the subordinated indenture. If this were to occur, holders of the subordinated debt securities may recover less ratably than holders of subordinated indebtedness issued under these prior indentures.

Because of the subordination provisions and the obligation to pay excess proceeds described above and as described more fully in the applicable prospectus supplement, in the event of insolvency of PNC, holders of the subordinated debt securities may recover less ratably than holders of subordinated indebtedness issued by PNC under prior subordinated indentures, senior indebtedness of PNC, creditors with respect to “other company obligations” and other creditors of PNC.

In addition, the subordinated debt securities may be fully subordinated to interests held by the U.S. government in the event of a receivership, insolvency, liquidation, or similar proceeding by the Corporation, including a proceeding under the orderly liquidation authority provisions of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010.

Certain Covenants

The indentures contain certain covenants that impose various restrictions on PNC and, as a result, afford the holders of its debt securities certain protections. The section below provides a description of the covenants. You should review the full text of the covenants to evaluate the covenants.

Restriction on Sale or Issuance of Voting Stock of a Principal Subsidiary Bank

The covenant described below is designed to ensure that, for so long as any senior debt securities issued by PNC are outstanding, PNC will continue directly or indirectly to own and thus serve as the holding company for its “principal subsidiary banks.” When we use the term “principal subsidiary banks,” we mean each of:

•	PNC Bank, National Association (“PNC Bank”),

•	any other subsidiary bank the consolidated assets of which constitute 20% or more of the consolidated assets of PNC and its subsidiaries,

•	any other subsidiary bank designated as a principal subsidiary bank by the board of directors of PNC, or

•

any subsidiary that owns any voting shares or certain rights to acquire voting shares of any principal subsidiary bank, and their respective successors, provided any such successor is a subsidiary bank or a subsidiary, as appropriate.

As of the date hereof, PNC’s only principal subsidiary banks are PNC Bank and its parent, PNC Bancorp, Inc.

The senior indenture prohibits PNC, unless consent is obtained from the holders of a majority in principal amount of each series of senior debt securities, from:

•	selling or otherwise disposing of, and permitting a principal subsidiary bank to issue, voting shares or certain rights to acquire voting shares of a principal subsidiary bank,

•	permitting the merger or consolidation of a principal subsidiary bank with or into any other corporation, or

•	permitting the sale or other disposition of all or substantially all the assets of any principal subsidiary bank,

if, after giving effect to any one of the transactions described above and the issuance of the maximum number of voting shares issuable upon the exercise of all such rights to acquire voting shares of a principal subsidiary bank, PNC would own directly or indirectly less than 80% of the voting shares of such principal subsidiary bank.

These restrictions do not apply to:

•	transactions required by any law, or any regulation or order of any governmental authority,

•

transactions required as a condition imposed by any law, or any regulation or order of any governmental authority, to the acquisition by PNC, directly or indirectly, or any other corporation or entity if thereafter,

•	PNC would own at least 80% of the voting shares of the other corporation or entity,

•	the consolidated banking assets (as defined in the senior indenture) of PNC would be at least equal to those prior thereto, and

•	the board of directors of PNC shall have designated the other corporation or entity a principal subsidiary bank,

•	transactions that do not reduce the percentage of voting shares of such principal subsidiary bank owned directly or indirectly by PNC, and

•	transactions where the proceeds are invested within 180 days after such transaction in any one or more subsidiary banks.

The indenture does permit the following:

•	the merger of a principal subsidiary bank with and into a principal subsidiary bank or PNC,

•	the consolidation of principal subsidiary banks into a principal subsidiary bank or PNC, or

•	the sale or other disposition of all or substantially all of the assets of any principal subsidiary bank to another principal subsidiary bank or PNC,

so long as, in any such case in which the surviving, resulting or acquiring entity is not PNC, PNC would own at least 80% of the voting shares of the principal subsidiary bank surviving such transaction.

This covenant only applies to senior debt securities issued by PNC and is not contained in the subordinated indenture.

Restriction on Liens

The purpose of the restriction on liens covenant is to preserve, for so long as any senior debt securities issued by PNC are outstanding, PNC’s direct or indirect interest in voting shares of principal subsidiary banks free of security interests of other creditors. The covenant permits certain specified liens and liens where the senior debt securities are equally secured. The senior indenture prohibits PNC and its subsidiaries from creating or permitting any liens (other than certain tax and judgment liens) upon voting shares of any principal subsidiary bank to secure indebtedness for borrowed money unless the senior debt securities are equally and ratably secured. Notwithstanding this prohibition, PNC may create or permit the following:

•	purchase money liens and liens on voting shares of any principal subsidiary bank existing at the time such voting shares are acquired or created within 120 days thereafter,

•	the acquisition of any voting shares of any principal subsidiary bank subject to liens at the time of acquisition or the assumption of obligations secured by a lien on such voting shares,

•	under certain circumstances, renewals, extensions or refunding of the liens described in the two preceding bullets, and

•	liens to secure loans or other extensions of credit under Section 23A of the Federal Reserve Act or any successor or similar federal law or regulation.

This covenant only applies to senior debt securities issued by PNC and is not contained in the subordinated indenture.

Consolidation or Merger

The covenant described below protects the holders of debt securities upon certain transactions involving PNC by requiring any successor to PNC to assume the predecessor’s obligations under the indentures. PNC may consolidate with, merge into, or transfer its properties and assets substantially as an entirety to, any other corporation organized under the laws of any domestic jurisdiction, if:

•	the successor corporation assumes all obligations of PNC under the debt securities and under the indenture,

•

immediately after the transaction, in the case of the senior indenture, no Event of Default, and no event which, after notice or lapse of time, would become an Event of Default, exists or, in the case of the subordinated indenture, no Event of Default or Default, and no event which, after notice or lapse of time, would become an Event of Default or Default, exists, and

•	certain other conditions are met.

The covenant is contained in both the senior indenture and the subordinated indenture. The indentures, however, do not limit our ability to enter into a highly leveraged transaction or provide you with any special protection in the event of such a transaction.

Modification and Waiver

PNC and the trustee may modify each indenture with the consent of the holders of a majority in aggregate principal amount of outstanding debt securities of each series affected by the modification, provided, however, that each affected holder must consent to any modification or amendment that:

•	changes the stated maturity of any payment of principal or interest,

•	reduces the principal amount of, or the premium, if any, or the interest on such debt security,

•	reduces the portion of the principal amount of an original issue discount debt security, payable upon acceleration of the maturity of that debt security,

•	changes the place or places where, or the currency in which, any debt security or any premium or interest is payable,

•	impairs the right of the holder to institute suit for the enforcement of any payment on or with respect to any debt security,

•	adversely affect the right of the holder to convert any debt security, or

•

reduces the percentage in principal amount of debt securities necessary to modify the indenture or the percentage in principal amount of outstanding debt securities necessary to waive compliance with conditions and defaults under the indenture.

PNC and the trustee may modify and amend each indenture without the consent of any holder of debt securities for any of the following purposes:

•	to evidence the succession of another corporation to PNC,

•	to provide for the acceptance of appointment of a successor trustee,

•	to add to the covenants of PNC for the benefit of the holders of the debt securities,

•

to cure any ambiguity, defect or inconsistency in the indenture, or to make any other provisions with respect to matters or questions arising under the indenture, if such action does not adversely affect the holders of the debt securities in any material respect,

•	to secure the debt securities under applicable provisions of the indenture,

•	to establish conversion rights of holders,

•	to establish the form or terms of the debt securities,

•	to change or eliminate provisions of the indenture that apply only to a new series of debt securities,

•	to add Events of Default or Defaults,

•	to eliminate or modify Events of Default or Defaults in connection with establishing a series of debt securities, or

•	to add, change or eliminate any provision as shall be necessary or desirable in accordance with any amendment to the Trust Indenture Act.

In addition, the holders of a majority in principal amount of outstanding debt securities of any series may, on behalf of all holders of that series, waive compliance with certain covenants, including in the case of outstanding senior debt securities, those described under the captions above entitled “Restriction on Sale or Issuance of Voting Stock of a Principal Subsidiary Bank” and “Restriction on Liens.” Covenants concerning the payment of principal, premium, if any, and interest on the debt securities, compliance with the terms of the indenture, maintenance of an agency, and certain monies held in trust may only be waived pursuant to a supplemental indenture executed with the consent of each affected holder of debt securities as described above.

Events of Default, Defaults and Waivers of Default

The senior indenture defines an “Event of Default” with respect to any series of senior debt securities as being any one of the following events unless such event is specifically deleted or modified in connection with the establishment of the senior debt securities of a particular series:

•	failure to pay interest on such series for 30 days after the payment is due,

•	failure to pay the principal of or premium, if any, on such series when due,

•	failure to deposit any sinking fund payment with respect to such series when due,

•

failure to perform any other covenant or warranty in the indenture that applies to such series for 90 days after PNC has received written notice of the failure to perform in the manner specified in the indenture,

•	the occurrence of certain events relating to bankruptcy, insolvency or reorganization of either PNC or any principal subsidiary bank, or

•	any other Event of Default provided with respect to such senior debt securities.

The subordinated indenture defines an Event of Default with respect to any series of subordinated debt securities as certain events involving the bankruptcy or reorganization of PNC or any principal subsidiary bank, or any other Event of Default specified in the supplemental indenture under which such subordinated debt securities are issued or in the form of securities for such series. The subordinated indenture defines a “Default” with respect to any series of subordinated debt securities as:

•	failure to pay interest on such series for 30 days after the payment is due,

•	failure to pay the principal of or premium, if any, on such series when due,

•	failure to deposit any sinking fund payment with respect to such series when due,

•

failure to perform any other covenant or warranty in the indenture that applies to such series for 90 days after PNC has received written notice of the failure to perform in the manner specified in the indenture, or

•	any other Default provided with respect to such subordinated debt securities.

With respect to the subordinated debt securities, there is only a right of acceleration in the case of an Event of Default. There is no right of acceleration in the case of a Default. Accordingly, payment of principal of any series of subordinated debt securities may be accelerated only in the case of the bankruptcy or reorganization of PNC or any principal subsidiary bank or any other Event of Default specified in the supplemental indenture under which such subordinated debt securities are issued.

If an Event of Default occurs and is continuing with respect to any series of debt securities, either the trustee or the holders of at least 25% in principal amount of outstanding debt securities of that series may declare the principal of such series (or if debt securities of that series are original issue discount securities, a specified amount of the principal) to be due and payable immediately. Subject to certain conditions, the holders of a majority in principal amount of the outstanding debt securities of such series may rescind such declaration. Prior to any declaration of acceleration, the holders of a majority in principal amount of the outstanding debt securities of the applicable series may waive any past default, except a payment default, or a past default in respect of a covenant or provision of the indenture which cannot be modified without the consent of the holder of each outstanding debt security affected. Upon this waiver the default will cease to exist and any Event of Default or Default arising therefrom will be deemed cured.

Other than its duties in the case of an Event of Default or Default, the trustee is not obligated to exercise any of the rights or powers in the indenture at the request or direction of holders of debt securities unless such holders offer the trustee security or indemnity satisfactory to the trustee. If such indemnification is provided, then, subject to the other rights of the trustee, the holders of a majority in principal amount of the outstanding debt securities of any series may direct the time, method and place of conducting any proceeding for any remedy available to the trustee with respect to debt securities of such series.

Each indenture provides that if default is made on payment of interest and continues for a 30 day period or if default is made on payment of principal of any debt security of any series, PNC will, upon demand of the trustee, pay to it, for the benefit of the holder of any such debt security, the whole amount then due and payable on such debt security for principal, premium, if any, and interest. Each indenture further provides that if PNC fails to pay such amount immediately upon such demand, the trustee may, among other things, institute a judicial proceeding for its collection.

Each indenture requires us to furnish annually to the trustee certificates as to the absence of any default under the applicable indenture. The trustee may withhold notice to the holders of debt securities of any default (except in payment of principal, premium, if any, interest or sinking fund installment) if the trustee determines that the withholding of the notice is in the interest of those holders.

The holder of any debt security of any series may institute any proceeding with respect to the applicable indenture or for any remedy thereunder if:

•	a holder previously has given the trustee written notice of a continuing Event of Default or Default with respect to debt securities of that series,

•

the holders of at least 25% in principal amount of the outstanding debt securities of that series have made a written request, and offered indemnity satisfactory to the trustee, to the trustee to institute such proceeding,

•	the trustee has not received directions inconsistent with such request from the holders of a majority in principal amount of the outstanding debt securities of that series, and

•	the trustee has not started such proceeding within 60 days after receiving the request.

The holder of any debt security will have, however, an absolute right to receive payment of the principal of, and premium, if any, and interest on such debt security when due, to convert such debt security, if applicable, and to institute suit to enforce any such payment.

Convertibility

The debt securities may be designated as convertible at the option of the holder into common stock of PNC in accordance with the term of such series. You should refer to the applicable prospectus supplement for a description of the specific conversion provisions and terms of any series of convertible debt securities that we may offer by that prospectus supplement. These terms and provisions may include:

•	the title and specific designation of the convertible debt securities,

•	the terms and conditions upon which conversion of the convertible debt securities may be effected, including the conversion price or rate, the conversion period and other conversion provisions,

•	any circumstances in which the conversion price or rate will be adjusted,

•	the terms and conditions on which we may, or may be required to, redeem the convertible debt securities,

•	the place or places where we must pay the convertible debt securities and where any convertible debt securities issued in registered form may be sent for transfer, conversion or exchange, and

•	any other terms of the convertible debt securities and any other deletions from or modifications or additions to the indenture in respect of the convertible debt securities.

Defeasance

We may choose to defease the debt securities in one of two ways as follows. If we have the ability to do so, we will state that in the prospectus supplement.

Full Defeasance

We may terminate or “defease” our obligations under the indenture of any series of debt securities, provided that certain conditions are met, including:

•

we must irrevocably deposit in trust for the benefit of all holders, a combination of U.S. dollars or U.S. government obligations, specified in the applicable prospectus supplement, that will generate enough cash to make interest, principal and any other payments on the debt securities on their applicable due dates,

•

there must be a change in current federal tax law or an Internal Revenue Service (“IRS”) ruling that lets us make the above deposit without causing you to be taxed on your security any differently than if we did not make the deposit and just repaid the security, and

•

an opinion of independent counsel shall have been delivered to the trustee to the effect that the holders of the debt securities of such series will have no federal income tax consequences as a result of such deposit and termination and that if the securities are listed on the New York Stock Exchange they will not be delisted.

If we ever fully defease your debt security, you will have to rely solely on the trust deposit for payments on your debt security. You could not look to us for repayment in the unlikely event of any shortfall. Conversely, the trust deposit would most likely be protected from claims of our lenders and other creditors if we ever became bankrupt or insolvent. Your right to convert any convertible debt security remains after defeasance.

Covenant Defeasance

Under current federal tax law, we can make the same type of deposit described above and be released from some of the restrictive covenants relating to your debt security. This is called “covenant defeasance.” In that event, you would lose the protection of those restrictive covenants but would gain the protection of having money and securities set aside in trust to repay your debt security. In order to achieve covenant defeasance, we must do the following:

•

deposit in trust for the benefit of the holders of the debt securities a combination of U.S. dollars and U.S. government obligations specified in the applicable prospectus supplement, that will generate enough cash to make interest, principal and any other payments on the debt securities on their applicable due dates, and

•

deliver to the trustee a legal opinion of our counsel confirming that under current federal income tax law we may make the above deposit without causing you to be taxed on your debt security any differently than if we did not make the deposit and just repaid the debt security ourselves.

Governing Law

Each indenture provides that the debt securities issued pursuant thereto will be governed by, and construed in accordance with, the laws of the Commonwealth of Pennsylvania, except that the rights, immunities, duties and liabilities of the trustee will be governed by New York law.

Regarding the Trustee

In the ordinary course of business, PNC may maintain lines of credit with one or more trustees for a series of debt securities, and the principal subsidiary banks and other subsidiary banks may maintain deposit accounts and conduct other banking transactions with one or more trustees for a series of debt securities.

Trustee’s Duty to Resign Under Certain Circumstances

The trustee serves as trustee under indentures governing debt securities previously issued by PNC Funding Corp, a wholly owned finance subsidiary of PNC. PNC Funding Corp debt securities are guaranteed by PNC. Any occurrence of a default under the indentures governing PNC or PNC Funding Corp debt securities could create a conflicting interest under the Trust Indenture Act with respect to any trustee who serves as trustee for both the debt securities issued by PNC and PNC Funding Corp.

In addition, PNC may issue both senior and subordinated debt securities pursuant to the indentures described in this section. Because the subordinated debt securities will rank junior in right of payment to the senior debt securities, the occurrence of a default under the indenture with respect to the subordinated debt securities or any senior debt securities could create a conflicting interest under the Trust Indenture Act with respect to any trustee who serves as trustee for both senior and subordinated debt securities.

Furthermore, upon the occurrence of a default under the indenture with respect to any series of debt securities the trustee of which maintains banking relationships with PNC, such trustee would have a conflicting interest under the Trust Indenture Act as a result of such business relationships. If a default has not been cured or waived within 90 days after the trustee has or acquires a conflicting interest, the trustee generally is required by the Trust Indenture Act to eliminate such conflicting interest or resign as trustee with respect to the appropriate debt securities.

DESCRIPTION OF COMMON STOCK

General

As of the date of the prospectus, PNC is authorized to issue 800,000,000 shares of common stock.

The following summary is not complete. You should refer to the applicable provisions of the following for a complete statement of the terms and rights of the common stock:

•

PNC’s Amended and Restated Articles of Incorporation, which you can find as Exhibit 3.1 of PNC’s Annual Report on Form 10-K for the year ended December 31, 2008, including the statements with respect to shares pursuant to which certain outstanding series of preferred stock were issued,

•	an amendment to PNC’s Amended and Restated Articles of Incorporation, which you can find as Exhibit 3.1.6 of PNC’s Current Report on Form 8-K filed November 20, 2015,

•

the statement with respect to shares governing PNC’s Fixed-to-Floating Rate Non-Cumulative Perpetual Preferred Stock, Series O, which you can find as Exhibit 3.1 of PNC’s Current Report on Form 8-K filed July 27, 2011,

•

the statement with respect to shares governing PNC’s Fixed-to-Floating Rate Non-Cumulative Perpetual Preferred Stock, Series P, which you can find as Exhibit 3.1 of PNC’s Current Report on Form 8-K filed April 24, 2012,

•	the statement with respect to shares governing PNC’s Non-Cumulative Perpetual Preferred Stock, Series Q, which you can find as Exhibit 3.1 of PNC’s Current Report on Form 8-K filed September 21, 2012,

•	the statement with respect to shares governing PNC’s Non-Cumulative Perpetual Preferred Stock, Series R, which you can find as Exhibit 3.1 of PNC’s Current Report on Form 8-K filed May 7, 2013, and

•	Pennsylvania Business Corporation Law, or PBCL.

Holders of common stock are entitled to one vote per share on all matters submitted to shareholders. Holders of common stock have neither cumulative voting rights nor any preemptive rights for the purchase of additional shares of any class of stock of PNC, and are not subject to liability for further calls or assessments. The common stock does not have any sinking fund, conversion or redemption provisions.

In the event of dissolution or winding up of the affairs of PNC, holders of common stock will be entitled to share ratably in all assets remaining after payments to all creditors and payments required to be made in respect of outstanding preferred stock (including accrued and unpaid dividends thereon) have been made.

The board of directors of PNC may, except as otherwise required by applicable law or the rules of the New York Stock Exchange, cause the issuance of authorized shares of common stock without shareholder approval to such persons and for such consideration as the board of directors may determine in connection with acquisitions by PNC or for other corporate purposes.

Computershare Trust Company, N.A., Canton, MA, is the transfer agent and registrar for PNC’s common stock. The shares of common stock are listed on the New York Stock Exchange under the symbol “PNC.” The outstanding shares of common stock are, and the shares offered by this prospectus and the applicable prospectus supplement will be, validly issued, fully paid and nonassessable, and the holders of the common stock are not and will not be subject to any liability as shareholders.

Dividends and Other Payments

Holders of PNC’s common stock are only entitled to receive such dividends as our board of directors may declare out of funds legally available for such payments. The payment of future dividends is subject to the discretion of our board of directors which will consider, among other factors, economic and market conditions, our financial condition and operating results, and other factors, including contractual restrictions and applicable government regulations and policies (such as those relating to the ability of bank and non-bank subsidiaries to pay dividends to the parent company and regulatory capital limitations).

The amount of our dividend is also currently subject to the results of the supervisory assessment of capital adequacy and capital planning processes undertaken by the Federal Reserve and our primary bank regulators as part of the Comprehensive Capital Analysis and Review (CCAR) process. The Federal Reserve has the power to prohibit us from paying dividends without its approval.

We are incorporated in Pennsylvania and governed by the PBCL. Under the PBCL, PNC cannot pay dividends if, after giving effect to the dividend payments, it would be unable to pay its debts as they become due in the usual course of its business or its total assets would be less than the sum of its total liabilities plus the amount that would be needed if it were to be dissolved at the time as of which the dividend is measured, to satisfy the preferential rights upon dissolution of shareholders whose preferential rights are superior to those receiving the dividends.

Subject to certain important exceptions, the terms of certain of PNC’s outstanding series of preferred stock, capital securities and perpetual trust securities prohibit us from paying dividends on or redeeming, purchasing, acquiring or making a liquidation payment with respect to PNC’s common stock unless all accrued and unpaid dividends for all completed dividend periods with respect to that preferred stock, capital security or perpetual trust security, as applicable, have been paid.

In addition, PNC has outstanding junior subordinated debentures associated with certain capital securities. The terms of these debentures permit PNC to defer interest payments on the debentures for up to five years. If PNC defers interest payments on these debentures, subject to certain important exceptions, PNC may not pay any dividends on, redeem, purchase, acquire or a make a liquidation payment with respect to any of its common stock during the deferral period.

Dividends from PNC’s subsidiary banks are the primary source of funds for payment of dividends to PNC stockholders and there are statutory limits on the amount of dividends that our subsidiary banks can pay to us without regulatory approval. PNC is a holding company that conducts substantially all of its operations through its bank subsidiaries and other subsidiaries. As a result, PNC’s ability to make dividend payments on the common stock depends primarily on certain federal regulatory considerations and the receipt of dividends and other distributions from our subsidiaries. There are various regulatory restrictions on the ability of our banking subsidiaries to pay dividends or make other payments to us, and those restrictions can vary among the different subsidiaries based on performance, capital and other factors. In addition, a perpetual trust security issued by PNC prohibits PNC Bank and its subsidiaries from paying dividends or redeeming, purchasing, acquiring or making a liquidation payment with respect to any of its equity capital securities during the next succeeding period following a period in which full dividends are not paid on such hybrid capital security.

For further information concerning dividend restrictions and other factors that could limit PNC’s ability to pay dividends, as well as restrictions on loans, dividends or advances from bank subsidiaries to the parent company, see the following sections of PNC’s 2015 Form 10-K: Supervision and Regulation section in Item 1, Item 1A Risk Factors, the Capital portion of the Consolidated Balance Sheet Review section and the Liquidity Risk Management portion of the Risk Management section in Item 7 and Note 11 Borrowed Funds, Note 16 Equity and Note 19 Regulatory Matters in the Notes To Consolidated Financial Statements in Item 8 of PNC’s 2015 Form 10-K.

Other Provisions

PNC’s Amended and Restated Articles of Incorporation and bylaws contain various provisions that may discourage or delay attempts to gain control of PNC. PNC’s bylaws include provisions:

•	authorizing the board of directors to fix the size of the board between five and 36 directors,

•	authorizing directors to fill vacancies on the board occurring between annual shareholder meetings, including vacancies resulting from an increase in the number of directors,

•	authorizing only the board of directors, the Chairman of the board or the Chief Executive Officer to call a special meeting of shareholders,

•	providing advance notice requirements for director nominations and business to be properly brought before a shareholder meeting, and

•	authorizing a majority of the board of directors to alter, amend, add to or repeal the bylaws.

PNC’s Amended and Restated Articles of Incorporation vest the authority to make, amend and repeal the bylaws in the board of directors, subject to the power of its shareholders to change any such action.

Provisions of Pennsylvania law also could make it more difficult for a third party to acquire control of PNC or have the effect of discouraging a third party from attempting to control PNC. The PBCL allows Pennsylvania corporations to elect to either be covered or not be covered by certain “anti-takeover” provisions. PNC has elected in its bylaws not to be covered by Subchapter G of Chapter 25 of the PBCL, which would otherwise enable existing shareholders of PNC in certain circumstances to block the voting rights of an acquiring person who makes or proposes to make a control-share acquisition. PNC has also opted out of the protection of Subchapter H of Chapter 25 of the PBCL, which would otherwise enable PNC to recover certain payments made to shareholders who have evidenced an intent to acquire control of PNC. However, the following provisions of the PBCL do apply to PNC:

•	shareholders are not entitled to call a special meeting (Section 2521),

•	unless the Amended and Restated Articles of Incorporation provided otherwise (which as of the date hereof they do not), action by shareholder consent must be unanimous (Section 2524),

•	shareholders are not entitled to propose an amendment to the Amended and Restated Articles of Incorporation (Section 2535),

•

certain transactions with interested shareholders (such as mergers or sales of assets between PNC and a shareholder) where the interested shareholder is a party to the transaction or is treated differently from other shareholders require approval by a majority of the disinterested shareholders (Section 2538),

•	a five year moratorium exists on certain business combinations with a 20% or more shareholder (Sections 2551-2556), and

•	shareholders have a right to “put” their shares to a 20% shareholder at a “fair value” for a reasonable period after the 20% stake is acquired (Sections 2541-2547).

In addition, in certain instances the ability of PNC’s board to issue authorized but unissued shares of common stock and preferred stock may have an anti-takeover effect.

Existence of the above provisions could result in PNC being less attractive to a potential acquirer, or result in PNC shareholders receiving less for their shares of common stock than otherwise might be available if there is a takeover attempt.

The ability of a third party to acquire PNC is also limited under applicable banking regulations. The Bank Holding Company Act of 1956 (the “Bank Holding Company Act”) requires any “bank holding company” (as defined in such act) to obtain the approval of the Federal Reserve prior to acquiring more than 5% of our outstanding common stock. Any person other than a bank holding company is required to obtain prior approval of the Federal Reserve to acquire 10% or more of our outstanding common stock under the Change in Bank Control Act of 1978. Any holder of 25% or more of our outstanding common stock, other than an individual, is subject to regulation as a bank holding company under the Bank Holding Company Act. Furthermore, while PNC does not have a shareholder rights plan currently in effect, under Pennsylvania law, PNC’s board of directors can adopt a shareholder rights plan without stockholder approval. If adopted, a shareholder rights plan could result in substantial dilution to a person or group that attempts to acquire PNC on terms not approved by PNC’s board of directors.

While PNC does not currently have a shareholder rights plan, commonly referred to as a “poison pill,” under Pennsylvania law PNC’s board of directors can adopt a rights plan without shareholder approval. If adopted, a rights plan could operate to cause substantial dilution to a person or group who attempts to acquire PNC.

DESCRIPTION OF PREFERRED STOCK

This section describes the general terms and provisions of PNC’s preferred stock that may be offered by this prospectus as well as the specific terms of our outstanding series of preferred stock and certain terms of our authorized but unissued series of preferred stock. The prospectus supplement will describe the specific terms of the series of the preferred stock offered through that prospectus supplement and any general terms outlined in this section that will not apply to that series of preferred stock. The following summary does not purport to be complete and is qualified in its entirety by reference to the pertinent sections of PNC’s Amended and Restated Articles of Incorporation and any statements with respect to shares pursuant to which outstanding series of preferred stock were issued. You should read PNC’s Amended and Restated Articles of Incorporation, which includes the designations relating to each series of the preferred stock, for additional information before you buy any preferred stock.

General

PNC’s authorized capital stock includes 20,000,000 shares of preferred stock, par value $1.00 per share as reflected in PNC’s Amended and Restated Articles of Incorporation. The board of directors of PNC is authorized without further shareholder action to cause the issuance of additional shares of preferred stock. Any additional preferred stock may be issued in one or more series, each with the preferences, limitations, designations, conversion or exchange rights, voting rights, dividend rights, redemption provisions, voluntary and involuntary liquidation rights and other rights as the PNC board may determine at the time of issuance.

The rights of the holders of PNC’s common stock are subject to any rights and preferences of the outstanding series of preferred stock and the preferred stock offered in this prospectus. In addition, the rights of the holders of PNC’s common stock and any outstanding series of PNC’s preferred stock, would be subject to the rights and preferences of any additional shares of preferred stock, or any series thereof, which might be issued in the future.

Terms of Preferred Stock

The preferred stock will, when issued, be fully paid and nonassessable. Unless otherwise specified in the prospectus supplement, the shares of each series of preferred stock will upon issuance rank on parity in all respects with PNC’s currently existing series of preferred stock, described below, and each other series of preferred stock of PNC outstanding at that time. Holders of the preferred stock will have no preemptive rights to subscribe for any additional securities that may be issued by PNC. Unless otherwise specified in the applicable prospectus supplement, Computershare Trust Company, N.A., Canton, MA, will be the transfer agent and registrar for the preferred stock.

Because PNC is a holding company, its rights and the rights of holders of its securities, including the holders of preferred stock, to participate in the assets of any PNC subsidiary upon its liquidation or recapitalization will be subject to the prior claims of such subsidiary’s creditors and preferred shareholders, except to the extent PNC may itself be a creditor with recognized claims against such subsidiary or a holder of preferred shares of such subsidiary.

PNC may elect to offer depositary shares evidenced by depositary receipts. If PNC so elects, each depositary share will represent a fractional interest (to be specified in the prospectus supplement relating to the particular series of preferred stock) in a share of a particular series of the preferred stock issued and deposited with a depositary (as defined below). For a further description of the depositary shares, you should read “Description of Depositary Shares” below.

Dividends and Other Payments

The holders of the preferred stock will be entitled to receive dividends, if declared by the PNC board or a duly authorized committee thereof. The applicable prospectus supplement will specify the dividend rate and dates on which dividends will be payable. The rate may be fixed or variable or both. If the dividend rate is variable, the applicable prospectus supplement will describe the formula used for determining the dividend rate for each dividend period. PNC will pay dividends to the holders of record as they appear on the stock books of PNC on the record dates fixed by the PNC board or a duly authorized committee thereof. PNC may pay dividends in the form of cash, preferred stock (of the same or a different series) or common stock of PNC, in each case as specified in the applicable prospectus supplement.

Any series of preferred stock will, with respect to the priority of payment of dividends, rank senior to all classes of common stock and any class of preferred stock PNC issues that specifically provides that it will rank junior to such preferred stock in respect to dividends, whether or not the preferred stock is designated as cumulative or noncumulative.

The applicable prospectus supplement will state whether dividends on any series of preferred stock are cumulative or noncumulative. If the PNC board does not declare a dividend payable on a dividend payment date on any noncumulative preferred stock, then the holders of that noncumulative preferred stock will not be entitled to receive a dividend for that dividend period, and PNC will have no obligation to pay any dividend for that dividend period, even if the PNC board declares a dividend on that series payable in the future. Dividends on any cumulative preferred stock will accrue from the date of issuance or the date specified in the applicable prospectus supplement.

The PNC board will not declare and pay a dividend on PNC’s common stock or on any class or series of stock of PNC ranking subordinate as to dividends to a series of preferred stock (other than dividends payable in common stock or in any class or series of stock of PNC ranking subordinate as to dividends and assets to such series), until PNC has paid in full dividends for all past dividend periods on all outstanding senior ranking cumulative preferred stock and has declared a current dividend on all preferred stock ranking senior to that series. If PNC does not pay in full dividends for any dividend period on all shares of preferred stock ranking equally as to dividends, all such shares will participate ratably in the payment of dividends for that period in proportion to the full amounts of dividends to which they are entitled.

Subject to certain important exceptions, the terms of certain of PNC’s outstanding series of capital securities and perpetual trust securities prohibit us from paying dividends on or redeeming, purchasing, acquiring or making a liquidation payment with respect to PNC’s preferred stock unless all accrued and unpaid dividends for all completed dividend periods with respect to such capital security or perpetual trust security, as applicable, have been paid.

In addition, PNC has outstanding junior subordinated debentures associated with certain capital securities. The terms of these debentures permit PNC to defer interest payments on the debentures for up to five years. If PNC defers interest payments on these debentures, subject to certain important exceptions, PNC may not pay any dividends on, redeem, purchase, acquire or a make a liquidation payment with respect to any of its preferred stock during the deferral period.

Dividends from PNC’s subsidiary banks are the primary source of funds for payment of dividends to holders of preferred stock and there are statutory limits on the amount of dividends that our subsidiary banks can pay to us without regulatory approval. PNC is a holding company that conducts substantially all of its operations through its bank subsidiaries and other subsidiaries. As a result, PNC’s ability to make dividend payments on the preferred stock depends on the receipt of dividends and other distributions from our subsidiaries. There are various regulatory restrictions on the ability of our banking subsidiaries to pay dividends or make other payments to us, and those restrictions can vary among the different subsidiaries based on performance, capital and other factors. In addition, a perpetual trust security issued by PNC prohibits PNC Bank and its subsidiaries from paying dividends or redeeming, purchasing, acquiring or making a liquidation payment with respect to any of PNC Bank’s equity capital securities during the next succeeding period following a period in which full dividends are not paid on such perpetual trust security.

For further information concerning dividend restrictions and other factors that could limit PNC’s ability to pay dividends, as well as restrictions on loans, dividends or advances from bank subsidiaries to the parent company, see the following sections of PNC’s 2015 Form 10-K: Supervision and Regulation section in Item 1, Item 1A Risk Factors, the Capital portion of the Consolidated Balance Sheet Review section and the Liquidity Risk Management portion of the Risk Management section in Item 7 and Note 11 Borrowed Funds, Note 16 Equity and Note 19 Regulatory Matters in the Notes To Consolidated Financial Statements in Item 8 of PNC’s 2015 Form 10-K.

Voting

Except as provided in this prospectus or in the applicable prospectus supplement, or as required by applicable law, the holders of preferred stock will not be entitled to vote. Except as otherwise required by law or provided by the PNC board and described in the applicable prospectus supplement, holders of preferred stock having voting rights and holders of common stock vote together as one class. Holders of preferred stock do not have cumulative voting rights. PNC is not required to obtain any consent of holders of preferred stock of a series in connection with the authorization, designation, increase or issuance of any shares of preferred stock that rank junior or equal to the preferred stock of such series with respect to dividends and liquidation rights.

Right to Elect Two Directors upon Nonpayment of Dividends. If PNC has failed to pay, or declare and set apart for payment, dividends on all outstanding shares of preferred stock in an amount that equals six quarterly dividends at the applicable dividend rate for such preferred stock, whether or not cumulative, then the number of directors of PNC will be increased by two at the first annual meeting of shareholders held thereafter, and at such meeting and at each subsequent annual meeting until cumulative dividends payable for all past dividend periods and continuous noncumulative dividends for at least one year on all outstanding shares of preferred stock entitled thereto shall have been paid, or declared and set apart for payment, in full, the holders of all outstanding preferred stock voting together as a class will be entitled to elect those two additional directors to hold office for a term of one year. Upon such payment, or declaration and setting apart for payment, in full, the terms of the two additional directors will end, and the number of directors of PNC will be reduced by two, and such voting rights of the holders of preferred stock will end, subject to increase in the number of directors as described above and to revesting of this voting right in the event of each and every additional failure in the payment of dividends in an amount equal to six quarterly dividends as described above.

Under interpretations adopted by the Federal Reserve or its staff, if the holders of preferred stock of any series become entitled to vote for the election of directors because dividends on such series are in arrears as described above, that series may then be deemed a “class of voting securities” and a holder of 25% or more of such series (or a holder of 5% or more if it otherwise exercises a “controlling influence” over PNC) may then be subject to regulation as a bank holding company in accordance with the Bank Holding Company Act. In addition, when the series is deemed a class of voting securities, any other bank holding company may be required to obtain the prior approval of the Federal Reserve to acquire more than 5% of that series, and any person other than a bank holding company may be required to obtain the prior approval of the Federal Reserve to acquire 10% or more of that series.

Voting Rights Under Pennsylvania Law. The PBCL attaches mandatory voting rights to preferred stock in connection with certain amendments to PNC’s Amended and Restated Articles of Incorporation, under which the holders of preferred stock of a particular series would be entitled to vote as a class if the amendment would:

•	authorize our board of directors to fix and determine the relative rights and preferences, as between series, of any preferred or special class,

•	make any changes in the preferences, limitations or special rights (other than preemptive rights or the rights to vote cumulatively) of the shares of a class or series adverse to the class or series,

•	authorize a new class or series of shares having a preference as to dividends or assets that is senior to the shares of a class or series,

•	increase the number of authorized shares of any class or series having a preference as to dividends or assets which is senior in any respect to the shares of a class or series, or

•	make the outstanding shares of a class or series redeemable by a method that is not pro rata, by lot or otherwise equitable.

Holders of outstanding shares of preferred stock are also entitled under Pennsylvania law to vote as a class on a plan of merger that effects any change in PNC’s Amended and Restated Articles of Incorporation if the holders would have been entitled to a class vote under the statutory provision relating to the adoption of articles amendments discussed above.

Liquidation of PNC

In the event of the voluntary or involuntary liquidation of PNC, the holders of each outstanding series of preferred stock will be entitled to receive liquidating distributions before any distribution is made to the holders of common stock or of any class or series of stock of PNC ranking subordinate to that series, in the amount fixed by the PNC board for that series and described in the applicable prospectus supplement, plus, if dividends on that series are cumulative, accrued and unpaid dividends.

Subject to certain important exceptions, the terms of certain of PNC’s outstanding capital securities and perpetual trust securities prohibit us from making a liquidation payment with respect to PNC’s preferred stock unless all accrued and unpaid dividends for all completed dividend periods with respect to that capital security or perpetual trust security, as applicable, have been paid.

In addition, PNC has outstanding junior subordinated debentures associated with certain capital securities. The terms of these debentures permit PNC to defer interest payments on the debentures for up to five years. If PNC defers interest payments on these debentures, subject to certain important exceptions, PNC may not make a liquidation payment with respect to any of its preferred stock during the deferral period.

Other Provisions

Redemption by PNC

PNC may redeem the whole or any part of the preferred stock at the times and at the amount for each share set forth in the applicable prospectus supplement.

PNC may acquire preferred stock from time to time at the price or prices that PNC determines. If cumulative dividends, if any, payable for all past quarterly dividends have not been paid, or declared and set apart for payment, in full, PNC may not acquire preferred stock except in accordance with an offer made in writing or by publication to all holders of record of shares of preferred stock.

Subject to certain important exceptions, the terms of certain of PNC’s outstanding capital securities and perpetual trust securities prohibit us from redeeming PNC’s preferred stock unless all accrued and unpaid dividends for all completed dividend periods with respect to that capital security or perpetual trust security, as applicable, have been paid.

In addition, PNC has outstanding junior subordinated debentures associated with certain capital securities. The terms of these debentures permit PNC to defer interest payments on the debentures for up to five years. If PNC defers interest payments on these debentures, subject to certain important exceptions, PNC may not redeem any of its preferred stock during the deferral period.

Redemption of preferred stock is generally subject to prior regulatory approval.

Conversion

The prospectus supplement may set forth the rights, if any, for a holder of preferred stock to convert that preferred stock into common stock or any other class of capital securities of PNC.

Outstanding Preferred Stock

We have five outstanding series of preferred stock, with the following amounts outstanding as of February 16, 2016:

•	615 shares of $1.80 Cumulative Convertible Preferred Stock, Series B, with a per share liquidation preference of $40.00 (“Series B Preferred Stock”) (38,542 authorized),

•	10,000 shares of Fixed-to-Floating Rate Non-Cumulative Perpetual Preferred Stock, Series O, with a per share liquidation preference of $100,000 (“Series O Preferred Stock”) (10,000 authorized),

•	15,000 shares of Fixed-to-Floating Rate Non-Cumulative Perpetual Preferred Stock, Series P, with a per share liquidation preference of $100,000 (“Series P Preferred Stock”) (15,750 authorized),

•	4,800 shares of 5.375% Non-Cumulative Perpetual Preferred Stock, Series Q, with a per share liquidation preference of $100,000 (“Series Q Preferred Stock”) (5,175 authorized), and

•	5,000 shares of Fixed-to-Floating Rate Non-Cumulative Perpetual Preferred Stock, Series R, with a per share liquidation preference of $100,000 (“Series R Preferred Stock”) (5,000 authorized).

As of the date of this prospectus, the following series of preferred stock were authorized for issuance upon the occurrence of certain events:

•

7,500 shares of 7% Non-Cumulative Preferred Stock, Series H, with a per share liquidation preference of $100,000 (“Series H Preferred Stock”) (may be issued in connection with certain events related to our REIT Preferred Securities), and

•

5,000 shares of Fixed-to-Floating Rate Non-Cumulative Perpetual Preferred Stock, Series I, with a per share liquidation preference of $100,000 (“Series I Preferred Stock”) (may be issued in connection with certain events related to our REIT Preferred Securities).

As of the date of this prospectus, the following authorized and issued preferred stock has been redeemed and is no longer outstanding:

•

98,583 shares of $1.80 Cumulative Convertible Preferred Stock, Series A, with a per share liquidation preference of $40.00 (of which all shares were redeemed and restored to the status of authorized but unissued preferred stock),

•

1,433,935 shares of $1.60 Cumulative Convertible Preferred Stock, Series C, with a per share liquidation preference of $20.00 (of which all shares were redeemed and restored to the status of authorized but unissued preferred stock),

•

1,766,140 shares of $1.80 Cumulative Convertible Preferred Stock, Series D, with a per share liquidation preference of $20.00 (of which all shares were redeemed and restored to the status of authorized but unissued preferred stock),

•

338,100 shares of $2.60 Cumulative Nonvoting Preferred Stock, Series E, with a per share liquidation preference of $27.75 (of which all shares were redeemed and restored to the status of authorized but unissued preferred stock),

•

6,000,000 shares of Fixed/Adjustable Rate Noncumulative Preferred Stock, Series F, with a per share liquidation preference of $50.00 (of which all shares were redeemed and restored to the status of authorized but unissued preferred stock),

•

50,000 shares of Fixed-to-Floating Rate Non-Cumulative Perpetual Preferred Stock, Series K, with a per share liquidation preference of $10,000 (“Series K Preferred Stock”) (of which all shares were redeemed and restored to the status of authorized but unissued preferred stock),

•

1,500 shares of 9.875% Fixed-to-Floating Rate Non-Cumulative Preferred Stock, Series L, with a per share liquidation preference of $100,000 (“Series L Preferred Stock”) (of which all shares were redeemed and restored to the status of authorized but unissued preferred stock), and

•

5,001 shares of Non-Cumulative Perpetual Preferred Stock, Series M, with a per share liquidation preference of $100,000 (“Series M Preferred Stock”) (of which all shares were redeemed and restored to the status of authorized but unissued preferred stock).

Additionally, 75,792 shares of Series N Preferred Stock issued under the TARP Capital Purchase Program have been redeemed, the Series G Junior Participating Preferred Stock authorized in connection with our rights plan, which expired on February 28, 2007, was never issued and we have redeemed all of the PNC Preferred Funding Trust III securities that had been exchangeable under certain circumstances into Series J Preferred Stock.

Computershare Trust Company, N.A., Canton, MA, is transfer agent and registrar for all outstanding series of preferred stock.

Summary of Key Terms of Outstanding Preferred Stock

The following is a summary of certain terms of PNC’s outstanding Preferred Stock. To the extent not included in the table, we have also described certain aspects of outstanding Preferred Stock below.

Preferred Series	Annual Dividend Rate	Cumulative Dividend	Conversion Rate	Voting Right (Based on Conversion Rate)	Liquidation Value per Share	Redeemable
B	$1.80	Yes	1 preferred: 8 common	Yes	$40	No
O	(1)	No	None	(1)	$100,000	(1)
P	(1)	No	None	(1)	$100,000	(1)
Q	(1)	No	None	(1)	$100,000	(1)
R	(1)	No	None	(1)	$100,000	(1)

(1)	See discussion of particular terms for this series of preferred stock below.

Series B Preferred Stock

Holders of outstanding Series B Preferred Stock are entitled to cumulative dividends at the annual rate set forth above in the table titled “Summary of Certain Key Terms of Preferred Stock,” which are payable quarterly when and as declared by the board of directors of PNC.

Holders of outstanding Series B Preferred Stock are entitled to a number of votes equal to the number of full shares of common stock into which their preferred stock is convertible. Unless PNC receives the consent of the holders of at least two-thirds of the outstanding shares of preferred stock of all series, it will not:

•	create or increase the authorized number of shares of any class of stock ranking senior to the preferred stock as to dividends or assets, or

•

change the preferences, qualifications, privileges, limitations, restrictions or special or relative rights of the preferred stock in any material respect adverse to the holders of the preferred stock.

Holders of outstanding Series B Preferred Stock currently are entitled to the conversion privileges set forth above in the table titled “Summary of Certain Key Terms of Preferred Stock.” Series B Preferred Stock is convertible into common stock (unless called for redemption and not converted within the time allowed therefor), at any time at the option of the holder. No adjustment will be made for dividends on preferred stock converted or on common stock issuable upon conversion. The conversion rate of Series B Preferred Stock will be adjusted in certain events, including payment of stock dividends on, or splits or combinations of, the common stock or issuance to holders of common stock of rights to purchase common stock at a price per share less than 90% of current market price as defined in the Amended and Restated Articles of Incorporation of PNC. Appropriate adjustments in the conversion provisions also will be made in the event of certain reclassifications, consolidations or mergers or the sale of substantially all of the assets of PNC.

Series B Preferred Stock is currently traded in the over-the-counter market.

Series O, P, Q and R Preferred Stock

Dividends

Dividends on shares of the Series O, P, Q and R Preferred Stock are not mandatory. Holders of Series O, P, Q and R Preferred Stock are entitled to receive, when, as, and if declared by PNC’s board of directors or a duly authorized committee of the board, out of assets legally available for the payment of dividends under Pennsylvania law, non-cumulative cash dividends based on the liquidation preference of such series of preferred stock at a rate equal to:

•

In the case of the Series O Preferred Stock, 6.75% per annum for each semi-annual dividend period from the issue date of the depositary shares to, but excluding, August 1, 2021, payable in arrears on February 1 and August 1 of each year, and three-month LIBOR plus a spread of 3.678% per annum, for each quarterly dividend period from August 1, 2021 through the redemption date of the Series O Preferred Stock, if any, payable in arrears on February 1, May 1, August 1 and November 1 of each year.

•

In the case of the Series P Preferred Stock, 6.125% per annum for each quarterly dividend period from the issue date of the depositary shares to, but excluding, May 1, 2022, and three-month LIBOR plus a spread of 4.0675% per annum, for each quarterly dividend period from May 1, 2022 through the redemption date of the Series P Preferred Stock, if any, payable in arrears on February 1, May 1, August 1 and November 1 of each year.

•

In the case of Series Q Preferred Stock, 5.375% per annum for each quarterly dividend period from the issue date of the depositary shares to the redemption date of the Series Q Preferred Stock, if any, payable in arrears on March 1, June 1, September 1 and December 1 of each year.

•

In the case of the Series R Preferred Stock, 4.850% per annum for each semi-annual dividend period from the issue date of the depositary shares to, but excluding, June 1, 2023, payable in arrears on June 1 and December 1 of each year, and three-month LIBOR plus a spread of 3.04% per annum, for each quarterly dividend period from June 1, 2023 through the redemption date of the Series R Preferred Stock, if any, payable in arrears on March 1, June 1, September 1 and December 1 of each year.

In the event we issue additional shares of any such series of preferred stock after the original issue date, dividends on such shares will accrue from the original issue date of such additional shares.

A dividend period for any such series of preferred stock is the period from and including a dividend payment date to but excluding the next dividend payment date. Dividends payable on any such series of preferred stock for the period in which the interest rate is fixed are computed on the basis of a 360-day year consisting of twelve 30-day months. Dividends payable on any such series of preferred stock for any period in which the interest rate is based on three-month LIBOR will be computed based on the actual number of days in a dividend period and a 360-day year. Dollar amounts resulting from that calculation will be rounded to the nearest cent, with one-half cent being rounded upward. Dividends on any such series of preferred stock will cease to accrue on the redemption date, if any, as described below under “—Redemption,” unless we default in the payment of the redemption price of the shares called for redemption.

Dividends on shares of Series O, Series P, Series Q and Series R Preferred Stock are not cumulative. Accordingly, if the board of directors or a duly authorized committee of the board does not declare a dividend payable in respect of any dividend period before the related dividend payment date, such dividend will not accrue and we will have no obligation to pay a dividend for that dividend period on the dividend payment date or at any future time, whether or not dividends on such series of preferred stock are declared for any future dividend period.

With respect to each of the Series O, Series P, Series Q and Series R Preferred Stock, so long as any share of the series remains outstanding, (1) no dividend will be declared or paid or set aside for payment and no distribution will be declared or made or set aside for payment on any junior stock (other than (i) a dividend payable solely in junior stock or (ii) any dividend in connection with the implementation of a shareholders’ rights plan, or the redemption or repurchase of any rights under any such plan), (2) no shares of junior stock will be repurchased, redeemed or otherwise acquired for consideration by us (other than (i) as a result of a reclassification of junior stock for or into other junior stock, (ii) the exchange or conversion of one share of junior stock for or into another share of junior stock, (iii) through the use of the proceeds of a substantially contemporaneous sale of other shares of junior stock, (iv) purchases, redemptions or other acquisitions of shares of the junior stock in connection with any employment contract, benefit plan or other similar arrangement with or for the benefit of employees, officers, directors or consultants, (v) purchases of shares of junior stock pursuant to a contractually binding requirement to buy junior stock existing prior to the preceding dividend period, including under a contractually binding stock repurchase plan or (vi) the purchase of fractional interests in shares of junior stock pursuant to the conversion or exchange provisions of such stock or the security being converted or exchanged) nor will any monies be paid to or made available for a sinking fund for the redemption of any such securities by us and (3) no shares of parity stock will be repurchased, redeemed or otherwise acquired for consideration by us otherwise than pursuant to pro rata offers to purchase all, or a pro rata portion, of the applicable series of preferred stock and such parity stock except by conversion into or exchange for junior stock, during a dividend period, unless, in each case, the full dividends for the preceding dividend period on all outstanding shares of Series O, Series P, Series Q and Series R Preferred Stock, as applicable, have been declared and paid or declared and a sum sufficient for the payment thereof has been set aside.

As used in this description, “junior stock” means PNC’s common stock and any other class or series of stock of PNC hereafter authorized over which the Series O, Series P, Series Q and Series R Preferred Stock, as applicable, has preference or priority in the payment of dividends or in the distribution of assets on any liquidation, dissolution or winding up of PNC.

When dividends are not paid in full upon the shares of Series O, Series P, Series Q or Series R Preferred Stock, as applicable, and any parity stock, all dividends declared upon shares of the applicable series and any parity stock will be declared on a proportional basis so that the amount of dividends declared per share will bear to each other the same ratio that accrued dividends for the then-current dividend period per share on the applicable series of preferred stock, and accrued dividends, including any accumulations, on any parity stock, bear to each other.

As used in this description, “parity stock” means any other class or series of stock of PNC that ranks on a parity with the Series O, Series P, Series Q or Series R Preferred Stock, as applicable, in the payment of dividends and in the distribution of assets on any liquidation, dissolution or winding up of PNC. The following series of preferred stock are considered parity stock: Series B, Series O, Series P, Series Q and Series R and would include Series H Preferred Stock and Series I Preferred Stock, if issued.

Dividends on the Series Q and Series R Preferred Stock shall not be declared, paid or set aside for payment to the extent such act would cause PNC to fail to comply with the laws and regulations applicable to them, including applicable capital adequacy guidelines.

Subject to the foregoing, and not otherwise, dividends (payable in cash, stock or otherwise), as may be determined by PNC’s board of directors or a duly authorized committee of the board, may be declared and paid on PNC’s common stock and any other stock ranking equally with or junior to any of the Series O, Series P, Series Q or Series R Preferred Stock from time to time out of any assets legally available for such payment, and the holders of Series O, Series P, Series Q or Series R Preferred Stock shall not be entitled to participate in any such dividend.

Voting Rights

Except as described above under ‘Terms of Preferred Stock—Voting,” or otherwise in this prospectus or in the applicable prospectus supplement, or as required by applicable law, holders of the Series O, Series P, Series Q or Series R Preferred Stock have no voting rights.

So long as any shares of the Series O, Series P, Series Q or Series R Preferred Stock remain outstanding, the affirmative vote or consent of the holders of at least two-thirds of all outstanding shares of the series, voting separately as a class, shall be required to:

•

authorize or increase the authorized amount of, or to issue shares of, any class or series of stock ranking senior to the applicable series of preferred stock with respect to dividends or the distribution of assets upon liquidation, dissolutions or winding up of PNC,

•

authorize any obligation or security convertible into or evidencing the right to purchase, any class or series of stock ranking senior to the applicable series of preferred stock, with respect to payment of dividends or the distribution of assets upon liquidation, dissolution or winding up of PNC,

•

amend the provisions of PNC’s Amended and Restated Articles of Incorporation so as to adversely affect the powers, preferences, privileges or rights of the such series of preferred stock, taken as a whole, or

•

consolidate with or merge into any other corporation unless the shares of such series outstanding at the time of such consolidation or merger or sale are converted into or exchanged for preference securities having such rights, privileges and voting powers, taken as a whole, as are not materially less favorable to the holders thereof than those of the series of preferred stock currently held by the holders, taken as a whole.

The foregoing voting provisions will not apply if, at or prior to the time when the act with respect to which such vote would otherwise be required shall be effected, all outstanding shares of Series O, Series P, Series Q or Series R Preferred Stock, as applicable, have been redeemed or called for redemption upon proper notice and sufficient funds shall have been set aside by us for the benefit of the holders to effect such redemption.

Redemption

The Series O, Series P, Series Q and Series R Preferred Stock are not subject to any mandatory redemption, sinking fund or other similar provisions. Holders have no right to require the redemption or repurchase of the Series O, Series P, Series Q or Series R Preferred Stock (or any depositary shares representing such series of preferred stock).

The Series O Preferred Stock is redeemable at our option, in whole or part, on any dividend payment date on or after August 1, 2021, at a redemption price equal to $100,000 per share (equivalent to $1,000 per depositary share), plus any declared and unpaid dividends, without accumulation of any undeclared dividends.

The Series P Preferred Stock is redeemable at our option, in whole or in part, from time to time, on any dividend payment date on or after May 1, 2022, at a redemption price equal to $100,000 per share (equivalent to $25.00 per depositary share), plus any declared and unpaid dividends, without accumulation of any undeclared dividends.

The Series Q Preferred Stock is redeemable at our option, in whole or in part, from time to time, on any dividend payment date on or after December 1, 2017, at a redemption price equal to $100,000 per share (equivalent to $25.00 per depositary share), plus any declared and unpaid dividends, without accumulation of any undeclared dividends.

The Series R Preferred Stock is redeemable at our option, in whole or in part, from time to time, on any dividend payment date on or after June 1, 2023, at a redemption price equal to $100,000 per share (equivalent to $1,000 per depositary share), plus any declared and unpaid dividends, without accumulation of any undeclared dividends.

We may redeem shares of the Series O, Series P, Series Q or Series R Preferred Stock at any time within 90 days following a regulatory capital treatment event, in whole but not part, at a redemption price equal to $100,000 per share of preferred stock (equivalent to $1,000 per depositary share in the case of the Series O and Series R Preferred Stock and $25.00 per depositary share in the case of the Series P and Series Q Preferred Stock), plus any declared and unpaid dividends and any accrued and unpaid dividends on the shares of preferred stock called for redemption up to the redemption date. A “regulatory capital treatment event” means the good faith determination by PNC that, as a result of (i) any amendment to, or change in, the laws or regulations of the United States or any political subdivision of or in the United States that is enacted or becomes effective after the initial issuance of any share of the applicable series of preferred stock; (ii) any proposed change in those laws or regulations that is announced after the initial issuance of any share of the applicable series of preferred stock; or (iii) any official administrative decision or judicial decision or administrative action or other official pronouncement interpreting or applying those laws or regulations that is announced after the initial issuance of any share of the applicable series of preferred stock, there is more than an insubstantial risk that PNC will not be entitled to treat the full liquidation value of the shares of the applicable series of preferred stock then outstanding as “Tier 1 Capital” (or its equivalent) for purposes of the capital adequacy guidelines of Federal Reserve Regulation Y (or, as and if applicable, the capital adequacy guidelines or regulations of any successor appropriate federal banking agency), as then in effect and applicable, for as long as any share of the applicable series of preferred stock is outstanding.

Redemption of the applicable series of preferred stock is subject to our receipt of any required prior approvals from the Federal Reserve and to the satisfaction of any conditions set forth in the capital guidelines of the Federal Reserve applicable to the redemption of the applicable series of preferred stock.

Listing

The Series O and Series R Preferred Stock are currently traded in the over-the-counter market. Series P Preferred Stock and Series Q Preferred Stock are listed on the New York Stock Exchange under the symbols “PNCPRP” and “PNCPRQ,” respectively.

Preferred Stock Authorized but Not Yet Outstanding

PNC has authorized Series H and I Preferred Stock that will be issued by PNC upon the direction by the United States Office of the Comptroller of the Currency (or any successor United States federal bank regulatory authority that is the primary supervisory agency for PNC Bank) (the “OCC”) to exchange the Series A Preferred Stock of PNC REIT Corp. or the Fixed-to-Floating Rate Non-cumulative Exchangeable Perpetual Trust Securities, liquidation preference $100,000 per security of PNC Preferred Funding Trust II, on a share-for-share basis, for the Series H Preferred Stock and the Series I Preferred Stock, respectively, in connection with the occurrence of certain events of undercapitalization or receivership of PNC Bank. Terms of the Series H and I Preferred Stock are included in PNC’s Amended and Restated Articles of Incorporation.

DESCRIPTION OF DEPOSITARY SHARES

PNC may, at its option, elect to offer fractional interests in the preferred stock, rather than whole shares of preferred stock. If PNC does, PNC will provide for the issuance by a depositary to the public of receipts for depositary shares, and each of these depositary shares will represent a fraction of a share of a particular series of the preferred stock. We will specify that fraction in the prospectus supplement.

The shares of any series of the preferred stock underlying the depositary shares will be deposited under a deposit agreement between PNC and a depositary selected by PNC. The depositary will be a bank or trust company and will have its principal office in the United States and a combined capital and surplus of at least $50,000,000. The prospectus supplement relating to a series of depositary shares will set forth the name and address of the depositary. Subject to the terms of the deposit agreement, each owner of a depositary share will be entitled, in proportion to the applicable fractional interest in a share of preferred stock underlying that depositary share, to all the rights and preferences of the preferred stock underlying that depositary share. Those rights include dividend, voting, redemption, conversion and liquidation rights.

The depositary shares will be evidenced by depositary receipts issued under the deposit agreement. If you purchase the fractional shares in the preferred stock underlying the depositary shares, you will receive depositary receipts as described in the applicable prospectus supplement.

Dividends and Other Distributions

The depositary will distribute all cash dividends or other cash distributions received in respect of the preferred stock to the record holders of related depositary shares in proportion to the number of depositary shares owned by those holders.

If PNC makes a distribution other than in cash, the depositary will distribute property received by it to the record holders of depositary shares that are entitled to receive the distribution, unless the depositary determines that it is not feasible to make the distribution. If this occurs, the depositary may, with the approval of PNC, sell the property and distribute the net proceeds from the sale to the applicable holders.

Redemption of Depositary Shares

Whenever PNC redeems shares of preferred stock that are held by the depositary, the depositary will redeem, as of the same redemption date, the number of depositary shares representing the shares of preferred stock so redeemed. The redemption price per depositary share will be equal to the applicable fraction of the redemption price per share payable with respect to that series of the preferred stock. If fewer than all the depositary shares are to be redeemed, the depositary will select the depositary shares to be redeemed by lot or pro rata as may be determined by the depositary.

Depositary shares called for redemption will no longer be outstanding after the applicable redemption date, and all rights of the holders of these depositary shares will cease, except the right to receive any money or other property upon surrender to the depositary of the depositary receipts evidencing those depositary shares.

Voting the Preferred Stock

Upon receipt of notice of any meeting at which the holders of preferred stock are entitled to vote, the depositary will mail the information contained in the notice of meeting to the record holders of the depositary shares underlying that preferred stock. Each record holder of those depositary shares on the record date (which will be the same date as the record date for the preferred stock) will be entitled to instruct the depositary as to the exercise of the voting rights pertaining to the amount of preferred stock underlying that holder’s depositary shares. The depositary will try, insofar as practicable, to vote the number of shares of preferred stock underlying those depositary shares in accordance with those instructions, and PNC will agree to take all action which the depositary deems necessary in order to enable the depositary to do so. The depositary will not vote the shares of preferred stock to the extent it does not receive specific instructions from the holders of depositary shares underlying the preferred stock.

Conversion of Preferred Stock

If a series of the preferred stock underlying the depositary shares is convertible into shares of PNC’s common stock or any other class of capital securities of PNC, PNC will accept the delivery of depositary receipts to convert the preferred stock using the same procedures as those for delivery of certificates for the preferred stock. If the depositary shares represented by a depositary receipt are to be converted in part only, the depositary will issue a new depositary receipt or depositary receipts for the depositary shares not to be converted.

Amendment and Termination of the Deposit Agreement

PNC and the depositary may amend the form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement at any time. However, any amendment that materially and adversely alters the rights of the holders of depositary shares will not be effective unless the amendment has been approved by the holders of at least a majority of the depositary shares then outstanding. PNC or the depositary may terminate the deposit agreement only if (i) all outstanding depositary shares have been redeemed or (ii) there has been a final distribution of the underlying preferred stock in connection with any liquidation, dissolution or winding up of PNC.

Charges of Depositary

PNC will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. PNC will also pay charges of the depositary in connection with the initial deposit of the preferred stock and any redemption of the preferred stock. Holders of depositary shares will pay other transfer and other taxes and governmental charges and such other charges as are expressly provided in the deposit agreement to be for their accounts.

Resignation and Removal of Depositary

The depositary may resign at any time by delivering to PNC notice of its election to do so. PNC may remove the depositary at any time. Any such resignation or removal will take effect only upon the appointment of a successor depositary and its acceptance of its appointment. The successor depositary must be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $50,000,000.

Miscellaneous

The depositary will forward to the holders of depositary shares all reports and communications from PNC that PNC delivers to the depositary and that PNC is required to furnish to the holders of the preferred stock.

Neither the depositary nor PNC will be liable if it is prevented or delayed by law or any circumstance beyond its control in performing its obligations under the deposit agreement. The obligations of PNC and the depositary under the deposit agreement will be limited to performance in good faith of their respective duties under the deposit agreement. They will not be obligated to prosecute or defend any legal proceeding relating to any depositary shares or preferred stock unless satisfactory indemnity is furnished. They may rely upon written advice of counsel or accountants, or upon information provided by holders of depositary shares or other persons they believe to be competent and on documents they believe to be genuine. The depositary may rely on information provided by PNC.

DESCRIPTION OF PURCHASE CONTRACTS

PNC may issue purchase contracts, including purchase contracts issued as part of a unit with one or more other securities, for the purchase or sale of:

•	our debt securities, common stock, preferred stock or depositary shares, and

•	securities of an entity not affiliated with us, a basket of those securities, an index or indices of those securities or any combination of the above.

The price of our debt securities or price per share of common stock, preferred stock or depositary shares, as applicable, may be fixed at the time the purchase contracts are issued or may be determined by reference to a specific formula contained in the purchase contracts. We may issue purchase contracts in such amounts and in as many distinct series as we wish.

The applicable prospectus supplement may contain, where applicable, the following information about the purchase contracts issued under it:

•

whether the purchase contracts obligate the holder to purchase or sell, or both purchase and sell, our debt securities, common stock, preferred stock or depositary shares, as applicable, and the nature and amount of each of those securities, or method of determining those amounts,

•	whether the purchase contracts are to be prepaid or not,

•	whether the purchase contracts are to be settled by delivery, or by reference or linkage to the value, performance or level of PNC’s common stock or preferred stock,

•	any acceleration, cancellation, termination or other provisions relating to the settlement of the purchase contracts,

•	United States federal income tax considerations relevant to the purchase contracts, and

•	whether the purchase contracts will be issued in fully registered or global form.

The applicable prospectus supplement will describe the terms of any purchase contracts. The preceding description and any description of purchase contracts in the applicable prospectus supplement does not purport to be complete and is subject to and is qualified in its entirety by reference to the purchase contract agreement and, if applicable, collateral arrangements and depositary arrangements relating to such purchase contracts.

DESCRIPTION OF UNITS

PNC may issue units comprised of one or more of the other securities described in this prospectus in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.

The applicable prospectus supplement may describe:

•	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately,

•	any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units,

•	the terms of the unit agreement governing the units,

•	United States federal income tax considerations relevant to the units, and

•	whether the units will be issued in fully registered or global form.

The preceding description and any description of units in the applicable prospectus supplement does not purport to be complete and is subject to and is qualified in its entirety by reference to the unit agreement and, if applicable, collateral arrangements and depositary arrangements relating to such units.

DESCRIPTION OF WARRANTS

PNC may issue warrants to purchase debt securities, common stock, preferred stock or depositary shares. We may issue warrants independently of or together with any other securities, and the warrants may be attached to or separate from such securities. We will issue each series of warrants under a separate warrant agreement to be entered into between us and a warrant agent. The warrant agent will act solely as our agent in connection with the warrant of such series and will not assume any obligation or relationship of agency for or with holders or beneficial owners of warrants. The following sets forth certain general terms and provisions of the warrants that we may offer. Further terms of the warrants and the applicable warrant agreement will be set forth in the applicable prospectus supplement.

Debt Warrants

The applicable prospectus supplement will describe the terms of any debt warrants, including the following:

•	the title of the debt warrants,

•	the offering price for the debt warrants, if any,

•	the aggregate number of the debt warrants,

•	the designation and terms of the debt securities purchasable upon exercise of the debt warrants,

•	if applicable, the designation and terms of the securities with which the debt warrants are issued and the number of debt warrants issued with each of these securities,

•	if applicable, the date after which the debt warrants and any securities issued with the warrants will be separately transferable,

•	the principal amount of debt securities purchasable upon exercise of a debt warrant and the purchase price,

•	the dates on which the right to exercise the debt warrants begins and expires,

•	if applicable, the minimum or maximum amount of the debt warrants that may be exercised at any one time,

•	whether the debt warrants represented by the debt warrant certificates or debt securities that may be issued upon exercise of the debt warrants will be issued in registered or bearer form,

•	information with respect to any book-entry procedures,

•	the currency, currencies or currency units in which the offering price, if any, and the exercise price are payable,

•	if applicable, a discussion of certain United States federal income tax considerations,

•	any antidilution provisions of the debt warrants,

•	any redemption or call provisions applicable to the debt warrants, and

•	any additional terms of the debt warrants, including terms, procedures and limitations relating to the exchange and exercise of the debt warrants.

Stock Warrants

The applicable prospectus supplement will describe the terms of any stock warrants, including the following:

•	the title of the stock warrants,

•	the offering price of the stock warrants,

•	the aggregate number of the stock warrants,

•	the designation and terms of the common stock, preferred stock or depositary shares that are purchasable upon exercise of the stock warrants,

•	if applicable, the designation and terms of the securities with which the stock warrants are issued and the number of such stock warrants issued with each such security,

•	if applicable, the date after which the stock warrants and any securities issued with the warrants will be separately transferable,

•	the number of shares of common stock, preferred stock or depositary shares purchasable upon exercise of a stock warrant and the purchase price,

•	the dates on which the right to exercise the stock warrants begins and expires,

•	if applicable, the minimum or maximum amount of the stock warrants which may be exercised at any one time,

•	the currency, currencies or currency units in which the offering price, if, any, and the exercise price are payable,

•	if applicable, a discussion of certain United States federal income tax considerations,

•	any antidilution provisions of the stock warrants,

•	any redemption or call provisions applicable to the stock warrants, and

•	any additional terms of the stock warrants, including terms, procedures and limitations relating to the exchange and exercise of the stock warrants.

GLOBAL SECURITIES

Unless we specify otherwise in the applicable supplement, we will issue securities in registered and not bearer form. This means that our obligation runs to the holder of the security named on the face of the security. Each security in registered form will be represented either by a certificate issued in definitive form to a particular investor or by one or more global securities representing the entire issuance of securities.

We refer to those persons who have securities registered in their own names, on the books that we, the trustee or an agent maintain for this purpose, as the “holders” of those securities. These persons are the legal holders of the securities. We refer to those who, indirectly through others, own beneficial interests in securities that are not registered in their own names as indirect owners of those securities. As we discuss below, indirect owners are not legal holders, and investors in securities issued in global or book-entry form or in street name will be indirect owners.

Book-Entry Only Issuance

Unless we specify otherwise in the applicable supplement, we will issue each security in global or book-entry form. This means that we will not issue actual securities to investors. Instead, we will issue global securities in registered form representing the entire issuance of securities. Each global security will be registered in the name of a financial institution or clearing system that holds the global security as depositary on behalf of other financial institutions that participate in that depositary’s book-entry system. These participating institutions, in turn, hold beneficial interests in the global securities on behalf of themselves or their customers.

Because securities issued in global form are registered in the name of the depositary, we will recognize only the depositary as the holder of the securities. This means that we will make all payments on the securities to the depositary. The depositary passes along the payments it receives from us to its participants, which in turn pass the payments along to their customers who are the beneficial owners. The depositary and its participants are not obligated to pass these payments along under the terms of the securities. Instead, they do so under agreements they have made with one another or with their customers.

As a result, investors will not own securities issued in book-entry form directly. Instead, they will own beneficial interests in a global security, through a bank, broker, or other financial institution that participates in the depositary’s book-entry system or holds an interest through a participant in the depositary’s book-entry system. As long as the securities are issued in global form, investors will be indirect owners, and not holders, of the securities. The depositary will not have knowledge of the actual beneficial owners of the securities.

Book-Entry System

The securities depositary will be The Depository Trust Company, New York, NY, known as DTC, unless otherwise identified in the prospectus supplement relating to the securities. If DTC is the depositary for an issuance of securities, the issuance will be issued as fully-registered securities registered in the name of Cede & Co. (DTC’s partnership nominee) or such other name as may be requested by an authorized representative of DTC. One fully registered security certificate will be issued for each issue of securities, each in the aggregate principal amount of such issue, and will be deposited with DTC. If, however, the aggregate amount of any issue exceeds $500 million, one certificate will be issued with respect to each $500 million of issue and an additional certificate will be issued with respect to any remaining amount of such issue.

If so stated in the relevant prospectus supplement, investors may elect to hold their interest in the global securities through either DTC, Clearstream Banking, société anonyme (“Clearstream”) or Euroclear Bank S.A./N.V. (“Euroclear”) if they are participants in these systems, or indirectly through organizations which are participants in these systems. Clearstream and Euroclear in turn will hold interests in such global securities as participants on the books of DTC.

DTC has advised us that it is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934. DTC holds and provides asset servicing for issues of U.S. and non-U.S. equity issues, corporate and municipal debt issues, and money market instruments that DTC’s participants (“direct participants”) deposit with DTC. Direct participants include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations. Access to the DTC system is also available to others such as both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, and clearing corporations that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly (“indirect participants”).

Clearstream is incorporated under the laws of Luxembourg as a professional depositary. Clearstream holds securities for its participants and facilitates the clearance and settlement of securities transactions between its participants through electronic book-entry transfers between their accounts. Clearstream provides its participants with, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic securities markets in several countries through established depository and custodial relationships. As a professional depositary, Clearstream is subject to regulation by the Luxembourg Commission for the Supervision of the Financial Sector, also known as the Commission de Surveillance du Secteur Financier. Clearstream participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and other organizations. Clearstream’s participants in the U.S. are limited to securities brokers and dealers and banks. Indirect access to Clearstream is also available to other institutions such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with Clearstream participants. Distributions with respect to interests in global securities held through Clearstream will be credited to cash accounts of its customers in accordance with its rules and procedures, to the extent received by the U.S. depositary for Clearstream.

Euroclear was created in 1968 to hold securities for its participants and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Euroclear provides various other services, including securities lending and borrowing, and interfaces with domestic markets in several countries. Euroclear is operated by Euroclear Bank S.A./N.V. (the “Euroclear operator”) under contract with Euroclear plc, a U.K. corporation. Euroclear participants include banks, including central banks, securities brokers and dealers and other professional financial intermediaries. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly.

Purchases of the securities under the DTC system must be made by or through direct participants, which will receive a credit for the securities on DTC’s records. The ownership interest of each actual purchaser of each security, the beneficial owner, is in turn to be recorded on the direct and indirect participants’ records. Beneficial owners will not receive written confirmation from DTC of their purchase. A beneficial owner, however, is expected to receive written confirmations providing details of the transaction, as well as periodic statements of its holdings, from the direct or indirect participant through which the beneficial owner entered into the transaction. Transfers of ownership interests in the securities are to be accomplished by entries made on the books of direct and indirect participants acting on behalf of beneficial owners. Beneficial owners will not receive certificates representing their ownership interests in the securities, except if the use of the book-entry system for the securities is discontinued.

The deposit of global securities with DTC and their registration in the name of Cede & Co. or such other nominee do not effect any change in beneficial ownership. DTC has no knowledge of the actual beneficial owners of the global securities; DTC’s records reflect only the identity of the direct participants to whose accounts global securities are credited, which may or may not be the beneficial owners. The direct participants and indirect participants will remain responsible for keeping account of their holdings on behalf of their customers.

Conveyance of notices and other communications by DTC to direct participants, by direct participants to indirect participants and by direct participants and indirect participants to beneficial owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

To the extent any issuance of securities is redeemable, we will send redemption notices to DTC. If less than all of the securities within an issue are being redeemed, DTC’s practice is to determine by lot the amount of the interest of each direct participant in such issue to be redeemed. The applicable prospectus supplement for an issuance of securities will indicate whether such issue is redeemable.

None of DTC, Cede & Co., or any other DTC nominee will consent or vote with respect to the securities unless authorized by a direct participant in accordance with DTC’s MMI procedures. Under its usual procedures, DTC mails an omnibus proxy to us as soon as possible after the record date. The omnibus proxy assigns Cede & Co.’s consenting or voting rights to those direct participants to whose accounts the securities are credited on the record date (identified in a listing attached to the omnibus proxy).

A beneficial owner must give any required notice of its election to have its securities repurchased through the participant through which it holds its beneficial interest in the security to the applicable trustee or tender agent. The beneficial owner shall effect delivery of its securities by causing the direct participant to transfer its interest in the securities on DTC’s records. The requirement for physical delivery of securities in connection with an optional tender or a mandatory purchase will be deemed satisfied when the ownership rights in the securities are transferred by the direct participant on DTC’s records and followed by a book-entry credit of tendered securities to the applicable trustee or agent’s DTC account.

Redemption proceeds, distributions, and dividend payments on the global securities will be made to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC. DTC’s practice is to credit direct participants’ accounts, upon DTC’s receipt of funds and corresponding detail information from the issuer or agent, on the payable date in accordance with their respective holdings shown on DTC’s records. Payments by participants to beneficial owners will be governed by standing instructions and customary practices, as in the case of securities held for the accounts of customers in bearer form or registered in “street name.” These payments will be the responsibility of such participant and not DTC, PNC or any agent thereof, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of redemption proceeds, distributions, and dividend payments to Cede & Co. (or such other nominee as may be requested by an authorized representative of DTC) will be the responsibility of PNC or its agent. Disbursement of such payments to direct participants will be the responsibility of DTC, and disbursement of such payments to beneficial owners will be the responsibility of direct participants and indirect participants. None of PNC, any trustee or agent, or the registrar for the securities will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of the global security or global securities for any series of securities or for maintaining, supervising or reviewing any records relating to such beneficial interests.

DTC may discontinue providing its services as depositary with respect to any securities at any time by giving reasonable notice to issuer or its agent. Under such circumstances, in the event that a successor depositary is not obtained, security certificates will be printed and delivered to DTC. In addition, an issuer may decide to discontinue use of the system of book-entry-only transfers through DTC (or a successor securities depositary). In that event, security certificates are required to be printed and delivered.

Neither we nor the principal paying agent will have any responsibility or liability for any aspect of the records relating to or payments made on account of securities by DTC, Clearstream or Euroclear, or for maintaining, supervising or reviewing any records of those organizations relating to the securities.

We have provided the descriptions of the operations and procedures of DTC, Clearstream and Euroclear solely as a matter of convenience. The information in this section has been obtained from sources that we believe to be reliable, but we take no responsibility for its accuracy. The depositaries may change or discontinue the foregoing procedures at any time.

PLAN OF DISTRIBUTION

These securities may be distributed under this prospectus from time to time in one or more transactions:

•	at a fixed price or prices, which may be changed,

•	at market prices prevailing at the time of sale,

•	at prices related to prevailing market prices, or

•	at negotiated prices.

Each time we sell securities, we will describe the method of distribution of the securities in the applicable prospectus supplement.

PNC may offer and sell debt securities, common stock, preferred stock, depositary shares, purchase contracts, units and warrants being offered by use of this prospectus:

•	through underwriters,

•	through dealers,

•	through agents,

•	directly to purchasers,

•	through or in connection with hedging transactions, or

•	through any combination of such methods of sale.

In addition, we may issue securities as a dividend or distribution, in a subscription rights offering to our existing holders or in exchange for outstanding securities. Each time we sell securities, we will provide a prospectus supplement that will name any underwriter, dealer or agent involved in the offer and sale of the securities. The prospectus supplement will also set forth the terms of the offering, including the purchase price of the securities and the proceeds we will receive from the sale of the securities, any underwriting discounts and other items constituting underwriters’ compensation related to the offering, public offering or purchase price and any discounts or commissions allowed or paid to dealers, any commissions allowed or paid to agents and any securities exchanges on which the securities may be listed.

Distribution Through Underwriters

We may offer and sell securities from time to time to one or more underwriters who would purchase the securities as principal for resale to the public, either on a firm commitment or best efforts basis. If the securities are sold to underwriters, we will execute an underwriting agreement with them at the time of the sale and we will name them in the applicable prospectus supplement. In connection with these sales, the underwriters will receive compensation in the form of underwriting commissions, which will be paid by us. The underwriters also may receive commissions from purchasers of securities for whom they may act as agent. Unless we specify otherwise in the applicable prospectus supplement, the underwriters will not be obligated to purchase the securities unless the conditions set forth in the underwriting agreement are satisfied, and if the underwriters purchase any of the securities, they will be required to purchase all of the offered securities. The underwriters may acquire the securities for their own account and may resell the securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or varying prices determined at the time of sale. The underwriters may sell the offered securities to or through dealers, and those dealers may receive discounts, concessions, or commissions from the underwriters as well as from the purchasers for whom they may act as agent. Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

Distribution Through Dealers

We may offer and sell securities from time to time to one or more dealers who would purchase the securities as principal. The dealers then may resell the offered securities to the public at fixed or varying prices to be determined by the dealers at the time of resale. We will set forth the names of the dealers and the terms of the transaction in the applicable prospectus supplement.

Distribution Through Agents

We may offer and sell securities on a continuous basis through agents that become parties to an underwriting or distribution agreement. We will name any agent involved in the offer and sale and describe any commissions payable by us in the applicable prospectus supplement. Unless we specify otherwise in the applicable prospectus supplement, the agent will be acting on a best efforts basis during the appointment period.

Direct Sales

We may sell directly to, and solicit offers from, institutional investors or others who may be deemed to be underwriters, as defined in the Securities Act of 1933, for any resale of the securities. We will describe the terms of any sales of this kind in the prospectus supplement relating to the offer.

At-the-Market Offerings

To the extent that we make sales to or through one or more underwriters or agents in at-the-market offerings, we will do so pursuant to the terms of a distribution agreement between us and the underwriters or agents. If we engage in at-the-market sales pursuant to a distribution agreement, we will issue and sell shares of PNC’s common stock to or through one or more underwriters or agents, which may act on an agency basis or on a principal basis. During the term of any such agreement, we may sell shares on a daily basis in exchange transactions or otherwise as we agree with the underwriters or agents. The distribution agreement will provide that any shares of PNC’s common stock sold will be sold at prices related to the then prevailing market prices for PNC’s common stock. Therefore, exact figures regarding proceeds that will be raised or commissions to be paid cannot be determined at this time and will be described in a prospectus supplement. Pursuant to the terms of the distribution agreement, we also may agree to sell, and the relevant underwriters or agents may agree to solicit offers to purchase, blocks of PNC’s common stock or other securities. The terms of each such distribution agreement will be set forth in more detail in a prospectus supplement to this prospectus. In the event that any underwriter or agent acts as principal, or broker-dealer acts as underwriter, it may engage in certain transactions that stabilize, maintain or otherwise affect the price of our securities. We will describe any such activities in the applicable prospectus supplement.

Selling Security Holders

If any securities are sold pursuant to this prospectus by any persons other than us, we will, in a prospectus supplement, name the selling security holder and provide the information required under the Securities Act, including the name of the selling security holder, the security or securities to be offered and sold, and information about any underwriters or agents, including commissions that we or the selling security holder must pay.

General

In connection with offerings made through underwriters or agents, we may enter into agreements with such underwriters or agents pursuant to which we receive our outstanding securities in consideration for the securities being offered to the public for cash. In connection with these arrangements, the underwriters or agents may also sell securities covered by this prospectus to hedge their positions in these outstanding securities, including in short sale transactions. If so, the underwriters or agents may use the securities received from us under these arrangements to close out any related open borrowings of securities.

We may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and will be identified in the applicable prospectus supplement (or a post-effective amendment).

We may loan or pledge securities to a financial institution or other third party that in turn may sell the securities using this prospectus. Such financial institution or third party may transfer its short position to investors in our securities or in connection with a simultaneous offering of other securities offered by this prospectus.

Securities may be offered and sold, if so indicated in the applicable prospectus supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more firms, which we refer to herein as the “remarketing firms,” acting as principals for their own accounts, for the account of holders of the securities, or as our agent. Any remarketing firm will be identified and the terms of its agreement, if any, with us will be described in the applicable prospectus supplement. Remarketing firms may be deemed to be underwriters, as that term is defined in the Securities Act of 1933, in connection with the securities remarketed thereby.

If indicated in the applicable prospectus supplement, we will authorize underwriters, dealers or agents to solicit offers by certain institutional investors to purchase securities from us pursuant to contracts providing for payment and delivery at a future date. In all cases, these purchasers must be approved by us. Unless otherwise set forth in the applicable prospectus supplement, the obligations of any purchaser under any of these contracts will not be subject to any conditions except that (a) the purchase of the securities must not at the time of delivery be prohibited under the laws of any jurisdiction to which that purchaser is subject and (b) if the securities are also being sold to underwriters, we must have sold to these underwriters the securities not subject to delayed delivery. Underwriters and other agents will not have any responsibility in respect of the validity or performance of these contracts.

Underwriters, dealers, agents and other persons may be entitled under agreements which may be entered into with us to indemnification against and contribution toward certain civil liabilities, including liabilities under the Securities Act of 1933 and to be reimbursed by us for certain expenses.

Subject to any restrictions relating to debt securities in bearer form, any securities initially sold outside the United States may be resold in the United States through underwriters, dealers or otherwise.

Each series of securities other than common stock will be new issue of securities with no established trading market. Any underwriters to whom offered securities are sold by us for public offering and sale may make a market in such securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time.

The anticipated date of delivery of the securities offered by this prospectus will be described in the applicable prospectus supplement. The securities offered by this prospectus may or may not be listed on a national securities exchange or a foreign securities exchange. No assurance can be given as to the liquidity or activity of any trading in the offered securities.

In connection with an underwritten offering, the underwriters may engage in over-allotment, stabilizing transactions and syndicate covering transactions in accordance with Regulation M under the Securities Exchange Act of 1934. Over-allotment involves sales in excess of the offering size, which creates a short position for the underwriters. The underwriters may enter bids for, and purchase, securities in the open market in order to stabilize the price of the securities. Syndicate covering transactions involve purchases of the securities in the open market after the distribution has been completed in order to cover short positions. In addition, the underwriting syndicate may reclaim selling concessions allowed to an underwriter or a dealer for distributing the securities in the offering if the syndicate repurchases previously distributed securities in transactions to cover syndicate short positions, in stabilization transactions, or otherwise. These activities may cause the price of the securities to be higher than it would otherwise be. Those activities, if commenced, may be discontinued at any time.

Following the initial distribution of an offering of securities, our affiliates, including PNC Capital Markets LLC and other affiliates may use this prospectus in connection with offers and sales of the senior notes in the secondary market. These affiliates may act as principal or agent in those transactions. Secondary market sales will be made at prices related to market prices at the time of sale.

Although we expect that delivery of securities generally will be made against payment on the third business day following the date of any contract for sale, we may specify a longer settlement cycle in the applicable prospectus supplement. Under Rule 15c6-1 of the Securities Exchange Act of 1934, trades in the secondary market generally are required to settle in three business days, unless the parties to a trade expressly agree otherwise. Accordingly, if we have specified a longer settlement cycle in the applicable prospectus supplement for an offering of securities, purchasers who wish to trade those securities on the date of the contract for sale, or on one or more of the next succeeding business days as we will specify in the applicable prospectus supplement, will be required, by virtue of the fact that those securities will settle in more than T+3, to specify an alternative settlement cycle at the time of the trade to prevent a failed settlement and should consult their own advisors in connection with that election.

The underwriters, agents, and their affiliates may engage in financial or other business transactions with us and our subsidiaries in the ordinary course of business.

Conflicts of Interest

PNC Capital Markets LLC, a member of the Financial Industry Regulatory Authority (“FINRA”), is an affiliate of PNC. The distribution arrangements for any offering in which PNC Capital Markets LLC participates will comply with the requirements of FINRA Rule 5121regarding a FINRA member firm’s participation in the distribution of securities of an affiliate. In accordance with Rule 5121, PNC Capital Markets LLC may not make sales in such offering to any discretionary account without the prior approval of the customer.

LEGAL OPINIONS

Unless we specify otherwise in the applicable prospectus supplement, the validity of the securities will be passed upon for us by Christi Davis, Senior Counsel and Corporate Secretary of PNC. Ms. Davis beneficially owns, or has the right to acquire, an aggregate of less than 1% of PNC’s common stock. If the securities are being distributed in an underwritten offering, the validity of the securities will be passed upon for the underwriters by counsel identified in the applicable prospectus supplement.

EXPERTS

The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control Over Financial Reporting) incorporated in this Prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2015, have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

The consolidated financial statements of BlackRock, Inc. for the year-ended December 31, 2015 incorporated in this Prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2015, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference. Such financial statements have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

The PNC Financial Services Group, Inc.

525,000 Depositary Shares

Prospectus Supplement

Joint Book-Running Managers

J.P. Morgan	Citigroup	Morgan Stanley	PNC Capital Markets LLC

October 27, 2016